Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-276892

PROSPECTUS SUPPLEMENT
(to Prospectus dated April 5, 2024)

10,352,100 Shares of Common Stock
The India Fund, Inc.

Issuable Upon the Exercise of
Subscription Rights to Acquire Shares of Common Stock

The India Fund, Inc. (the "Fund") is a non-diversified closed-end management investment company.

The Fund is issuing transferable rights ("Rights") to its common stockholders of record as of the close of business on April 18, 2024 (the "Record Date") entitling the holders of these Rights to subscribe (the "Offer") for up to an aggregate of 10,352,100 shares of common stock, par value $0.001 per share (the "Common Stock"). The holders of shares of Common Stock (the "Common Stockholders") of record on the Record Date ("Record Date Stockholders") will receive one Right for each outstanding share of Common Stock owned on the Record Date. The Rights entitle the holders to purchase one new share of Common Stock for every three Rights held (1 for 3). Record Date Stockholders who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one share of Common Stock) will be entitled to subscribe, subject to certain limitations and subject to allotment, for additional shares of Common Stock covered by any unexercised Rights. Any Record Date Stockholder that owns fewer than three shares of Common Stock as of the close of business on the Record Date is entitled to subscribe for one full share of Common Stock in the Offer. See "The Offer" for a complete discussion of the terms of the Offer.

The Offer will expire at 5:00 p.m., New York City time, on May 14, 2024, unless extended as described in this Prospectus Supplement (the "Expiration Date"). The subscription price per share of Common Stock to be issued in the Offer (the "Subscription Price") will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a share of Common Stock on the New York Stock Exchange ("NYSE") on the Expiration Date, as such date may be extended from time to time, and each of the four (4) immediately preceding trading days (the "Formula Price"). If, however, the Formula Price is less than 93% of the Fund's net asset value ("NAV") per share of Common Stock at the close of trading on the NYSE on the Expiration Date, the Subscription Price will be 93% of the Fund's NAV per share of Common Stock at the close of trading on the NYSE on that day.

Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the shares of Common Stock subscribed for pursuant to the primary subscription and, if eligible, any additional shares of Common Stock subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $18.03 per share of Common Stock and, except in limited circumstances, will not be able to rescind their subscription. Rights acquired in the secondary market may not participate in the over-subscription privilege.

The NAV of the Fund's shares of Common Stock at the close of business on April 12, 2024, was $18.38 and the last reported sale price of a share of Common Stock on the NYSE on that date was $19.40, representing a premium to NAV of 5.55%.

Investing in the Fund's Rights and/or shares of Common Stock involves certain risks. See "Risks relating to the offer" on page S-25 of this Prospectus Supplement and "Risk factors" on page 23 of the accompanying Prospectus.

In addition, you should consider the following:

•  Upon completion of the Offer, Common Stockholders who do not fully exercise their Rights will own a smaller proportional interest in the Fund than if they exercised their Rights, which will proportionately decrease the relative voting power of those Common Stockholders.

UBS Investment Bank

This Prospectus Supplement is dated April 18, 2024

•  In addition, if the Subscription Price is less than the NAV as of the Expiration Date, the completion of the Offer will result in an immediate dilution of NAV for all Common Stockholders (i.e., will cause the NAV of the Fund to decrease) and may have the effect of reducing the market price of the Fund's shares of Common Stock. It is anticipated that the existing Common Stockholders will experience immediate dilution even if they fully exercise their Rights. Such dilution is not currently determinable because it is not known how many shares of Common Stock will be subscribed for, what the NAV or market price of the Fund's shares of Common Stock will be on the Expiration Date or what the Subscription Price per share of Common Stock will be. However, assuming full exercise of the Rights being offered at the estimated Subscription Price and assuming that the NAV per share of Common Stock on the Expiration Date is $18.38 (the NAV per share of Common Stock as of April 12, 2024), it is estimated that the per share dilution resulting from the Offer would be $0.26, or 1.41%. Any such dilution will disproportionately affect non-exercising Common Stockholders. If the Subscription Price is substantially less than the current NAV, this dilution could be substantial. The distribution to Common Stockholders of transferable Rights, which themselves have intrinsic value, will afford non-participating Record Date Stockholders the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Offer. See "The Offer—Dilution and Effect of Non-Participation in the Offer" beginning on page S-24 of this Prospectus Supplement.

•  All costs of the Offer will be borne by the Fund, and indirectly by current Common Stockholders whether they exercise their Rights or not.

•  Except as described herein, Rights holders will have no right to rescind their subscriptions after receipt of their payment for shares of Common Stock by the subscription agent for the Offer.

Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(5)
Estimated Subscription Price(1)	$18.03	$186,648,367
Estimated Sales Load(2)	$0.60	$6,257,830
Proceeds, before expenses, to the Fund(3)(4)	$17.43	$180,390,537

(1)  Estimated on the basis of 92.5% of the average of the last reported sales price per share of Common Stock at the close of trading on the NYSE on April 12, 2024 and each of the four (4) preceding trading days. See "The Offer—Subscription Price."

(2)  UBS Securities LLC, the dealer manager for the Offer (the "Dealer Manager"), will receive a fee from the Fund for its financial structuring and solicitation services equal to 3.50% of the first $150 million of the aggregate Subscription Price for Common Stock issued pursuant to the Offer (including pursuant to the over-subscription privilege) and 2.75% of the aggregate Subscription Price for Common Stock issued pursuant to the Offer (including pursuant to the over-subscription privilege) in excess of $150 million, which is estimated to be $6,257,830 in total and $0.60 per share of Common Stock issued pursuant to the Offer (assuming the Rights are fully exercised at the estimated subscription price). The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of Rights. The Dealer Manager fee will be borne by the Fund and indirectly by all of its Common Stockholders, including those who do not exercise their Rights. See "Distribution Arrangements" and "Compensation to Dealer Manager."

(3)  Before deduction of expenses associated with the Offer incurred by the Fund, estimated at $630,000 (or $0.06 per share of Common Stock, assuming the Rights are fully exercised at the estimated subscription price), including an aggregate of up to $150,000 to be paid to the Dealer Manager as partial reimbursement for its expenses and up to $10,000 of expenses paid by the Fund relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Offer by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers, and other expenses of issuance and distribution (including registration, filing and listing fees and legal and accounting fees and expenses), estimated to be $470,000. After deduction of such offering expenses, the per share of Common Stock issued pursuant to the Offer and total dollar amount of proceeds to the Fund are estimated at $17.36 and $179,760,537, respectively. The expenses associated with the Offer are paid by the Fund and indirectly by the Common Stockholders, including those who do not exercise their Rights, and will immediately reduce the NAV of each outstanding share of Common Stock.

(4)  Funds received by check or money order prior to the final due date of the Offer will be deposited into a segregated account pending proration and distribution of shares of Common Stock. The subscription agent may receive investment earnings on the funds deposited into such account.

(5)  Assumes all Rights are exercised at the estimated Subscription Price. All of the Rights offered may not be exercised.

Investment Objective. The Fund's investment objective is long-term capital appreciation, which it seeks to achieve by investing primarily in the equity securities of Indian companies.

Principal Investment Strategy. The Fund's investment objective and its policy to invest, under normal market conditions, at least 80% of its total assets in equity securities of Indian companies are fundamental policies of the Fund that may not be changed without the approval of a majority of the Fund's outstanding voting securities.

Equity securities include common and preferred stock (including convertible preferred stock), American, global or other types of depositary receipts, equity interests in trusts, partnerships, joint ventures or similar enterprises and common stock purchase warrants and rights. Most of the equity securities purchased by the Fund are expected to be traded on an Indian stock exchange or in an Indian over-the-counter market.

Listing and Symbol. The Fund's currently outstanding shares of Common Stock are, and the shares of Common Stock offered by this Prospectus Supplement will be, subject to notice of issuance, listed on the NYSE under the symbol "IFN" As of April 12, 2024, the last reported sale price for the Fund's shares of Common Stock on the NYSE was $19.40 per share of Common Stock, and the net asset value of the Fund's shares of Common Stock was $18.38 per share of Common Stock, representing a premium to net asset value of 5.55%. The Rights will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol "IFN.RT" during the course of the Offer. Trading in the Rights on the NYSE may be conducted until the close of trading on the NYSE on the last business day prior to the Expiration Date. There can be no assurance that a market for the Rights will develop or, if such a market develops, what the price of the Rights will be.

You should read this Prospectus Supplement, the accompanying Prospectus and the documents incorporated herein or therein by reference, which contain important information about the Fund that you should know before deciding whether to invest, and retain them for future reference. A Statement of Additional Information, dated April 5, 2024 (the "SAI"), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus. You may request free copies of the SAI, annual and semi-annual reports to stockholders and other information about the Fund, and make stockholder inquiries, by calling Investor Relations toll-free at 1-800-522-5465 or you may obtain a copy (and other information regarding the Fund) from the SEC's website (www.sec.gov). Free copies of the Fund's Prospectus, SAI, reports and any incorporated information will also be available from the Fund's website at https://www.abrdnifn.com. Information contained on the Fund's website is not considered to be a part of, nor incorporated by reference in, this Prospectus Supplement or the accompanying Prospectus.

The Fund's shares of Common Stock do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

This Prospectus Supplement, the accompanying Prospectus and the SAI contain (or will contain) or incorporate (or will incorporate) by reference "forward-looking statements." Forward-looking statements can be identified by the words "may," "will," "intend," "expect," "estimate," "continue," "plan," "anticipate," and similar terms with the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund's actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund's shares of Common Stock trade in the public markets and other factors discussed in this Prospectus Supplement, the accompanying Prospectus and the SAI, and in the Fund's periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund's forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in "Risks Relating to the Offer" in this Prospectus Supplement and the "Risk factors" section of the accompanying Prospectus. All forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus or in the SAI are made as of the date of this Prospectus Supplement, the accompanying Prospectus or SAI, as the case may be. Except for ongoing obligations under the federal securities laws, the Fund does not intend and is not obligated, to update any forward-looking statement.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not, and the Dealer Manager has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement. The Fund's business, financial condition and results of operations may have changed since that date. The Fund will amend this Prospectus Supplement and the accompanying Prospectus if, during the period that this Prospectus Supplement and the accompanying Prospectus is required to be delivered, there are any subsequent material changes.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

Prospectus Supplement
Prospectus Supplement summary	S-1
Summary of Fund expenses	S-9
Capitalization	S-10
Use of proceeds	S-11
The offer	S-11
Risks relating to the offer	S-25
U.S. federal income tax consequences	S-26
Distribution arrangements	S-27
Legal matters	S-29
Additional Information	S-29
Prospectus
About this Prospectus	4
Where you can find more information	5
Incorporation by reference	5
Summary of Fund expenses	6
The Fund at a glance	7
Financial highlights	13
Senior securities	15
The Fund	15
Use of proceeds	15
Description of Common Stock	15
Investment objective and principal investment strategy	16
Risk factors	23
Management of the Fund	23
Net asset value of Common Stock	25
Distributions	25
Tax matters	25
Closed-end fund structure	27
Dividend reinvestment and optional cash purchase plan	28
Description of capital structure	28
Plan of distribution	35
Custodian, dividend paying agent, transfer agent and registrar	37
Legal opinions	37
Independent registered public accounting firm	37
Additional information	37

v

INCORPORATION BY REFERENCE

This Prospectus Supplement and the accompanying Prospectus are part of a Registration Statement that the Fund has filed with the SEC. The Fund is permitted to "incorporate by reference" the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus Supplement and the accompanying Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, and any reports and other documents subsequently filed by the Fund with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to its effectiveness, are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and deemed to be part of this Prospectus Supplement and the accompanying Prospectus from the date of the filing of such reports and documents:

•  the Fund's Statement of Additional Information, dated April 5, 2024, filed with the Prospectus ("SAI");

•  the Fund's Annual Report on Form N-CSR for the fiscal year ended December 31, 2023, filed with the SEC on March 11, 2024 ("Annual Report"); and

•  the Fund's definitive proxy statement on Schedule 14A for the Fund's 2024 annual meeting of stockholders, filed with the SEC on April 8, 2024 ("Proxy Statement").

To obtain copies of these filings, see "Additional Information."

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all the information that you should consider before investing in the Fund's shares of Common Stock. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the SAI, each dated April 5, 2024 (the "SAI"), especially the information set forth under the headings "Investment objective, strategies and policies" and "Risk factors."

The Fund	The India Fund, Inc. (the "Fund" or "we") is a non-diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").
Use of Proceeds

The net proceeds of the Offer, assuming the full exercise of the Rights at the estimated Subscription Price, are estimated to be approximately $179,760,637, after deducting the sales load and expenses associated with the Offer. The Investment Manager (as defined below) anticipates that investment of the net proceeds of the Offer in accordance with the Fund's investment objective and policies will take approximately thirty (30) days after completion of the Offer. The Fund intends to use the proceeds of the Offer to make investments consistent with its investment objective. However, the investment of the net proceeds may take up to three months from completion of the Offer, depending on market conditions and the availability of appropriate securities. Pending such investment, it is anticipated that the net proceeds will be invested in fixed income securities and other permitted investments. See "Use of Proceeds."

Purpose of the Offer

The Board of Directors of the Fund (the "Board"), based on the recommendations and presentations of the Investment Manager and others, has determined that it is in the best interests of the Fund and its Common Stockholders to conduct the Offer, thereby increasing the assets of the Fund available for investment.

The Investment Manager believes that a variety of factors indicate that there may continue to be a robust opportunity to invest in the equity securities of Indian companies. The Investment Manager believes that the Fund would benefit from investment opportunities in equity securities of Indian companies as the Indian economy is in the early stages of a cyclical upswing and its fast growth is supported by a resilient domestic macroeconomic environment. Using the proceeds of the Offer, the Fund will seek to capitalize on these developments and enhance the Fund's returns by making investments in companies the Investment Manager believes offer attractive opportunities for yield enhancement and/or NAV appreciation potential. In making such investments, the Fund will seek to capitalize on market inefficiencies and to reallocate the portfolio of the Fund to opportunistically emphasize those investments and categories of investments believed to be best suited to the current investment and interest rate environment and market outlook.

The Investment Manager expects that the Offer will provide an opportunity to increase the assets of the Fund available for investment, thereby better enabling the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund's investment objective to achieve long-term capital appreciation, which it seeks to achieve by investing primarily in the equity securities of Indian companies. The Investment Manager has an inherent conflict of interest in recommending the Offer because the Fund pays fees to the Investment Manager based on a percentage of the Fund's Managed Assets (the greater the Managed Assets of the Fund, the greater the compensation paid to the Investment Manager). "Managed Assets" Managed Assets is defined in the investment management agreement as net assets plus the amount of any borrowings for investment purposes.

The Offer seeks to provide an opportunity to existing Common Stockholders to purchase shares of Common Stock at a discount to market price. The distribution to Common Stockholders of transferable Rights, which may themselves have intrinsic value, also will afford non-participating Record Date Stockholders of the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Offer. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be. There can be no assurance that the Offer (or the investment of the proceeds of the Offer) will be successful. See "The Offer—Purpose of the Offer."

Important Terms of the Offer

The Fund is issuing to Common Stockholders of record at the close of business on April 18, 2024, the Record Date, one transferable Right for each whole share of Common Stock held. Rights holders are entitled to subscribe for one share of Common Stock for every three Rights held (1 for 3). The Fund will not issue fractional shares of Common Stock upon the exercise of Rights; accordingly, Rights may be exercised only in multiples of three, except that any Record Date Stockholder that owns fewer than three shares of Common Stock as of the close of business on the Record Date is entitled to subscribe for one full share of Common Stock in the Offer. Record Date Stockholders who hold two or more accounts may not combine their fractional interests across accounts. Rights are evidenced by subscription certificates that will be mailed to Record Date Stockholders, except as described under "The Offer—Foreign Common Stockholders." We refer to a Rights holder's right to acquire during the Subscription Period (as defined below) at the Subscription Price one additional share of Common Stock for every three Rights held (or in the case of any Record Date Stockholder who owns fewer than three shares of Common Stock as of the close of business on the Record Date, the right to acquire one share of Common Stock), as the "Primary Subscription."

Rights holders may exercise Rights at any time after issuance on April 18, 2024, and prior to 5:00 p.m., New York City time, on May 14, 2024, the Expiration Date, unless otherwise extended by the Fund (the "Subscription Period"). See "The Offer—Expiration of the Offer." The Rights are transferable and will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol "IFN.RT" during the course of the Offer. See "The Offer—Transferability and Sale of Rights."

Shares of Common Stock of the Fund, as a closed-end fund, can trade at a discount to NAV. Upon exercise of Rights, shares of Common Stock are expected to be issued at a price below NAV per share of Common Stock.

Record Date Stockholders who fully exercise the Rights issued to them pursuant to the Offer (other than those Rights that cannot be exercised because they represent the right to acquire less than one share of Common Stock) will be entitled to an over-subscription privilege under which they may subscribe for additional shares of Common Stock which were not subscribed for by other Rights holders at the Subscription Price. Any shares of Common Stock made available pursuant to the over-subscription privilege are subject to allotment. See "The Offer—Over-Subscription Privilege."

Important Dates to Remember	Record Date—April 18, 2024
Subscription Period*—April 18, 2024 through May 14, 2024
Final Date Rights Will Trade*—May 13, 2024
Expiration Date*—May 14, 2024
Deadline for Subscription Certificates and Payment for Shares of Common Stock*†—May 13, 2024
Deadline for Notice of Guaranteed Delivery*†—May 14, 2024
Deadline for Payment Pursuant to Notice of Guaranteed Delivery*—May 14, 2024
Deadline for Delivery of Subscription Certificates Pursuant to Notice of Guaranteed Delivery*—May 16, 2024
Confirmation Mailed to Exercising Rights Holders*—May 23, 2024
Final Payment for Shares of Common Stock Due**—June 6, 2024
Issuance Date*—May 21, 2024
* Unless the Offer is extended.
** Additional amount due (in the event the Subscription Price exceeds the estimated Subscription Price).
† A person exercising Rights must deliver either (i) a subscription certificate and payment for shares of Common Stock, or (ii) a Notice of Guaranteed Delivery and payment for the shares of Common Stock by the Expiration Date, unless the Offer is extended.

Subscription Price

The Subscription Price will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a share of Common Stock on the NYSE on the Expiration Date, as such date may be extended from time to time, and each of the four (4) preceding trading days. If, however, the Formula Price is less than 93% of the Fund's NAV per share of Common Stock at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 93% of the Fund's NAV per share of Common Stock at the close of trading on the NYSE on that day. Since the Subscription Price will be determined on the Expiration Date, Rights holders who decide to acquire shares of Common Stock in the Primary Subscription or pursuant to the Over-Subscription Privilege (defined below) will not know the Subscription Price of those shares of Common Stock when they make such decisions. The Fund will pay a sales load on the Subscription Price. See "The Offer—Subscription Price."

Oversubscription Privilege	Record Date Stockholders who fully exercise all Rights initially issued to them (other than those Rights to acquire less than one share of Common Stock, which cannot be exercised) are entitled to subscribe for additional shares of Common Stock which were not subscribed for by other Rights holders at the same Subscription Price, subject to certain limitations and subject to allotment. This is known as the "over-subscription privilege" (the "Over-Subscription Privilege"). Investors who are not Record Date Stockholders, but who otherwise acquire Rights to purchase the Fund's shares of Common Stock pursuant to the Offer (e.g., Rights acquired in the secondary market), are not entitled to subscribe for any of the Fund's shares of Common Stock pursuant to the Over-Subscription Privilege. If sufficient shares of Common Stock are available, all Record Date Stockholders' over-subscription requests will be honored in full. If these requests for shares of Common Stock exceed the shares of Common Stock available, the available shares of Common Stock will be allocated pro rata among Record Date Stockholders who over-subscribe based on the number of shares of Common Stock they owned on the Record Date.
Any shares of Common Stock issued pursuant to the Over-Subscription Privilege will be the shares of Common Stock registered under the accompanying Prospectus.
Transferability and Sale of Rights

The Rights are transferable until the completion of the Subscription Period and will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol "IFN.RT" during the course of the Offer. We may, however, extend the expiration of the Offer at any time and for any reason prior to the completion of the Subscription Period.

The Fund does not have the right to withdraw the Rights or cancel the Offer after the Rights have been distributed. If the Fund terminates the Offer, the Fund will issue a press release announcing such termination and will direct the Subscription Agent (defined below) to return, without interest, all subscription proceeds received to such Common Stockholders who had elected to exercise their Rights.

Trading in the Rights on the NYSE is expected to begin two Business Days prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date. Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the subscription certificates are mailed to Record Date Stockholders and thereafter will be conducted on a regular-way basis. The shares of Common Stock are expected to begin trading ex-Rights one Business Day prior to the Record Date. For purposes of this Prospectus Supplement, a "Business Day" shall mean any day on which trading is conducted on the NYSE. The Fund will use its best efforts to ensure that an adequate trading market for the Rights will exist, although there can be no assurance that a market for the Rights will develop.

The value of the Rights, if any, will be reflected by their market price on the NYSE. Rights may be sold by individual holders through their broker or financial adviser. Holders of Rights attempting to sell any unexercised Rights in the open market through their broker or financial adviser may be charged a commission or incur other transaction expenses and should consider the commissions and fees charged prior to selling their Rights on the open market.

Rights that are sold will not confer any right to acquire any shares of Common Stock in any over-subscription, and any Record Date Stockholder who sells any Rights (other than those Rights that cannot be exercised because they represent the right to acquire less than one share of Common Stock) will not be eligible to participate in the Over-Subscription Privilege, if any.

Stockholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial adviser or the financial press.

Banks, broker-dealers and trust companies that hold shares of Common Stock for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights will not participate in any Over-Subscription Privilege.

Record Date Stockholders who do not wish to exercise any or all of their Rights may instruct the Subscription Agent to try to sell any Rights they do not intend to exercise themselves.

Subscription certificates evidencing the Rights to be sold by the Subscription Agent must be received by the Subscription Agent on or before 5:00 p.m., New York City time, on May 7, 2024 (or, if the Subscription Period is extended, on or before 5:00 p.m., New York City time, five (5) Business Days prior to the extended Expiration Date). Upon the timely receipt by the Subscription Agent of appropriate instructions to sell Rights, the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then-current market price for the Rights. If the Dealer Manager declines to purchase the Rights of a Record Date Stockholder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market. If the Rights can be sold by the Subscription Agent, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent during the Offer, less any applicable brokerage commissions, taxes and other expenses.

Alternatively, the Rights evidenced by a subscription certificate may be transferred in whole by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single subscription certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a subscription certificate, properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing the transferred Rights. See "The Offer—Transferability and Sale of Rights."

Methods for Exercising Rights

Rights may be exercised by completing and signing the subscription certificate that accompanies this Prospectus Supplement and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full for the shares of Common Stock at the Subscription Price by the Expiration Date.

Rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, (1) to deliver a Notice of Guaranteed Delivery along with payment of the shares prior to 5:00 p.m., New York City time, on the Expiration Date and (2) to guarantee delivery of a properly completed and executed subscription certificate pursuant to a Notice of Guaranteed Delivery by the close of business on the second (2nd) Business Day after the Expiration Date.

Foreign Common Stockholders

The Fund will not mail subscription certificates to Record Date Stockholders whose record addresses are outside the United States (for these purposes, the United States includes its territories and possessions and the District of Columbia). Subscription certificates will only be mailed to Record Date Stockholders whose addresses are within the United States (other than an APO or FPO address). Record Date Stockholders whose addresses are outside the United States or who have an APO or FPO address and who wish to subscribe to the Offer either in part or in full should contact the Subscription Agent in writing no later than six (6) Business Days prior to the Expiration Date. The Fund will determine whether the Offer may be made to any such Record Date Stockholder. The Offer will not be made in any jurisdiction where it would be unlawful to do so.

The Subscription Agent will hold the Rights to which those subscription certificates relate for such Common Stockholders' accounts until instructions are received to exercise, sell or transfer the Rights, subject to applicable law. If no instructions have been received by 5:00 p.m. New York City time, on May 7, 2024 (or, if the Subscription Period is extended, on or before five (5) Business Days prior to the extended Expiration Date), or the Fund has determined that the Offer may not be made to a particular Record Date Stockholder, the Subscription Agent will attempt to sell all of such Common Stockholder's Rights and remit the net proceeds, if any, to such Common Stockholder. The Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then-current market price for the Rights on the NYSE. If the Dealer Manager declines to purchase such Rights, the Subscription Agent will attempt to sell such Rights in the open market. If the Rights can be sold by the Subscription Agent, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent during the Offer, less any applicable brokerage commissions, taxes and other expenses. See "The Offer—Foreign Common Stockholders."

U.S. Federal Income Tax Consequences

We urge you to consult your own tax adviser with respect to the particular tax consequences of the Offer. See "U.S. Federal Income Tax Consequences" for more information on the tax consequences of the Offer.

Distribution Arrangements

UBS Securities LLC will act as Dealer Manager for the Offer. Under the terms and subject to the conditions contained in a Dealer Manager Agreement among the Fund, the Investment Manager and the Dealer Manager (the "Dealer Manager Agreement"), the Dealer Manager will provide financial structuring services in connection with the Offer and will solicit the exercise of Rights and participation in the Over-Subscription Privilege (if any). The Offer is not contingent upon any number of Rights being exercised. The Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to 3.50% of the first $150 million of the aggregate Subscription Price for Common Stock issued pursuant to the exercise of Rights (including pursuant to the Over-Subscription Privilege) and 2.75% of the aggregate Subscription Price for Common Stock issued pursuant to the exercise of Rights (including pursuant to the Over-Subscription Privilege) in excess of $150 million, a portion of which may be reallowed to an affiliate of the Dealer Manager. The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of Rights. The Fund has also agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the Offer. The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Offer, including all reasonable out-of-pocket fees and expenses, if any and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers. The Fund and the Investment Manager have also agreed to indemnify the Dealer Manager against certain liabilities, including under the Securities Act of 1933, as amended (the "Securities Act"). The fees paid to the Dealer Manager will be borne by the Fund and indirectly by all of its Common Stockholders, including those who do not exercise the Rights. All of the costs of the Offer will be borne by the Fund and indirectly by the Fund's Common Stockholders whether or not they exercise their Rights.

Prior to the expiration of the Offer, the Dealer Manager may independently offer for sale shares of Common Stock it has acquired through purchasing and exercising the Rights (for delivery of shares of Common Stock prior to the expiration of the Offer), at prices set by the Dealer Manager. Although the Dealer Manager may realize gains and losses in connection with purchases and sales of shares of Common Stock, such offering of shares of Common Stock is intended by the Dealer Manager to facilitate the Offer, and any such gains or losses are not expected to be material to the Dealer Manager. The Dealer Manager's fee for its financial structuring and soliciting services is independent of any gains or losses that may be realized by the Dealer Manager through the purchase and exercise of the Rights and the sale of shares of Common Stock. See "Distribution Arrangements—Compensation to Dealer Manager."

Investment Manager	abrdn Asia Limited (the "Investment Manager") serves as the Fund's investment manager with respect to all investments.

Benefits to the Investment Manager

The Investment Manager will benefit from the Offer because the management and investment advisory fees are based on the Fund's Managed Assets. It is not possible to state precisely the amount of additional compensation the Investment Manager will receive as a result of the Offer because it is not known how many shares of Common Stock will be subscribed for and because the proceeds of the Offer will be invested in additional portfolio securities, which will fluctuate in value. However, assuming (i) all Rights are exercised, and (ii) the Subscription Price is $18.03 per share of Common Stock (after giving effect to the Dealer Manager fee and other expenses related to the Offer), the Investment Manager would receive additional annualized advisory fees of $1,641,528.

Listing and Symbol

The Fund's currently outstanding shares of Common Stock are, and the shares of Common Stock offered by this Prospectus Supplement will be, subject to notice of issuance, listed on the New York Stock Exchange (the "NYSE") under the symbol "IFN." As of April 12, 2024, the last reported sale price for the Fund's shares of Common Stock on the NYSE was $19.40 per share of Common Stock, and the net asset value of the Fund's shares of Common Stock was $18.38 per share of Common Stock, representing a premium to net asset value of 5.55%. The Rights will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol "IFN.RT" during the course of the Offer. Trading in the Rights on the NYSE may be conducted until the close of trading on the NYSE on the last business day prior to the Expiration Date. There can be no assurance that a market for the Rights will develop or, if such a market develops, what the price of the Rights will be.

Risks

See "Risks Relating to the Offer" in this Prospectus Supplement and "Risk factors" beginning on page 23 of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Fund's Common Stock.

SUMMARY OF FUND EXPENSES

The purpose of the following table and the example below is to help you understand the fees and expenses that you, as an investor in the Fund through the exercise of Rights, would bear directly or indirectly. The table reflects the anticipated net proceeds of the Offer, assuming all of the Rights are exercised at the estimated Subscription Price. If less than all of the Rights are exercised and/or the Subscription Price is less than the estimated Subscription Price and as a result the net proceeds to the Fund are less, all other things being equal, the total annual expenses shown would increase.
Common Stockholder transaction expenses
Sales load (as a percentage of estimated Subscription Price)	3.50%(1)
Offering expenses (as a percentage of estimated Subscription Price)	0.34%(1)
Dividend reinvestment and optional cash purchase plan fees (per share for open-market purchases of shares of common stock)(2)
Fee for Open Market Purchases of Shares of Common Stock	$0.02 (per share)
Fee for Optional Shares of Common Stock Purchases	$5.00 (max)
Sales of Shares of Common Stock Held in a Dividend Reinvestment Account	$0.12 (per share)
and $25.00 (max)
Annual expenses (as a percentage of net assets attributable to shares of Common Stock)
Advisory fee(3)	1.05%
Other expenses(4)	0.32%
Total annual expenses	1.37%

(1)  The Fund has agreed to pay the Dealer Manager for its financial structuring and solicitation services a fee (i.e., the sales load) equal to 3.50% of the first $150 million of the aggregate Subscription Price for the shares of Common Stock issued pursuant to the Offer (including pursuant to the Over-Subscription Privilege) and 2.75% of the aggregate Subscription Price for shares of Common Stock issued pursuant to the Offer (including pursuant to the Over-Subscription Privilege) in excess of $150 million. The Fund has also agreed to pay the Dealer Manager up to $150,000 as partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the Offer. The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Offer, including all reasonable out-of-pocket fees and expenses, if any and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers. In addition, the Fund has agreed to pay a fee to each of the Subscription Agent and the Information Agent estimated to be $50,000 and $15,000, respectively, plus reimbursement for their out-of-pocket expenses related to the Offer. Total offering expenses (not including the sales load) are estimated to be $630,000, which assumes that the Offer is fully subscribed. The fee paid to the Dealer Manager is reflected in the table under "Sales load" and the other fees and expenses described in this note are reflected in the table under "Offering expenses." The sales load and the offering expenses will be borne by the Fund and indirectly by all of the Fund's Common Stockholders, including those who do not exercise their Rights, and will result in a reduction of the NAV of the shares of Common Stock. See "Distribution Arrangements."

(2)  Stockholders who participate in the Fund's Dividend Reinvestment and Optional Cash Purchase Plan (the "Plan") may be subject to fees on certain transactions. The Plan Agent's (as defined under "Dividend reinvestment and optional cash purchase plan" in the accompanying Prospectus) fees for the handling of the reinvestment of dividends will be paid by the Fund; however, participating stockholders will pay a $0.02 per share fee incurred in connection with open-market purchases in connection with the reinvestment of dividends, capital gains distributions and voluntary cash payments made by the participant, which will be deducted from the value of the dividend. For optional share purchases, stockholders will also be charged a $2.50 fee for automatic debits from a checking/savings account, a $5.00 one-time fee for online bank debit and/or $5.00 for check. Stockholders will be subject to $0.12 per share fee and either a $10.00 fee (for batch orders) or $25.00 fee (for market orders) for sales of shares held in a dividend reinvestment account. Per share fees include any applicable brokerage commissions the Plan Agent is required to pay. For more details about the Plan, see "Dividend reinvestment and optional cash purchase plan" in the accompanying Prospectus.

(3)  The Investment Manager receives a monthly fee paid at an annual rate of (i) 1.10% for the first $500 million of the Fund's average weekly Managed Assets; (ii) 0.90% for the next $500 million of the Fund's average weekly Managed Assets; (iii) 0.85% for the next $500 million of the Fund's average weekly Managed Assets; and (iv) 0.75% for the Fund's average weekly Managed Assets in excess of $1.5 billion. Managed Assets is defined in the investment management agreement as net assets plus the amount of any borrowings for investment purposes.

(4)  "Other expenses" are estimated for the Fund's current fiscal year ending December 31, 2024.

Example

The following example illustrates the expenses you would pay on a $1,000 investment in shares of common stock assuming a 5% annual portfolio total return.*

1 Year	3 Years	5 Years	10 Years
$50	$79	$109	$195

*  The example assumes the sales load and estimated offering costs from the expense table. The example should not be considered a representation of future expenses or rate of return and actual Fund expenses may be greater or less than those shown. The example assumes that (i) all dividends and other distributions are reinvested at NAV and (ii) the percentage amounts listed under "Total annual expenses" above remain the same in the years shown. For more complete descriptions of certain of the Fund's costs and expenses, see "Management of the Fund—Advisory Agreement" in the accompanying Prospectus.

CAPITALIZATION

The following table sets forth the audited capitalization of the Fund as of December 31, 2023, (i) on a historical basis and (ii) on an as adjusted basis assuming the issuance of 10,352,100 shares of Common Stock pursuant to the full exercise of all Rights at the estimated Subscription Price and the payment by the Fund of the estimated offering expenses of $470,000 and Dealer Manager fee of $160,000.

	As of December 31, 2023
	Actual	As Adjusted
Common Stockholders' Equity:
Shares of Common Stock, $0.001 par value per share; 100,000,000 shares authorized (The "Actual" column reflects the 30,719,538 shares outstanding as of December 31, 2023. The "As Adjusted" column assumes the issuance of 10,352,100 shares of Common Stock pursuant to the Offer.)	30,720	41,072
Paid-in capital	353,508,429	533,258,614
Total distributable loss	195,461,322	195,461,322
Net Assets	$549,000,471	728,761,008

USE OF PROCEEDS

The Fund estimates total net proceeds of the offering to be approximately $179,760,537, assuming the full exercise of the Rights at the estimated Subscription Price per share of Common Stock of $18.03 and after deduction of the Dealer Manager Fee and estimated offering expenses payable by the Fund.

The Fund intends to invest the net proceeds of the offering in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after the completion of the offering. However, until it is able to do so, the Fund may invest in temporary investments, such as cash, cash equivalents, short-term debt securities or U.S. government securities, which could negatively impact the Fund's returns during such period.

THE OFFER

Purpose of the Offer

The Board, based on the recommendations and presentations of the Investment Manager and others, has determined that it is in best interests of the Fund and its Common Stockholders to conduct the Offer, thereby increasing the assets of the Fund available for investment. In making this determination, the Board considered a number of factors, including potential benefits and costs. In particular, the Board considered the Investment Manager's opinion that the Offer would better enable the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund's investment objective to seek long-term capital appreciation, which it seeks to achieve by investing primarily in the equity securities of Indian companies.

In making its determination that the Offer would result in a net benefit to existing Common Stockholders of the Fund, the Board considered various factors at its meeting held on March 14, 2024. The factors considered by the Board included: (i) the size of the Offer, including number of Rights needed to purchase one share of Common Stock and the size of the Offer in relation to the number of shares of Common Stock outstanding; (ii) the structure of the Offer, including the possible negative effect of the Offer on the market price of shares of Common Stock and the benefits and disadvantages of a transferrable rights offering; (iii) the total costs and required filings in connection with the Offer; (iv) the Investment Manager's opinion that raising additional capital could allow the Fund to capitalize on attractive investment opportunities without having to sell existing positions and that the new investments would be able to help sustain the Fund's current distribution rate over the longer term; (v) the Offer, if it is well-subscribed, could increase liquidity, visibility and research coverage of the Fund and have the potential to broaden the Fund's shareholder base; (vi) the increase in the Fund's assets as a result of the Offer may lower the Fund's expenses as a proportion of net assets because the Fund's fixed costs would be spread over a larger asset base; (vii) the opportunity the Offer may represent for current Common Stockholders to buy shares of Common Stock at a discount to market price and/or net asset value, and the utility of an oversubscription privilege for Common Stockholders who fully exercise their Rights; (viii) the potential extent of dilution, over various offering scenarios using the estimated expenses and assuming a transferrable dealer-managed transaction, including dilution among (a) participating Common Stockholders, (b) existing non-participating Common Stockholders who cannot sell their Rights to fully offset dilution, and (c) holders of fractional shares of Common Stock; (ix) the size of the Fund's current premium to NAV and the potential impact of the Offer on the market price and premium/discount to NAV; and (x) the possibility of an unsuccessful offer, should the Fund's market price decline to below the subscription price of the Rights. There can be no assurance that by increasing the size of the Fund, the Fund's expense ratio will be lowered beyond the amount and period of the Investment Manager's contractual commitment. However, increasing the Fund's assets results in a benefit to the Investment Manager because the Management Fee paid by the Fund to the Investment Manager increases as the Fund's net assets increase. The Investment Manager believes that a variety of factors indicate that there may continue to be a robust opportunity to invest in the equity securities of Indian companies. The Investment Manager believes that the Fund would benefit from investment opportunities in equity securities of Indian companies as the Indian economy is in the early stages of a cyclical upswing and its fast growth is supported by a resilient domestic macroeconomic environment. Using the proceeds of the Offer, the Fund will seek to capitalize on these developments and enhance the Fund's returns by making investments in companies the Investment Manager believes offer attractive opportunities for yield enhancement and/or NAV appreciation potential. In making such investments, the Fund will seek to capitalize on market inefficiencies and to reallocate the portfolio of the Fund to opportunistically emphasize those investments and categories of investments believed to be best suited to the current investment and interest rate environment and market outlook.

The Investment Manager believes that a variety of factors indicate that there may continue to be a robust opportunity to invest in the equity securities of Indian companies. The Investment Manager believes that the Fund would benefit from investment opportunities in equity securities of Indian companies as the Indian economy is in the early stages of a cyclical upswing and its fast growth is supported by a resilient domestic macroeconomic environment. Using the proceeds of the Offer, the Fund will seek to capitalize on these developments and enhance the Fund's returns by making investments in companies the Investment Manager believes offer attractive opportunities for yield enhancement and/or NAV appreciation potential. In making such investments, the Fund will seek to capitalize on market inefficiencies and to reallocate the portfolio of the Fund to opportunistically emphasize those investments and categories of investments believed to be best suited to the current investment and interest rate environment and market outlook.

The Investment Manager expects that the Offer will provide an opportunity to increase the assets of the Fund available for investment, thereby better enabling the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund's investment objective to seek long-term capital appreciation, which it seeks to achieve by investing primarily in the equity securities of Indian companies. The Investment Manager has an inherent conflict of interest in recommending the Offer because the Fund pays fees to the Investment Manager based on a percentage of the Fund's Managed Assets (the greater the Managed Assets of the Fund, the greater the compensation paid to the Investment Manager).

The Offer seeks to provide an opportunity to existing Common Stockholders to purchase shares of Common Stock at a discount to market price, subject to a sales load. The distribution to Common Stockholders of transferable Rights, which may themselves have intrinsic value, also will afford non-participating Record Date Stockholders, the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Offer. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be.

The Board retained UBS Securities LLC, the Dealer Manager for the Offer, to provide the Fund with financial structuring and solicitation services relating to the Offer, including advice with respect to the structure, timing and terms of the Offer. In determining the structure of the Offer, the Board considered, among other things, the anticipated extent of dilution and estimated expenses of the Offer (including the fees to be paid to the Dealer Manager), the trading market described by the Dealer Manager, using a fixed pricing versus variable pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the anticipated effect on the Fund and its existing Common Stockholders if the Offer is not fully subscribed and the experience of the Dealer Manager in conducting rights offerings.

Although the Fund has no present intention to do so, the Fund may, in the future and in its discretion, choose to make additional rights offerings from time to time for a number of shares of Common Stock and on terms which may or may not be similar to the Offer. Any such future rights offering will be made in accordance with the 1940 Act, and will result in an immediate dilution of NAV for all Common Stockholders if the subscription price for such offering is less than the NAV.

Important Terms of the Offer

The Fund is issuing to Record Date Stockholders transferable Rights to subscribe for up to an aggregate of 10,352,100 shares of Common Stock. Each Record Date Stockholder is being issued one transferable Right for each whole share of Common Stock owned on the Record Date. Rights holders are entitled to acquire one share of Common Stock at the Subscription Price for every three Rights held (1 for 3). Rights may be exercised at any time during the Subscription Period, which commences on April 18, 2024, the Record Date, and ends at 5:00 p.m., New York City time, on May 14, 2024, the Expiration Date, unless extended by the Fund.

The Rights are transferable and will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol "IFN.RT" during the course of the Offer. Trading in the Rights on the NYSE is expected to be conducted until the close of trading on the NYSE on the last Business Day prior to the Expiration Date. See "—Transferability and Sale of Rights" below. The Fund's outstanding shares of Common Stock are, and the shares of Common Stock issued pursuant to the exercise of the Rights will be, subject to notice of issuance, listed on the NYSE. The Fund's shares of Common Stock trade under the symbol "IFN." The Rights are evidenced by subscription certificates that will be mailed to Record Date Stockholders, except as described below under "—Foreign Common Stockholders."

The Fund will not issue fractional shares of Common Stock upon the exercise of Rights; accordingly, Rights may be exercised only in multiples of three, except that any Record Date Stockholder that owns fewer than three shares of Common Stock as of the close of business on the Record Date is entitled to subscribe for one full share of Common Stock in the Offer. Record Date Stockholders who hold two or more accounts may not combine their fractional interests across accounts.

The Rights are transferable. Rights holders who are not Record Date Stockholders may purchase shares of Common Stock in the Primary Subscription, but are not entitled to subscribe for shares of Common Stock pursuant to the Over-Subscription Privilege. Record Date Stockholders and other Rights holders who purchase shares of Common Stock in the Primary Subscription and Record Date Stockholders who purchase shares of Common Stock pursuant to the Over-Subscription Privilege are hereinafter referred to as "Exercising Rights Holders."

Shares of Common Stock not subscribed for during the Primary Subscription will be offered, by means of the Over-Subscription Privilege, to Record Date Stockholders who fully exercise the Rights issued to them pursuant to the Offer (other than those Rights that cannot be exercised because they represent the right to acquire less than one share of Common Stock) and who wish to acquire more than the number of shares of Common Stock they are entitled to purchase pursuant to the exercise of their Rights, subject to certain limitations and subject to allotment. Investors who are not Record Date Stockholders are not entitled to subscribe for any shares of Common Stock pursuant to the Over-Subscription Privilege. See "—Over-Subscription Privilege" below.

For purposes of determining the maximum number of shares of Common Stock a Record Date Stockholder may acquire pursuant to the Offer, broker-dealers, trust companies, banks or others whose shares of Common Stock are held of record by Cede & Co. ("Cede") or by any other depository or nominee will be deemed to be the holders of the Rights that are issued to Cede or the other depository or nominee on their behalf.

Rights may be exercised by completing and signing a subscription certificate and delivering it, together with payment at the estimated Subscription Price, to the Subscription Agent. A Rights holder will have no right to rescind a purchase after the Subscription Agent has received a completed subscription certificate together with payment for the shares of Common Stock offered pursuant to the Offer, except as provided under "—Notice of NAV Decline." Rights holders who exercise their Rights will not know at the time of exercise the Subscription Price of the shares of Common Stock being acquired and will be required initially to pay for both the shares of Common Stock subscribed for during the Subscription Period and, if eligible, any additional shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege at the estimated Subscription Price of $18.03 per share of Common Stock. The Fund, not investors, will pay a sales load on the aggregate Subscription Price, which will ultimately be borne by all Common Stockholders, even those who do not exercise their Rights. For a discussion of the method by which Rights may be exercised and shares of Common Stock paid for, see "The Offer—Methods for Exercising Rights," "The Offer—Payment for Shares of Common Stock" and "Distribution Arrangements."

There is no minimum number of Rights which must be exercised in order for the Offer to close. The Fund will bear the expenses of the Offer, which will be paid from the proceeds of the Offer. These expenses include, but are not limited to, the expenses of preparing and printing the prospectus for the Offer, the Dealer Manager fee, and the expenses of Fund counsel and the Fund's independent registered public accounting firm in connection with the Offer.

The Fund has entered into the Dealer Manager Agreement, which allows the Dealer Manager to take actions to seek to facilitate the trading market for Rights and the placement of shares of Common Stock pursuant to the exercise of Rights. Those actions are expected to involve the Dealer Manager purchasing and exercising Rights during the Subscription Period at prices determined at the time of such exercise, which are expected to vary from the Subscription Price. See "Distribution Arrangements" for additional information.

Important Dates to Remember

Record Date—April 18, 2024

Subscription Period*—April 18, 2024 through May 14, 2024

Final Date Rights Will Trade*—May 13, 2024

Expiration Date*—May 14, 2024

Deadline for Subscription Certificates and Payment for Shares of Common Stock*†—May 13, 2024

Deadline for Notice of Guaranteed Delivery*†—May 14, 2024

Deadline for Payment Pursuant to Notice of Guaranteed Delivery*—May 14, 2024

Deadline for Delivery of Subscription Certificates Pursuant to Notice of Guaranteed Delivery*—May 16, 2024

Confirmation Mailed to Exercising Rights Holders*—May 23, 2024

Final Payment for Shares of Common Stock Due**—June 6, 2024

Issuance Date*—May 21, 2024

*  Unless the Offer is extended.

**  Additional amount due (in the event the Subscription Price exceeds the estimated Subscription Price).

†  A person exercising Rights must deliver either (i) a subscription certificate and payment for shares of Common Stock, or (ii) a Notice of Guaranteed Delivery and payment for the shares of Common Stock by 5:00 p.m. Eastern Time on the Expiration Date, unless the Offer is extended.

Subscription Price

The Subscription Price for the shares of Common Stock to be issued pursuant to the Offer will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a share of Common Stock on the NYSE on the Expiration Date, as such date may be extended from time to time, and each of the four (4) preceding trading days. If, however, the Formula Price is less than 93% of the Fund's NAV per share of Common Stock at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 93% of the Fund's NAV per share of Common Stock at the close of trading on the NYSE on that day. The Fund will pay a sales load on the Subscription Price. For example, assuming the Expiration Date were April 12, 2024, if the average of the last reported sale prices of a share of Common Stock on the NYSE on the Expiration Date and the preceding four (4) trading days is $19.49 the Subscription Price would be $18.03 per share of Common Stock (92.5% of $19.49). Since the Expiration Date will be May 14, 2024 (unless the Fund extends the Subscription Period), Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the shares of Common Stock subscribed for pursuant to the Primary Subscription and, if eligible, any additional shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege at the estimated Subscription Price of $18.03 per share of Common Stock. See "—Payment for Shares of Common Stock" below. Rights holders who exercise their Rights will have no right to rescind a purchase after receipt of their completed subscription certificates (or Notice of Guaranteed Delivery) together with payment for shares of Common Stock by the Subscription Agent. All of the costs of the Offer will be borne by the Fund and indirectly by the Fund's Common Stockholders whether or not they exercise their Rights.

Over-Subscription Privilege

Shares of Common Stock not subscribed for by Rights holders (the "Excess Common Stock") will be offered, by means of the Over-Subscription Privilege, to the Record Date Stockholders who have fully exercised the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one share of Common Stock) and who wish to acquire more than the number of shares of Common Stock they are entitled to purchase pursuant to the Primary Subscription. Investors who are not Record Date Stockholders, but who otherwise acquire Rights to purchase the Fund's shares of Common Stock pursuant to the Offer (e.g., Rights acquired in the secondary market), are not entitled to subscribe for any of the Fund's shares of Common Stock pursuant to the Over-Subscription Privilege.

Eligible Record Date Stockholders may exercise the Over-Subscription Privilege in respect of exercised Rights by properly executing and delivering to the Subscription Agent, at or prior to 5:00 p.m., New York City time, on the Expiration Date, a Nominee Holder over-subscription certificate or a substantially similar form satisfactory to the Subscription Agent, together with payment of the Subscription Price for the number of shares of Common Stock for which the Over-Subscription Privilege is to be exercised.

Record Date Stockholders should indicate on the subscription certificate, which they submit with respect to the exercise of the Rights issued to them, how many Excess Common Stock they are willing to acquire pursuant to the Over-Subscription Privilege. If sufficient Excess Common Stock remain, all such Record Date Stockholders' over-subscription requests will be honored in full. If requests from such Record Date Stockholders for shares of Common Stock pursuant to the Over-Subscription Privilege exceed the Excess Common Stock available, the available Excess Common Stock will be allocated pro rata among Record Date Stockholders who oversubscribe based on the number of shares of Common Stock they owned on the Record Date. The percentage of remaining shares of Common Stock each over-subscribing Record Date Stockholder may acquire will be rounded down to result in delivery of whole shares of Common Stock. The allocation process may involve a series of allocations to assure that the total number of shares of Common Stock available for over-subscriptions is distributed on a pro rata basis.

Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any Over-Subscription Privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised pursuant to the Primary Subscription and the number of shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege by such beneficial owner and that such beneficial owner's Primary Subscription was exercised in full. Nominee Holder Over-Subscription Forms and Beneficial Owner Certification Forms will be distributed to banks, brokers, trustees and other nominee holders of Rights with the subscription certificates. Nominees should also notify holders purchasing Right in the secondary market that such Rights may not participate in the Over-Subscription Privilege.

The Fund will not offer or sell any shares of Common Stock that are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

Transferability and Sale of Rights

The Rights are transferable until the completion of the Subscription Period and will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol "IFN.RT" during the course of the Offer. We may, however, extend the expiration of the Offer at any time and for any reason prior to the completion of the Subscription Period.

The Fund does not have the right to withdraw the Rights or cancel the Offer after the Rights have been distributed. If the Fund terminates the Offer, the Fund will issue a press release announcing such termination and will direct the Subscription Agent (defined below) to return, without interest, all subscription proceeds received to such Common Stockholders who had elected to exercise their Rights.

Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin two Business Days prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date. Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the subscription certificates are mailed to

Record Date Stockholders and thereafter will be conducted on a regular-way basis until and including the last NYSE trading day prior to the completion of the Subscription Period. The shares of Common Stock are expected to begin trading ex-Rights one Business Day prior to the Record Date. For purposes of this Prospectus Supplement, a "Business Day" shall mean any day on which trading is conducted on the NYSE.

The value of the Rights, if any, will be reflected by their market price on the NYSE. Rights may be sold by individual holders through their broker or financial adviser. Holders of Rights attempting to sell any unexercised Rights in the open market through their broker or financial adviser may be charged a commission or incur other transaction expenses and should consider the commissions and fees charged prior to selling their Rights on the open market.

Rights that are sold will not confer any right to acquire any shares of Common Stock in any over-subscription, and any Record Date Stockholder who sells any Rights (other than those Rights that cannot be exercised because they represent the right to acquire less than one share of Common Stock) will not be eligible to participate in the Over-Subscription Privilege, if any.

Stockholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial adviser or the financial press.

Banks, broker-dealers and trust companies that hold shares of Common Stock for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights will not participate in any Over-Subscription Privilege.

Sales through the Subscription Agent. Record Date Stockholders who do not wish to exercise any or all of their Rights may instruct the Subscription Agent to try to sell any Rights they do not intend to exercise themselves.

Subscription certificates evidencing the Rights to be sold by the Subscription Agent must be received by the Subscription Agent on or before 5:00 p.m., New York City time, on May 7, 2024 (or, if the Subscription Period is extended, on or before 5:00 p.m., New York City time, five (5) Business Days prior to the extended Expiration Date).

Upon the timely receipt by the Subscription Agent of appropriate instructions to sell Rights, the Subscription Agent will attempt to sell such Rights, including by first offering such Rights to the Dealer Manager for purchase by the Dealer Manager. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then current market price for the Rights on the NYSE. The Subscription Agent will offer Rights to the Dealer Manager before attempting to sell them on the NYSE, which may affect the market price for Rights on the NYSE and reduce the number of Rights available for purchase on the NYSE.

If the Dealer Manager declines to purchase the Rights of a Record Date Stockholder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market.

The proceeds from each of such sales of Rights by the Subscription Agent will be remitted to the Subscription Agent, which will hold such proceeds in an account segregated from the Subscription Agent's own funds pending distribution to each selling Record Date Stockholder.

The Subscription Agent will also attempt to sell (either to the Dealer Manager or in open market transactions as described above) all Rights which remain unclaimed as a result of subscription certificates being returned by the postal authorities to the Subscription Agent as undeliverable as of the sixth (6th) Business Day prior to the Expiration Date. The Subscription Agent will hold the proceeds from those sales in an account segregated from the Subscription Agent's own funds for the benefit of such non-claiming Record Date Stockholders until such proceeds are either claimed or revert to the state.

If the Rights can be sold by the Subscription Agent to the Dealer Manager and/or in the open-market, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent during the Offer, less any applicable brokerage commissions, taxes and other expenses, and the proceeds of such sales will be remitted by the Subscription Agent to the selling Record Date Stockholder(s) within three (3) Business Days following the Expiration Date.

There can be no assurance that the Subscription Agent will be able to sell any Rights, and neither the Fund nor the Subscription Agent has guaranteed any minimum sales price for the Rights. If a Record Date Stockholder does not utilize the services of the Subscription Agent and chooses to use another broker-dealer or other financial institution to sell Rights, then the other broker-dealer or financial institution may charge a fee to sell the Rights.

For a discussion of actions that may be taken by the Dealer Manager to seek to facilitate the trading market for Rights and the placement of shares of Common Stock pursuant to the exercise of Rights, including the purchase of Rights and the sale during the Subscription Period by the Dealer Manager of shares of Common Stock acquired through the exercise of Rights and the terms on which such sales will be made, see "Distribution Arrangements."

The Dealer Manager may also act on behalf of its clients to purchase or sell Rights in the open market and may receive commissions from its clients for such services. Holders of Rights attempting to sell any unexercised Rights in the open market through a broker-dealer other than the Dealer Manager may be charged a different commission and should consider the commissions and fees charged by the broker-dealer prior to selling their Rights on the open market. The Dealer Manager is not expected to purchase Rights as principal for its own account in order to seek to facilitate the trading market for Rights or otherwise. See "Distribution Arrangements" for additional information.

Other Transfers. The Rights evidenced by a subscription certificate may be transferred in whole by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single subscription certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a subscription certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing such transferred Rights. In such event, a new subscription certificate evidencing the balance of the Rights, if any, will be issued to the Record Date Stockholder or, if the Record Date Stockholder so instructs, to an additional transferee. The signature on the subscription certificate must correspond to the name as set forth upon the face of the subscription certificate in every particular, without alteration or enlargement, or any change. A signature guarantee must be provided by an eligible financial institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, subject to the standards and procedures adopted by the Fund.

Record Date Stockholders wishing to transfer all or a portion of their Rights should allow at least eight (8) Business Days prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent; (ii) a new subscription certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any; and (iii) the Rights evidenced by such new subscription certificate to be exercised or sold by each recipient thereof prior to the Expiration Date. The Fund, the Subscription Agent and the Dealer Manager shall not have any liability to a transferee or transferor of Rights if subscription certificates are not received in time for exercise or sale prior to the Expiration Date.

Except for the fees charged by the Subscription Agent and Dealer Manager (which will be paid by the Fund), the transferor of the Rights shall be responsible for all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or exercise of Rights. None of the Fund, the Subscription Agent or the Dealer Manager will pay such commissions, fees or expenses. Investors who wish to purchase, sell, exercise or transfer Rights through a broker, bank or other party should first inquire about any fees and expenses that the investor will incur in connection with the transaction.

The Fund anticipates that the Rights will be eligible for transfer through, and that the exercise of the Primary Subscription and Over-Subscription Privilege may be effected through, the facilities of the Depository Trust Company ("DTC") or through the Subscription Agent.

Additional Information on the Transferability of Rights. The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase common shares at a price below the then current net asset value so long as certain conditions are met, including: (i) a good faith determination by a fund's board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders' preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional Rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

Methods for Exercising Rights

Rights may be exercised by completing and signing the subscription certificate that accompanies this Prospectus Supplement and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full for the shares of Common Stock at the Subscription Price by the Expiration Date.

Rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, (1) to deliver a Notice of Guaranteed Delivery along with payment of the shares prior to 5:00 p.m., New York City time, on the Expiration Date and (2) to guarantee delivery of a properly completed and executed subscription certificate pursuant to a Notice of Guaranteed Delivery by the close of business on the second (2nd) Business Day after the Expiration Date. A fee may be charged for this service. Completed subscription certificates and related payments must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on or before the Expiration Date (unless delivery of subscription certificate is effected by means of a Notice of Guaranteed Delivery as set forth under "—Payment for Shares of Common Stock" below) at the offices of the Subscription Agent at the address set forth above. Fractional shares of Common Stock will not be issued upon the exercise of Rights.

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the Subscription Price will be determined by the Fund, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. The Fund reserves the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of the Fund's counsel, be unlawful.

See "Distribution Arrangements" for additional information regarding the purchase and exercise of Rights by the Dealer Manager.

Common Stockholders who are Record Owners. Exercising Rights Holders who are holders of record may choose either option set forth under " —Payment for Shares of Common Stock " below. If time is of the essence, the Fund or the Investment Manager, in their sole discretion, may permit delivery of the subscription certificate and payment after the Expiration Date.

Record Date Stockholders whose Shares of Common Stock are Held by a Nominee. Record Date Stockholders whose shares of Common Stock are held by a nominee, such as a bank, broker or trustee, must contact that nominee to exercise their Rights. In that case, the nominee will complete the subscription certificate on behalf of the Record Date Stockholder and arrange for proper payment by one of the methods set forth under "—Payment for Shares of Common Stock" below.

Nominees. Nominees, such as brokers, trustees or depositories for securities, who hold shares of Common Stock for the account of others, should notify the respective beneficial owners of the shares of Common Stock as soon as possible to ascertain the beneficial owners' intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the Subscription Agent with the proper payment as described under "—Payment for Shares of Common Stock" below.

Banks, brokers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any Over-Subscription Privilege may be exercised with respect to any particular beneficial owner who is a Record Date Stockholder, as to the aggregate number of Rights exercised during the Subscription Period and the number of shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege by the beneficial owner, and that the beneficial owner exercised all Rights issued to it pursuant to the Offer.

Foreign Common Stockholders. Subscription certificates will not be mailed to Record Date Stockholders whose record addresses are outside the United States (for these purposes, the United States includes its territories and possessions and the District of Columbia) (the "Foreign Common Stockholders"). Subscription certificates will only be mailed to Record Date Stockholders whose addresses are within the United States (other than an APO or FPO address). Record Date Stockholders whose addresses are outside the United States or who have an APO or FPO address and who wish to subscribe to the Offer either in part or in full should contact the Subscription Agent in writing no later than six (6) Business Days prior to the Expiration Date. The Fund will determine whether the Offer may be made to any such Record Date Stockholder. The Offer will not be made in any jurisdiction where it would be unlawful to do so.

The Subscription Agent will hold the Rights to which those subscription certificates relate for such Common Stockholders' accounts until instructions are received to exercise, sell or transfer the Rights, subject to applicable law. If no instructions have been received by 5:00 p.m. New York City time, on May 6, 2024 (or, if the Subscription Period is extended, on or before six (6) Business Days prior to the extended Expiration Date), or the Fund has determined that the Offer may not be made to a particular Record Date Stockholder, the Subscription Agent will attempt to sell all of such Common Stockholder's Rights and remit the net proceeds, if any, to such Common Stockholder. The Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then-current market price for the Rights on the NYSE. If the Dealer Manager declines to purchase such Rights, the Subscription Agent will attempt to sell such Rights in the open market.

The proceeds from each of such sales of Rights by the Subscription Agent will be remitted to the Subscription Agent, which will hold such proceeds in an account segregated from the Subscription Agent's own funds pending distribution to each Foreign Common Stockholder. If the Rights can be sold by the Subscription Agent to the Dealer Manager and/or in the open-market, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent during the Offer, less any applicable brokerage commissions, taxes and other expenses, and the proceeds of such sales will be remitted by the Subscription Agent to the Foreign Common Stockholder(s) within three (3) Business Days following the Expiration Date.

There can be no assurance that the Subscription Agent will be able to sell any Rights, and neither the Fund nor the Subscription Agent has guaranteed any minimum sales price for the Rights.

Subscription Agent

The Subscription Agent is Computershare Inc. and Computershare Trust Company, N.A. Under the terms and subject to the conditions contained in a Subscription Agent Agreement between the Fund and the Subscription Agent, the Subscription Agent in connection with the Offer will provide services related to the distribution of the subscription certificates and the issuance and exercise of Rights to subscribe as set forth therein. The Subscription Agent will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $50,000, plus reimbursement for all out-of-pocket expenses related to the Offer.

Completed subscription certificates must be sent together with proper payment of the Subscription Price for all shares of Common Stock subscribed for in the Primary Subscription and the Over-Subscription Privilege (for eligible Record Date Stockholders) to the Subscription Agent by one of the methods described below. Alternatively, Notices of Guaranteed Delivery may be sent by email to canoticeofguarantee@computershare.com be received by the Subscription Agent prior to 5:00 p.m. New York City time, on the Expiration Date. The Fund will accept only properly completed and executed subscription certificates actually received at any of the addresses listed below, prior to 5:00 p.m., New York City time, on the Expiration Date or by the close of business on the second (2nd) Business Day after the Expiration Date following timely receipt of a Notice of Guaranteed Delivery. See "—Payment for Shares of Common Stock " below.

Subscription Certificate Delivery Method	Address/Number
By Notice of Guaranteed Delivery	Contact your broker-dealer, trust company, bank, or other nominee to notify the Fund of your intent to exercise, sell or transfer the Rights.
By First Class Mail Only (No Overnight /Express Mail)	Corporate Actions P.O. Box 43011 Providence, RI 02940-3011
By Express Mail or Overnight Courier	Computershare Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

Information Agent

The Information Agent is EQ Fund Solutions, LLC. Under the terms and subject to the conditions contained in an Information Agent Agreement between the Fund and the Information Agent, the Information Agent will provide communication, dissemination and other related services in connection with the Offer. The Information Agent will receive a fee estimated to be $10,500, plus reimbursement for its out-of-pocket expenses related to the Offer.

Any questions or requests for assistance concerning the method of subscribing for shares of Common Stock or for additional copies of this Prospectus Supplement or subscription certificates or Notices of Guaranteed Delivery may be directed to the Information Agent at its telephone number listed below:

Equiniti Group Limited
Call toll free: (866) 521-4429

Common Stockholders may also contact their brokers or nominees for information with respect to the Offer.

Expiration of the Offer

The Offer will expire at 5:00 p.m., New York City time, on May 14, 2024, the Expiration Date, unless extended by the Fund.

Rights will expire without value on the Expiration Date (including any extension); they may not be exercised thereafter. Any extension of the Offer will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., New York City time, on the next Business Day following the previously scheduled Expiration Date. Without limiting the manner in which the Fund may choose to make such announcement, the Fund will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to the Dow Jones News Service or such other means of announcement as the Fund deems appropriate.

Payment for Shares of Common Stock

Exercising Rights Holders may choose between the following methods of payment:

(1) An Exercising Rights Holder may send the subscription certificate together with payment by personal check for the shares of Common Stock acquired in the Primary Subscription and any additional shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege (for eligible Record Date Stockholders) to the Subscription Agent based on the estimated Subscription Price of $18.03 per share of Common Stock (92.5% of $19.49, the average of the last reported sales price of a share of Common Stock on the NYSE on April 12, 2024 and each of the four (4) preceding trading days). To be accepted, the payment by personal check, together with a properly completed and executed subscription certificate, must be received by the Subscription Agent at one of the Subscription Agent's offices set forth above, prior to 5:00 p.m., New York City time, on the Expiration Date.

(2) An Exercising Rights Holder may have a bank, trust company or NYSE member deliver a Notice of Guaranteed Delivery to the Subscription Agent by email or mail, along with payment of the full estimated Subscription Price for the shares of Common Stock subscribed for in the Primary Subscription and any additional shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege (for eligible Record Date Stockholders) by 5:00 p.m., New York City time, on the Expiration Date guaranteeing delivery of a properly completed and executed subscription certificate. The Subscription Agent will not honor a Notice of Guaranteed Delivery unless a properly completed and executed subscription certificate is received by the Subscription Agent by the close of business on May 16, 2024, or, if the Offer is extended, on the second (2nd) Business Day after the Expiration Date.

All payments by an Exercising Rights Holder must be in U.S. dollars by personal check drawn on a bank or branch located in the United States and payable to "Computershare." The Subscription Agent will deposit all funds received by it prior to the final payment date into a segregated account pending proration and distribution of the shares of Common Stock. The Subscription Agent may receive investment earnings on the funds deposited into such account.

The method of delivery of subscription certificates and payment of the Subscription Price to the Fund will be at the election and risk of the Exercising Rights Holders, but if sent by mail, it is recommended that such Certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date or the date guaranteed payments are due under a Notice of Guaranteed Delivery (as applicable). Because uncertified personal checks may take at least five Business Days to clear, you are strongly urged to send your payment as soon as possible.

Within five (5) Business Days following the Expiration Date (the "Confirmation Date"), the Subscription Agent will direct the Transfer Agent to send to each Exercising Rights Holder (or, if shares of Common Stock are held by Cede or any other depository or nominee, to Cede or such other depository or nominee) a confirmation showing (i) the number of shares of Common Stock purchased pursuant to the Primary Subscription; (ii) the number of shares of Common Stock, if any, acquired pursuant to the Over-Subscription Privilege (for eligible Record Date Stockholders); (iii) the per share of Common Stock and total purchase price for the shares of Common Stock; and (iv) any additional amount payable to the Fund by the Exercising Rights Holder or any excess to be refunded by the Fund to the Exercising Rights Holder, in each case based on the Subscription Price as determined on the Expiration Date. If any Exercising Rights Holder, if eligible, exercises his right to acquire shares of Common Stock pursuant to the Over-Subscription Privilege, any excess payment which would otherwise be refunded to him will be applied by the Fund toward payment for shares of Common Stock acquired pursuant to the exercise of the Over-Subscription Privilege. Any additional payment required from an Exercising Rights Holder must be received by the Subscription Agent within 10 (ten) Business Days after the Confirmation Date. All payments by Rights holders must be in United States dollars by personal check drawn on a bank located in the United States of America and payable to "Computershare." Any excess payment to be refunded by the Fund to an Exercising Rights Holder will be mailed by the Subscription Agent to the Rights Holder as promptly as practicable.

Whichever of the two methods described above is used, issuance of the shares of Common Stock purchased is subject to collection of checks and actual receipt of payment. The Subscription Agent will deposit all checks it receives prior to the final due date of this Offer into a segregated account pending proration and distribution of the shares of Common Stock. The Subscription Agent may receive investment earnings on the funds deposited into such account. If an Exercising Rights Holder who subscribes for shares of Common Stock pursuant to the Primary Subscription or Over-Subscription Privilege (for eligible Record Date Stockholders) does not make payment of any amounts due by the Expiration Date or within ten (10) Business Days after the Confirmation Date with respect to any additional payment required, the Subscription Agent reserves the right to take any or all of the following actions: (i) sell subscribed and unpaid-for shares of Common Stock to other eligible Record Date Stockholders; (ii) apply any payment actually received by it from the Exercising Rights Holder toward the purchase of the greatest whole number of shares of Common Stock which could be acquired by such Exercising

Rights Holder upon exercise of the Primary Subscription and/or the Over-Subscription Privilege; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed for shares of Common Stock.

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Fund, whose determinations will be final and binding. The Fund or the Investment Manager, each in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Fund or the Investment Manager determines in its sole discretion. The Subscription Agent and the Fund will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

Exercising Rights Holders will have no right to rescind their subscription after receipt of their payment for shares of Common Stock by the Subscription Agent.

Delivery of Shares

Participants in the Fund's dividend reinvestment and optional cash repurchase plan (the "Plan") will have any shares of Common Stock acquired pursuant to the Offer credited to their Common Stockholder dividend reinvestment accounts in the Plan. Common Stockholders whose shares of Common Stock are held of record by a depository or nominee on their behalf or their broker-dealers' behalf will have any shares of Common Stock acquired during the Subscription Period credited to the account of such depository or nominee. No certificates will be issued or delivered with respect to shares of Common Stock issued and sold in the Offer.

Certain Employee Benefit Plan Considerations

Holders of Rights that are employee benefit plans subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), such as employee plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Keogh Plans and Individual Retirement Accounts ("IRA") and other plans and arrangements subject to Section 4975 of the Code (each a "Benefit Plan" and collectively, "Benefit Plans"), should be aware that the use of additional contributions of cash outside of the Benefit Plan to exercise Rights may be treated as additional contributions to the Benefit Plan. When taken together with contributions previously made, such deemed additional contributions may be in excess of tax limitations and subject the Rights holder to excise taxes for excess or nondeductible contributions. In the case of Benefit Plans qualified under Section 401(a) of the Code, additional contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. Benefit Plans contemplating making additional contributions to exercise Rights should consult with their legal and tax counsel prior to making such contributions. Benefit Plans and other tax-exempt entities should also be aware that if they borrow to finance their exercise of Rights, they may become subject to the tax on unrelated business taxable income ("UBTI") under Section 511 of the Code. If any portion of an IRA is used as security for a loan, the portion so used may also be treated as distributed to the IRA depositor.

Benefit Plans subject to ERISA are subject to certain requirements on the Benefit Plan and on those persons who are fiduciaries with respect to the Benefit Plans. Such requirements may include, among other things, prudence and diversification, and conflicts of interest requirements and require that investments be made in accordance with the documents governing the Benefit Plan. The decision by a fiduciary of a Benefit Plan whether to exercise or transfer Rights should be considered in light of such fiduciary requirements.

In addition, ERISA and the Code prohibit certain transactions involving the assets of a Benefit Plan and certain persons (referred to as "parties in interest" for purposes of ERISA and "disqualified persons" for purposes of the Code) having certain relationships to such Benefit Plans, and also prohibit "self-dealing" transactions, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code (or with respect to certain Benefit Plans, such as IRAs, a prohibited transaction may cause the Benefit Plan to lose its tax-exempt status), and penalties and liabilities may apply to fiduciaries in connection with such transaction. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to an otherwise prohibited exercise or transfer of the Rights, and the holding or disposition of the shares of Common Stock obtained pursuant to an exercise of Rights. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, PTCE 84-24 governing purchases of shares in investment companies and PTCE 75-1 respecting sales of securities. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the "service provider exemption," from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Benefit Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Benefit Plan involved in the transaction) solely by reason of providing services to the Benefit Plan or by relationship to a service provider, provided that the Benefit Plan receives no less, nor pays no more, than adequate consideration. There can be no assurance that any of the above described exemptions or any other exemption would apply, or that all of the conditions of any such exemptions or any other exemption will be satisfied, in connection with any Benefit Plan's otherwise prohibited exercise or transfer of Rights, or its investment or disposition of the shares of Common Stock.

Governmental plans, certain church plans and non-U.S. plans may not be subject to the prohibited transaction provisions of ERISA or the Code but may be subject to similar laws ("Similar Laws"). Fiduciaries of any such plans should consult with counsel before exercise or transfer of Rights.

By its exercise of the Rights, each Benefit Plan will be deemed to have represented and warranted that (i) neither the exercise or other disposition of Rights, nor the investment in shares of Common Stock pursuant to such exercise, will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or any Similar Law and (ii) neither Investment Manager, the Dealer Manager, the Fund or any of their respective affiliates is or will be a fiduciary of the Benefit Plan with respect to the Benefit Plan's exercise of the Rights or its investment in shares of Common Stock pursuant to such exercise, for purposes of ERISA and Section 4975 of the Code, or any applicable substantially similar law.

Due to the complexity of these rules and the penalties for noncompliance, fiduciaries of Benefit Plans and plans subject to Similar Law, should consult with their legal and tax counsel regarding the consequences of their decision whether to exercise or transfer Rights under ERISA, the Code and other Similar Laws. Each holder of the Rights has the exclusive responsibility for ensuring that its disposition of the Rights does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The provision of this Prospectus Supplement and the accompanying Prospectus and the provision of any Rights to, or the transfer of Common Shares to a Benefit Plan pursuant to the exercise of Rights by, a Benefit Plan or plan subject to Similar Law is in no respect a representation or recommendation by the Fund, the Investment Manager, the Dealer Manager or of their respective affiliates, representatives or agents that such an investment is appropriate or advisable for, or meets all relevant legal requirements with respect to investments by, Benefit Plans or plans subject to Similar Laws generally or by any particular Benefit Plan or plan subject to Similar Law.

Benefits to the Investment Manager

The Investment Manager will benefit from the Offer because the management and investment advisory fees are based on the Fund's Managed Assets. It is not possible to state precisely the amount of additional compensation the Investment Manager will receive as a result of the Offer because it is not known how many shares of Common Stock will be subscribed for and because the proceeds of the Offer will be invested in additional portfolio securities, which will fluctuate in value. However, assuming (i) all Rights are exercised and (ii) the Subscription Price is $18.03 per share of Common Stock (after giving effect to the Dealer Manager fee and other expenses related to the Offer), the Investment Manager would receive additional annualized advisory fees of $1,631,213. One of the Fund's directors who voted to authorize the Offer is an interested person (as defined in Section 2(a)(19) of the 1940 Act) of the Investment Manager. The other directors who approved the Offer are not interested persons (as defined in Section 2(a)(19) of the 1940 Act) of the Investment Manager.

Dilution and Effect of Non-Participation in the Offer

Upon the completion of the Offer, Record Date Stockholders who do not exercise their Rights fully will own a smaller proportional interest in the Fund than they owned prior to the Offer because there will be more shares of Common Stock issued and outstanding if Rights are exercised. The percentage increase in shares of Common Stock outstanding that will occur if all the Rights are exercised is 33 1/3%. The completion of the Offer will result in immediate voting dilution for such Common Stockholders. Further, both the sales load and the expenses associated with the Offer paid by the Fund will immediately reduce the NAV of each outstanding share of Common Stock.

In addition, if the Subscription Price is less than the NAV of the Fund's shares of Common Stock as of the Expiration Date, the Offer will result in an immediate dilution of NAV for all Common Stockholders. It is anticipated that the existing Common Stockholders will experience immediate dilution even if they fully exercise their Rights. Such dilution is not currently determinable because it is not known how many shares of Common Stock will be subscribed for, what the NAV or market price of the Fund's shares of Common Stock will be on the Expiration Date or what the Subscription Price will be. Any such NAV dilution will disproportionately affect non-exercising Common Stockholders. If the Subscription Price is substantially less than the current NAV, this dilution could be substantial. For example, assuming that the NAV per share of Common Stock on the Expiration Date is $18.38 (the NAV per share of Common Stock as of April 12, 2024) and all of the shares of Common Stock are sold at the estimated Subscription Price and after deducting all expenses related to the issuance of the shares of Common Stock, the per share NAV would be reduced by approximately $0.25 or 1.39%. Record Date Stockholders will experience a decrease in the NAV of shares of Common Stock held by them, irrespective of whether they exercise all or any portion of their Rights. The distribution of transferable Rights, which themselves have value, will afford non-participating Common Stockholders the potential of receiving a cash payment upon the sale of Rights, receipt of which may be viewed as partial compensation for the economic dilution of their interests, although there can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be.

Example of Dilution to NAV Resulting from the Offer

(a) NAV per share of Common Stock (as of April 12, 2024)	$18.38
(b) Total net assets (as of April 12, 2024)	$570,955,784
(c) Estimated reduction in current NAV per share of Common Stock resulting from the Offer ("per share dilution")(1)(2)	$0.25
(d) Estimated percentage reduction in current NAV per share of Common Stock resulting from the Offer(1)(3)	1.39%

(1)  Assumes full exercise of the Rights being offered, that the NAV per share of Common Stock on the Expiration Date is $18.38 (the NAV per share of Common Stock on April 12, 2024), and that all of the shares of Common Stock are sold at the estimated Subscription Price of $18.03 and deducts the dealer manager fee and all expenses related to the issuance of the shares of Common Stock in the Offer. The Fund pays offering expenses, which are ultimately thus borne by all Common Stockholders whether or not they exercise their Rights.

(2)  Item (c) was calculated by subtracting (A) the Fund's estimated NAV per share of Common Stock immediately following the completion of the Offer from (B) the Fund's NAV per share of Common Stock (as of April 12, 2024). The Fund's estimated NAV per share of Common Stock immediately following the completion of the Offer was estimated (using the assumptions described in note (1) above) by dividing (X) the estimated NAV of the Fund immediately following the Offer by (Y) the estimated total number of shares of Common Stock outstanding immediately following the completion of the Offer.

(3)  Item (d) was calculated by dividing Item (c) by Item (a).

There can be no assurance that the dilution will be limited to the amounts shown in the table above. The final amounts of such dilution may be greater than those estimated due to many factors, including the Fund's market price and NAV at the time of completion of the Offer and the level of participation in the Offer.

The number of shares of Common Stock outstanding as of April 12, 2024, was 31,056,301. The number of shares of Common Stock adjusted to give effect to the Offer, assuming that all Rights are exercised and the applicable shares of Common Stock issued, would be 41,408,401. The percentage increase in shares of Common Stock outstanding that will occur if all the Rights are exercised is 33 1/3%.

All of the costs of the Offer will be borne by the Fund's Common Stockholders whether or not they exercise their Rights.

RISKS RELATING TO THE OFFER

Dilution risk

As a result of this Offer, it is anticipated that even if you fully exercise your Rights, you should expect to incur immediate economic dilution and, if you do not exercise all of your Rights, you will incur voting dilution. Further, both the sales load and the expenses associated with the Offer paid by the Fund will immediately reduce the NAV of each outstanding share of Common Stock. To the extent that the number of shares of Common Stock outstanding after the Offer will have increased proportionately more than the increase in the size of the Fund's net assets, you will, at the completion of the Offer, experience immediate dilution of NAV. The percentage increase in shares of Common Stock outstanding that will occur if all the Rights are exercised is 33 1/3%.

In addition, if the Subscription Price for the Offer is less than the Fund's NAV of the shares of Common Stock as of the Expiration Date, you would experience additional immediate dilution of NAV as a result of the Offer. If the Subscription Price is substantially less than the current NAV at the expiration of the Offer, such dilution could be substantial. It is anticipated that the existing Common Stockholders will experience immediate dilution even if they fully exercise their Rights. In addition, whether or not you exercise your Rights, you will experience a dilution of NAV of the shares of Common Stock because you will indirectly bear the expenses of this Offer, which include, among other items, SEC registration fees, printing expenses and the fees assessed by service providers (including the cost of the Fund's counsel and independent registered public accounting firm). This dilution of NAV will disproportionately affect Common Stockholders who do not exercise their Rights. We cannot state precisely the amount of any decrease because we do not know at this time how many shares of Common Stock will be subscribed for or what the NAV or market price of the Fund's shares of Common Stock will be on the Expiration Date or what the Subscription Price will be. For example, based on the Fund's NAV and market price on April 12, 2024, the Subscription Price would be less than NAV and there would be dilution. Assuming full exercise of the Rights being offered and that the NAV per share of Common Stock on the Expiration Date is $18.38 (the NAV per share of Common Stock as of April 12, 2024), it is estimated that the per share dilution resulting from the Offer, as of April 12, 2024, would be $0.25.

In addition to the economic dilution described above, if you do not exercise all of your Rights, you will incur voting dilution as a result of this Offer. This voting dilution will occur because you will own a smaller proportionate interest in the Fund after the Offer than you owned prior to the Offer.

The fact that the Rights are transferable may reduce the effects of dilution as a result of the Offer. Rights holders can transfer or sell their Rights. The cash received from the sale of Rights may be viewed as partial compensation for any possible dilution. There can be no assurances, however, that a market for the Rights will develop or that the Rights will have any value in that market.

Risks of investing in Rights

Shares of closed-end funds such as the Fund frequently trade at a discount to NAV. Since inception, the Fund's shares of Common Stock have frequently traded at a discount in relation to NAV. See "Description of Shares of Common Stock." If the Formula Price is less than 93% of NAV on the Expiration Date, then the Subscription Price will likely be greater than the market price of a share of Common Stock on that date. In addition, the Formula Price, even if above 93% of NAV, may still be above the market price of a share of Common Stock on the Expiration Date. If either event occurs, the Rights will have no value, and a person who exercises Rights will experience an immediate loss of value.

Increase in Share Price Volatility; Decrease in Share Price. The Offer may result in an increase in trading of the shares of Common Stock, which may increase volatility in the market price of the shares of Common Stock. The Offer may result in an increase in the number of Common Stockholders wishing to sell their shares of Common Stock, which would exert downward price pressure on the price of shares of Common Stock.

Under-Subscription. It is possible that the Offer will not be fully subscribed. Under-subscription of the Offer would have an impact on the net proceeds of the Offer and whether the Fund achieves any benefits.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain U.S. federal income tax consequences of the Offer. The following summary supplements the discussion set forth in the accompanying Prospectus under the heading "Tax matters" and is subject to the qualifications and assumptions set forth therein. The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the tax consequences of the issuance, ownership, exercise, and lapse of the rights and an investment in our Common Stock.

The receipt of the Rights by a Record Date Stockholder pursuant to the Offer will be treated as a non-taxable distribution with respect to the shares of Common Stock for U.S. federal income tax purposes. If the fair market value of the Rights received by a Record Date Stockholder is less than 15% of the fair market value of the shares of Common Stock with respect to which such Rights are received as of the date the Rights are received, the Rights will have a zero basis for U.S. federal income tax purposes, unless the Record Date Stockholder affirmatively elects to allocate a portion of its basis in the related shares of Common Stock to the Rights in proportion to the relative fair market values of the shares of Common Stock and the Rights received, as determined on the date of receipt. This election must be made in the tax return for the taxable year in which the Rights are received. On the other hand, if the fair market value of the Rights received is equal to or greater than 15% of the fair market value of the shares of Common Stock on the date the Rights are received, then a Record Date Stockholder's basis in his or her shares of Common Stock must be allocated between the shares of Common Stock and the Rights in proportion to their respective fair market values, as determined on the date the Rights are received. The basis of a Right purchased in the market will generally be its purchase price.

The exercise of a Right by, or on behalf of, a Record Date Stockholder or other Rights holder will not be a taxable transaction for U.S. federal income tax purposes. The basis of each new shares of Common Stock acquired upon exercise of the Rights will equal the sum of the Subscription Price and the tax basis (as determined above), if any, of the Right exercised. The holding period of the shares of Common Stock acquired by exercise of Rights will begin on the day the Rights are exercised (or, in the case of a Right purchased in the market, potentially the day after the date of exercise).

Gain or loss realized on a sale of Rights by, or on behalf of, the Record Date Stockholder or other Rights holder will be capital gain or loss (assuming the Right was held as a capital asset) and will be long-term capital gain or loss if the holding period for the Rights is more than one (1) year. For these purposes, a Record Date Stockholder's holding period for the Rights will include the holding period of the shares of Common Stock with respect to which the Rights were distributed. The amount of the gain or loss will be equal to the difference between the tax basis in the Rights disposed of (as determined above), if any, and the amount realized on the disposition. The deductibility of capital losses is subject to limitations under the Code.

Notwithstanding the basis allocation rules described above, in the event a Record Date Stockholder allows the Rights to expire, the Rights will be deemed to have a zero basis and, therefore, the Record Date Stockholder will not recognize any loss upon the expiration of the Rights. In addition, the tax basis of the shares of Common Stock with respect to which the expired Rights were distributed will remain unchanged compared to their tax basis prior to distribution of the Rights. If a Right that has been purchased in the market expires unexercised, the holder will recognize a capital loss equal to the basis of the Right.

A Common Stockholder that is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes, whose income from the Fund is not "effectively connected" with a U.S. trade or business and who is not an individual present in the United States for 183 days or more during the taxable year will generally be exempt from U.S. federal income tax on any gains realized upon the sale or exchange of Rights.

Please refer to the section entitled "Tax matters" in the accompanying Prospectus for a description of the consequences of the ownership and disposition of Common Stock.

DISTRIBUTION ARRANGEMENTS

UBS Securities LLC will act as Dealer Manager for the Offer. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Fund and the Investment Manager, the Dealer Manager will provide financial structuring and solicitation services in connection with the Offer and will solicit the exercise of Rights and participation in the Over-Subscription Privilege. The Offer is not contingent upon any number of Rights being exercised. The Dealer Manager will also be responsible for forming and managing a group of selling broker-dealers (each a "Selling Group Member" and collectively the "Selling Group Members"), whereby each Selling Group Member will enter into a Selling Group Agreement with the Dealer Manager to solicit the exercise of Rights and to sell shares of Common Stock purchased by the Selling Group Member from the Dealer Manager. In addition, the Dealer Manager will enter into a Soliciting Dealer Agreement with other soliciting broker-dealers (each a "Soliciting Dealer" and collectively the "Soliciting Dealers") to solicit the exercise of Rights. See "Compensation to Dealer Manager" for a discussion of fees and other compensation to be paid to the Dealer Manager, Selling Group Members and Soliciting Dealers in connection with the Offer.

The Fund and the Investment Manager have agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act. The Dealer Manager Agreement also provides that the Dealer Manager will not be subject to any liability to the Fund in rendering the services contemplated by the Dealer Manager Agreement except for any act of willful misfeasance, bad faith or gross negligence of the Dealer Manager or reckless disregard by the Dealer Manager of its obligations and duties under the Dealer Manager Agreement.

Prior to the expiration of the Offer, the Dealer Manager may independently offer for sale shares of Common Stock acquired through purchasing and exercising the Rights at prices that may be different from the market price for such shares of Common Stock or from the price to be received by the Fund upon the exercise of Rights. The Dealer Manager is authorized to buy and exercise Rights (for delivery of shares of Common Stock prior to the expiration of the Offer), including unexercised Rights of Record Date Stockholders whose record addresses are outside the United States held by the Subscription Agent for which no instructions are received, and to sell shares of Common Stock to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. In addition, the Dealer Manager has the right to buy Rights offered to it by the Subscription Agent from electing Record Date Stockholders, and the Dealer Manager may purchase such Rights as principal or act as agent on behalf of its clients for the resale of such Rights. See "The Offer—Transferability and Sale of Rights—Sales through the Subscription Agent and Dealer Manager" above for more information.

In order to seek to facilitate the trading market in the Rights for the benefit of non-exercising Common Stockholders, and the placement of the shares of Common Stock to new or existing investors pursuant to the exercise of the Rights, the Dealer Manager Agreement provides for special arrangements with the Dealer Manager. Under these arrangements, the Dealer Manager is expected to purchase Rights on the NYSE. The number of Rights, if any, purchased by the Dealer Manager will be determined by the Dealer Manager in its sole discretion. The Dealer Manager is not obligated to purchase Rights or shares of Common Stock as principal for its own account to facilitate the trading market for Rights or for investment purposes. Rather, its purchases are expected to be closely related to interest in acquiring shares of Common Stock generated by the Dealer Manager through its marketing and soliciting activities. The Dealer Manager intends to exercise Rights purchased by it during the Subscription Period but prior to the Expiration Date. The Dealer Manager may exercise those Rights at its option on one or more dates, which are expected to be prior to the Expiration Date. The subscription price for the shares of Common Stock issued through the exercise of Rights by the Dealer Manager prior to the Expiration Date will be the greater of 92.5% of the last reported sale price of a share of Common Stock on the NYSE on the date of exercise or 93% of the last reported NAV of a share of Common Stock on the date prior to the date of exercise. The price and timing of these exercises are expected to differ from those described herein for the Offer. The Subscription Price will be paid to the Fund and the dealer manager fee with respect to such proceeds will be paid by the Fund on the applicable settlement date(s) of such exercise(s).

In connection with the exercise of Rights and receipt of shares of Common Stock, the Dealer Manager intends to offer those shares of Common Stock for sale to the public and/or through Selling Group Members it has established. The Dealer Manager may set the price for those shares of Common Stock at any price that it determines, in its sole discretion. The Dealer Manager has advised that the price at which such shares of Common Stock are offered is expected to be at or slightly below the closing price of the shares of Common Stock on the NYSE on the date the Dealer Manager exercises Rights. No portion of the amount paid to the Dealer Manager or to a Selling Group Member from the sale of shares of Common Stock in this manner will be paid to the Fund. If the sales price of the shares of Common Stock is greater than the subscription price paid by the Dealer Manager for such shares of Common Stock plus the costs to purchase Rights for the purpose of acquiring those shares of Common Stock, the Dealer Manager will receive a gain.

Alternatively, if the sales price of the shares of Common Stock is less than the Subscription Price for such shares of Common Stock plus the costs to purchase Rights for the purpose of acquiring those shares of Common Stock, the Dealer Manager will incur a loss. The Dealer Manager will pay a concession to Selling Group Members in an amount equal to approximately 2.00% of the aggregate price of the shares of Common Stock sold by the respective Selling Group Member. Neither the Fund nor the Investment Manager has a role in setting the terms, including the sales price, on which the Dealer Manager offers for sale and sells shares of Common Stock it has acquired through purchasing and exercising Rights or the timing of the exercise of Rights or sales of shares of Common Stock by the Dealer Manager. Persons who purchase shares of Common Stock from the Dealer Manager or a Selling Group Member will purchase shares of Common Stock at a price set by the Dealer Manager, which may be more or less than the Subscription Price, based on the Formula Price mechanism through which shares of Common Stock will be sold in the Offer, and at a time set by the Dealer Manager, which is expected to be prior to the Expiration Date, and will not have the uncertainty of waiting for the determination of the Subscription Price on the Expiration Date.

The Dealer Manager may purchase Rights as principal or act as agent on behalf of its clients for the resale of such Rights. The Dealer Manager may realize gains (or losses) in connection with the purchase and sale of Rights and the sale of shares of Common Stock, although such transactions are intended by the Dealer Manager to facilitate the trading market in the Rights and the placement of the shares of Common Stock to new or existing investors pursuant to the exercise of the Rights. Any gains (or losses) realized by the Dealer Manager from the purchase and sale of Rights and the sale of shares of Common Stock are independent of and in addition to its fee as Dealer Manager. The Dealer Manager has advised that any such gains (or losses) are expected to be immaterial relative to its fee as Dealer Manager.

Since neither the Dealer Manager nor persons who purchase shares of Common Stock from the Dealer Manager or Selling Group Members were Record Date Stockholders, they would not be able to participate in the Over-Subscription Privilege.

There is no limit on the number of Rights the Dealer Manager can purchase or exercise. Shares of Common Stock acquired by the Dealer Manager pursuant to the exercise of Rights acquired by it will reduce the number of shares of Common Stock available pursuant to the over-subscription privilege, perhaps materially, depending on the number of Rights purchased and exercised by the Dealer Manager.

Although the Dealer Manager can seek to facilitate the trading market for Rights as described above, investors can acquire shares of Common Stock at the Subscription Price by acquiring Rights on the NYSE and exercising them in the method described above under "Methods of Exercising of Rights."

In the ordinary course of their businesses, the Dealer Manager and/or its affiliates may engage in investment banking or financial transactions with the Fund, the Investment Manager and their affiliates. In addition, in the ordinary course of their businesses, the Dealer Manager and/or its affiliates may, from time to time, own securities of the Fund or its affiliates.

The principal business address of the Dealer Manager is 1285 Avenue of the Americas, New York, New York 10019.

Compensation to Dealer Manager

Pursuant to the Dealer Manager Agreement, the Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to 3.50% of the first $150 million and 2.75% in excess of $150 million of the Subscription Price for each share of Common Stock issued pursuant to the Offer, including the Over-Subscription Privilege, a portion of which may be reallowed to an affiliate of the Dealer Manager. The Dealer Manager will reallow to Selling Group Members in the Selling Group to be formed and managed by the Dealer Manager selling fees equal to 2.00% of the Subscription Price for each share of Common Stock issued pursuant to the Offer or the Over-Subscription Privilege as a result of their selling efforts. In addition, the Dealer Manager will reallow to Soliciting Dealers that have executed and delivered a Soliciting Dealer Agreement and have solicited the exercise of Rights, solicitation fees equal to 0.50% of the Subscription Price for each share of Common Stock issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of shares of Common Stock held by such Soliciting Dealer through DTC on the Record Date. Fees will be paid to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the Dealer Manager.

The Fund has also agreed to pay the Dealer Manager up to $150,000 as a partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the Offer. The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Offer, including all reasonable out-of-pocket fees and expenses, if any and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers. No other fees will be payable by the Fund or the Investment Manager to the Dealer Manager in connection with the Offer.

LEGAL MATTERS

Certain legal matters in connection with the Offer will be passed on for the Fund by Dechert LLP. Certain legal matters will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, as special counsel to the Dealer Manager in connection with the Offer.

ADDITIONAL INFORMATION

This Prospectus Supplement, the accompanying Prospectus and the documents incorporated herein or therein by reference constitute part of a Registration Statement filed by the Fund with the SEC under the Securities Act, and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the shares of Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC's website (www.sec.gov). Free copies of the Fund's Prospectus, SAI, reports and any incorporated information will also be available from the Fund's website at https://www.abrdnifn.com. Information contained on the Fund's website is not considered to be a part of, nor incorporated by reference in, this Prospectus Supplement or the accompanying Prospectus.

10,352,100 Shares of Common Stock

The India Fund, Inc.

Common Stock
Issuable Upon Exercise of Subscription Rights to
Acquire Shares of Common Stock

PROSPECTUS
SUPPLEMENT

BASE PROSPECTUS

$350,000,000

The India Fund, Inc.
Common Stock
Preferred Stock
Notes
Subscription Rights for Common Stock

The Fund. The India Fund, Inc. (the "Fund") is a non-diversified closed-end management investment company.

Investment Objective. The Fund's investment objective is long-term capital appreciation, which it seeks to achieve by investing primarily in the equity securities of Indian companies.

Principal Investment Strategy. The Fund's investment objective and its policy to invest, under normal market conditions, at least 80% of its total assets in equity securities of Indian companies are fundamental policies of the Fund that may not be changed without the approval of a majority of the Fund's outstanding voting securities.

Equity securities include common and preferred stock (including convertible preferred stock), American, global or other types of depositary receipts, equity interests in trusts, partnerships, joint ventures or similar enterprises and common stock purchase warrants and rights. Most of the equity securities purchased by the Fund are expected to be traded on an Indian stock exchange or in an Indian over-the-counter market.

Offering. The Fund may offer, from time to time, up to $350,000,000 aggregate initial offering price of common stock of beneficial interest, par value $0.001 per share ("Common Stock"), preferred stock ("Preferred Stock"), promissory notes ("Notes"), subscription rights to purchase Common Stock ("Rights" and collectively with the Common Stock and Preferred Stock, "Securities") in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement"). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See "Plan of Distribution."

Investing in Securities involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Before buying any Securities, you should read the discussion of the principal risks of investing in the Fund. The principal risks of investing in the Fund are summarized in "The Fund at a glance — Risk Factors" beginning on page 12 of this Prospectus and further described in "Risk Factors" beginning on page 23 of this Prospectus.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated April 5, 2024

Investment Manager. abrdn Asia Limited (the "Investment Manager" or "abrdn Asia") serves as the Fund's investment manager with respect to all investments.

Common Stock. The Fund's outstanding Common Stock are, and the Common Stock offered by this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange ("NYSE") under the symbol "IFN." On April 1, 2024, the Fund's net asset value ("NAV") was $18.09 and the last reported sale price of a share of Common Stock on the NYSE was $20.55, representing a premium to NAV of 13.60%. See "NAV, Market Price and Discount" in the Annual Report for the fiscal year ended December 31, 2023 (together with any updates thereto in subsequent periodic filings) (the "Annual Report").

Distributions. The Fund intends to make regular quarterly distributions of all or a portion of the Fund's net interest and other investment company taxable income to common stockholders. The Fund expects to pay its common stockholders annually all or substantially all of its investment company taxable income. In addition, the Fund intends to distribute, on an annual basis, all or substantially all of any net capital gains to its common stockholders.

This Prospectus sets forth concisely information about the Fund you should know before investing. Please read this Prospectus carefully before deciding whether to invest and retain it for future reference. The SAI has been filed with the SEC. This Prospectus incorporates by reference the entire SAI. The SAI is available along with other Fund-related materials on the EDGAR database on the SEC's internet site (http://www.sec.gov) or upon payment of copying fees by electronic request to publicinfo@sec.gov.

You may also request a free copy of the SAI, annual and semi-annual reports to stockholders, and additional information about the Fund, and may make other stockholder inquiries, by calling Investor Relations toll-free at 1-800-522-5465, by writing to the Fund or visiting the Fund's website (www.abrdnifn.com).

The Fund's Securities do not represent a deposit or obligation of, and are not guaranteed by or endorsed by, any bank or other insured depositary institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

About this Prospectus	4
Where you can find more information	5
Incorporation by reference	5
Summary of Fund expenses	6
The Fund at a glance	7
Financial highlights	13
Senior securities	15
The Fund	15
Use of proceeds	15
Description of Common Stock	15
Investment objective and principal investment strategy	16
Risk factors	23
Management of the Fund	23
Legal proceedings	24
Net asset value of Common Stock	25
Distributions	25
Tax matters	25
Closed-end fund structure	27
Dividend reinvestment and optional cash purchase plan	28
Description of capital structure	28
Plan of distribution	35
Custodian, dividend paying agent, transfer agent and registrar	37
Legal opinions	37
Independent registered public accounting firm	37
Additional information	37

ABOUT THIS PROSPECTUS

This Prospectus is part of a Registration Statement on Form N-2 that the Fund filed with the SEC using a "shelf" registration process. Under this process, the Fund may offer, from time to time, up to $350,000,000 aggregate initial offering price of Securities in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should carefully read this Prospectus and any accompanying Prospectus Supplement, together with the additional information described under the heading "Where You Can Find More Information."

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or the representations made herein are accurate only as of the date on the cover page of this Prospectus. The Fund's business, financial condition and prospects may have changed since that date. The Fund will amend this Prospectus and any accompanying Prospectus Supplement if, during the period that this Prospectus and any accompanying Prospectus Supplement is required to be delivered, there are any subsequent material changes.

Cautionary notice regarding forward-looking statements

This Prospectus, any accompanying Prospectus Supplement and the SAI, contain (or will contain) or incorporate (or will incorporate) by reference "forward-looking statements." Forward-looking statements can be identified by the words "may," "will," "intend," "expect," "estimate," "continue," "plan," "anticipate," and similar terms with the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund's actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund's Securities will trade in the public markets and other factors discussed in the Fund's periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund's forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the "Risk Factors" section of this Prospectus. All forward-looking statements contained in this Prospectus or in the SAI are made as of the date of this Prospectus or SAI, as the case may be. Except for ongoing obligations under the federal securities laws, the Fund does not intend and is not obligated, to update any forward-looking statement. Because the Fund is an investment company, the forward-looking statements and projections contained in this prospectus are excluded from the safe harbor protection provided by Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 27A of the Securities Act of 1933, as amended ("Securities Act").

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the Exchange Act and the Investment Company Act of 1940 ("1940 Act") and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC's website (www.sec.gov).

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus or any accompanying Prospectus Supplement. You may request such information by calling Investor Relations toll-free at 1-800-522-5465 or you may obtain a copy (and other information regarding the Fund) from the SEC's website (www.sec.gov). Free copies of the Fund's Prospectus, Statement of Additional Information and any incorporated information will also be available from the Fund's website at https://www.abrdnifn.com/. Information contained on the Fund's website is not incorporated by reference into this Prospectus or any Prospectus Supplement and should not be considered to be part of this Prospectus or any Prospectus Supplement.

INCORPORATION BY REFERENCE

This Prospectus is part of a Registration Statement that the Fund has filed with the SEC. The Fund is permitted to "incorporate by reference" the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, and any reports and other documents subsequently filed by the Fund with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to its effectiveness, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

• the Fund's Statement of Additional Information, dated April 5, 2024, filed with this Prospectus ("SAI");

• the Fund's Annual Report on Form N-CSR for the fiscal year ended December 31, 2023, filed with the SEC on March 11, 2024 ("Annual Report"); and

• the Fund's definitive proxy statement on Schedule 14A for the Fund's 2023 annual meeting of stockholders, filed with the SEC on April 14, 2023 ("Proxy Statement").

To obtain copies of these filings, see "Where You Can Find More Information."

SUMMARY OF FUND EXPENSES

The purpose of the following table and the example below is to help you understand the fees and expenses that holders of Common Stock ("Common Stockholders") would bear directly or indirectly. The expenses shown in the table under "Total annual expenses" are based on the Fund's average net assets for the fiscal year ended December 31, 2023, of $488,158,000. The table reflects Fund expenses as a percentage attributable to Common Stock.

Common Stockholder transaction expenses
Sales load (as a percentage of offering price)(1)	None
Offering expenses Borne by the Fund (as a percentage of offering price)(1)	None
Dividend reinvestment and optional cash purchase plan fees: (per share for open-market purchases of common stock)(2)
Fee for Open Market Purchases of Common Stock	$0.02 (per share)
Fee for Optional Stock Purchases	$5.00 (max)
Sales of Stock Held in a Dividend Reinvestment Account	$0.12 (per share)
and $25.00 (max)
Annual expenses (as a percentage of net assets attributable to Common Stock)
Advisory fee(3)	1.10%
Other expenses(4)	0.39%
Total annual expenses	1.49%

(1)  If shares of Common Stock are sold to or through underwriters, a prospectus supplement will set forth any applicable sales load and the estimated offering expenses borne by the Fund.

(2)  You will pay a brokerage commission if you direct the Plan Agent (as defined under "Dividend reinvestment plan") to sell your shares of Common Stock held in a dividend reinvestment account.

(3)  The Investment Manager receives a monthly fee paid at an annual rate of (i) 1.10% for the first $500 million of the Fund's average weekly Managed Assets; (ii) 0.90% for the next $500 million of the Fund's average weekly Managed Assets; (iii) 0.85% for the next $500 million of the Fund's average weekly Managed Assets; and (iv) 0.75% for the Fund's average weekly Managed Assets in excess of $1.5 billion. Managed Assets is defined in the investment management agreement as net assets plus the amount of any borrowings for investment purposes.

(4)  "Other expenses" are estimated for the Fund's current fiscal year ending December 31, 2024.

Example

The following example illustrates the expenses you would pay on a $1,000 investment in common stock, assuming a 5% annual portfolio total return.*

1 Year	3 Years	5 Years	10 Years
$15	$47	$81	$178

*  The example does not include sales load or estimated offering costs. The example should not be considered a representation of future expenses or rate of return and actual Fund expenses may be greater or less than those shown. The example assumes that (i) all dividends and other distributions are reinvested at NAV and (ii) the percentage amounts listed under "Total annual expenses" above remain the same in the years shown. For more complete descriptions of certain of the Fund's costs and expenses, see "Management of the Fund — Advisory Agreement."

THE FUND AT A GLANCE

Information regarding the Fund

The Fund is a closed-end management investment company registered under the 1940 Act. The Fund was incorporated in Maryland on December 27, 1993 and commenced operations on February 23, 1994. The Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a non-diversified closed-end management investment company. As of April 1, 2024, the Fund's NAV per share of Common Stock was $18.09. See "The Fund."

NYSE listed

As of February 29, 2024, the Fund had 30,719,538 shares of Common Stock outstanding. The Fund's Common Stock are traded on the NYSE under the symbol "IFN." As of April 1, 2024, the last reported sales price of a share of Common Stock of the Fund was $20.55, representing a premium to NAV of 13.60%.

Who may want to invest

Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors, and the Fund is not intended to be a complete investment program. The Fund is designed as a long-term investment and not as a trading vehicle. The Fund may be an appropriate investment for investors who are seeking to primarily invest in equity securities of Indian companies (as defined below).

Investment objective, strategies and policies

The investment objective of the Fund is long-term capital appreciation, which it seeks to achieve by investing primarily in the equity securities of Indian companies. The Fund's investment objective and its policy to invest, under normal market conditions, at least 80% of its total assets in equity securities of Indian companies are fundamental policies of the Fund that may not be changed without the approval of a majority of the Fund's outstanding voting securities.

Equity securities include common and preferred stock (including convertible preferred stock), American, global or other types of depositary receipts, equity interests in trusts, partnerships, joint ventures or similar enterprises and common stock purchase warrants and rights. Most of the equity securities purchased by the Fund are expected to be traded on an Indian stock exchange or in an Indian over-the-counter market.

Portfolio Structure

Under normal market conditions, at least 80% of the Fund's total assets are invested in equity securities of Indian companies. "Indian companies" are companies that:

•  are organized under the laws of India,

•  regardless of where organized, derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed, in India, or have at least 50% of their assets in India, or

•  have securities which are traded principally on any Indian stock exchange or in the Indian over-the-counter market.

Up to 20% of the Fund's total assets may be invested, subject to certain restrictions, in:

•  equity securities of companies (other than companies considered "Indian companies" under the above criteria), regardless of where organized, which the Investment Manager believes derive, or will derive, at least 25% of their revenues from business in or with India, or have at least 25% of their assets in India,

•  debt securities including high yield/high risk and unrated debt (commonly referred to as "junk bonds"), denominated in Indian rupees or issued or guaranteed by an Indian company, the Government of India or an Indian governmental entity,

•  debt securities of the type described under "Temporary investments," and

•  convertible bonds, notes and debentures.

Up to 20% of the Fund's assets may also be utilized to purchase and sell options on securities, financial futures, fixed income indices and other financial futures contracts, enter into interest rate transactions and to enter into currency transactions, sell securities short and loan portfolio securities. With respect to interest rate transactions, the Fund may enter into interest rate swaps and may purchase or sell interest rate caps and floors. Currency transactions may include currency forward contracts, exchange listed currency futures contracts, exchange listed and over-the-counter options on currencies and currency swaps. Although the Fund does not presently do so or intend to do so to any significant extent, the Fund may from time to time sell securities short. The Fund will only invest in such assets in order to hedge against financial risks. The Fund will not be obligated, however, to do any hedging and makes no representation as to the availability of these techniques at this time or at any time in the future.

The Fund's assets may be invested in debt securities, other than temporary investments, when the Investment Manager believes that, based upon factors such as relative interest rate levels and foreign exchange rates, such securities offer opportunities for long-term capital appreciation. The Fund may invest up to 100% of its assets in temporary investments for temporary defensive purposes due to political, market or other factors affecting markets in India.

The Fund may invest in investment funds, including unregistered funds, that invest at least 80% of their total assets in the equity securities of Indian companies in which the Fund is authorized to invest. Subject to the provisions of and rules under the 1940 Act, the Fund may invest in investment funds as a means of investing in other equity securities in which the Fund is authorized to invest when the Investment Manager believes that such investments may be more advantageous to the Fund than a direct market purchase of such securities.

The Fund may invest its assets in a broad spectrum of industries. In selecting industries and companies for investment, the Investment Manager may, among other factors, consider overall growth prospects, financial condition, competitive position, technology, research and development, productivity, labor costs, raw material costs and sources, profit margins, return on investment, structural changes in local economies, capital resources, the degree of government regulation or deregulation, management and other factors. While the Fund invests a substantial portion of its assets in the securities of established Indian companies, it also may invest in the securities of less seasoned and smaller and mid-capitalization Indian companies.

In seeking to achieve the Fund's investment objective, the Investment Manager invests in quality companies and are active, engaged owners. The Investment Manager evaluates every company against quality criteria and build conviction using a team-based approach and peer review process. The quality assessment covers five key factors: (1) durability of the business model, (2) the attractiveness of the industry, (3) the strength of financials, (4) the capability of management, and (5) the most material environmental, social and governance ("ESG") factors impacting a company. Examples of ESG factors considered by the Investment Manager include, but are not limited to, carbon emissions, climate risks, labor management, employee safety and corporate governance. The specific factors considered may vary depending on the type of company being evaluated.

The Investment Manager seeks to understand what is changing in companies, industries and markets but isn't being priced into the market or is being mispriced. Through fundamental research, supported by a global research presence, the Investment Manager seeks to identify companies whose quality is not yet fully recognized by the market.

The Investment Manager may sell a security when it perceives that a company's business direction or growth potential has changed or the company's valuations no longer offer attractive relative value.

Temporary investments

The Fund may hold and/or invest its assets in cash and/or temporary investments for cash management purposes, pending investment in accordance with the Fund's investment objective and policies and to meet operating expenses. To the extent that the Fund invests in temporary investments, it may not achieve its investment objective. See "INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGY — TEMPORARY INVESTMENTS."

Other Investments

Illiquid securities. The Fund may invest up to 20% of its total assets in illiquid securities for which there may be no or only a limited trading market and for which a low trading volume of a particular security may result in abrupt and erratic price movements. The Fund may invest in private or newly public companies. The Fund does not currently intend to invest in privately placed securities other than those where no term, other than price and payment terms, is negotiated.

Rule 144A securities. The Fund may purchase certain restricted securities, or Rule 144A securities, for which there is a secondary market of qualified institutional buyers, as contemplated by Rule 144A under the Securities Act. To the extent that the number of qualified institutional buyers is reduced, a previously liquid Rule 144A security may be determined to be illiquid, thus increasing the percentage of illiquid assets in the Fund's portfolio. The Board of Directors (the "Board") has adopted policies and procedures for the purpose of determining whether securities that are eligible for resale under Rule 144A are liquid or illiquid securities.

Convertible securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest generally paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Holding convertible securities may have an adverse effect on the Fund's ability to achieve its investment objective.

Warrants. The Fund may invest in warrants, which are securities permitting but not obligating their holder to subscribe for other securities. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of an issuer.

Equity-linked debt securities. The Fund may invest in equity-linked debt securities. The amount of interest and/or principal payments that an issuer of equity-linked debt securities is obligated to make is linked to the performance of a specified index of equity securities and may be significantly greater or less than payment obligations in respect of other types of debt securities. As a result, an investment in equity- linked debt securities may be considered more speculative than other types of debt securities.

See "INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGY — OTHER INVESTMENTS."

Additional Investment Activities

In addition to the investment policies discussed above, the Fund may engage in certain additional investment activities. These activities may be limited by Indian law or regulations.

Hedging

The Fund is authorized to use various hedging and investment strategies. From time to time and as permitted by the 1940 Act, the Fund may engage in certain hedging activities described below to hedge various market risks (such as broad or specific market movements and interest rates and currency exchange rates).

When-Issued and Delayed Delivery Securities

The Fund may purchase securities on a when-issued or delayed delivery basis. Securities purchased on a when-issued or delayed delivery basis are purchased for delivery beyond the normal settlement date at a stated price. No income accrues to the purchaser of a security on a when-issued or delayed delivery basis prior to delivery.

Loans of Portfolio Securities

The Fund may lend to banks and broker-dealers portfolio securities with an aggregate market value of up to one-third of its total assets when it deems advisable. By doing so, the Fund attempts to earn income through the receipt of interest on the loan. In the event of the bankruptcy of the other party to a securities loan, the Fund could experience delays in recovering the securities that it lent. To the extent that, in the meantime, the value of the securities that the Fund has lent has increased, the Fund could experience a loss. Additionally, the Fund may be unable to vote while the securities are on loan or while there are delays in recovering such securities.

Investment Funds

The Fund may invest in investment funds, including unregistered funds, other than those for which the Investment Manager serve as investment adviser or sponsor and which invest principally in securities in which the Fund is authorized to invest. Under the 1940 Act, the Fund is restricted in the amount it may invest in such funds.

Short Sales

Although the Fund does not presently do so or intend to do so to any significant extent, the Fund may from time to time sell securities short. A short sale is a transaction in which the Fund would sell securities it does not own but has borrowed. In the event the Fund elects to sell securities short, the Fund's intention would be to seek to take advantage of decreases in the market prices of securities in order to increase the Fund's return on its investments.

Leverage

Although the Fund does not presently do so or intend to do so in the upcoming year, the Fund may utilize leverage by borrowing or by issuing preferred stock or short-term debt securities in an amount up to 25% of the Fund's total assets. Borrowings may be secured by the Fund's assets. Temporary borrowings in an additional amount of up to 5% of the Fund's total assets may be made without regard to the foregoing limitation for temporary or emergency purposes such as clearance of portfolio transactions, share repurchases and payment of dividends.

Asset Coverage Requirements

The 1940 Act generally prohibits the Fund from engaging in most forms of leverage representing indebtedness other than preferred stock unless immediately after such incurrence the Fund's total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, "total net assets") is at least 300% of the aggregate senior securities representing indebtedness (i.e., the use of leverage through senior securities representing indebtedness may not exceed 33 1/3% of the Fund's total net assets (including the proceeds from leverage)). Additionally, under the 1940 Act, the Fund generally may not declare any dividend or other distribution upon any class of its capital stock, or purchase any such capital stock, unless at the time of such declaration or purchase, this asset coverage test is satisfied.

With respect to asset coverage for preferred stock, under the 1940 Act, the Fund is not permitted to issue preferred stock unless immediately after such issuance the value of the Fund's total net assets (as defined above) is at least 200% of the liquidation value of the outstanding preferred stock and the newly issued preferred stock plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund's total net assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Stock unless, at the time of such declaration, the value of the Fund's total net assets (determined after deducting the amount of such dividend or other distribution) satisfies the above-referenced 200% coverage requirement.

See "INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGY — ADDITIONAL INVESTMENT ACTIVITIES."

Portfolio Turnover Rate

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund's performance.

The Investment Manager

The Investment Manager provides day-to-day investment management services to the Fund. abrdn Asia Limited serves as the Investment Manager to the Fund. abrdn Asia is located at 7 Straits View #23-04 Marina One East Tower, Singapore 018936. abrdn Asia is an indirect wholly owned subsidiary of abrdn plc which managed or administered approximately $632.2 billion in assets as of June 30, 2023.

Under an advisory agreement, abrdn Asia receives fees at an annual rate of: (i) 1.10% for the first $500 million of the Fund's average weekly Managed Assets; (ii) 0.90% for the next $500 million of the Fund's average weekly Managed Assets; (iii) 0.85% for the next $500 million of the Fund's average weekly Managed Assets; and (iv) 0.75% for the Fund's average weekly Managed Assets in excess of $1.5 billion. Managed Assets is defined in the investment management agreement as net assets plus the amount of any borrowings for investment purposes.

In rendering investment management services, the Investment Manager may use the resources of additional investment adviser subsidiaries of abrdn plc.

The Administrator

abrdn Inc., an affiliate of abrdn Asia, serves as the Fund's administrator and receives a fee payable monthly by the Fund at an annual fee rate of 0.08% of the value of the Fund's average monthly net assets.

Investor Relations

Under the terms of the Investor Relations Services Agreement, abrdn Inc. provides and/or engages third parties to provide investor relations services to the Fund and certain other funds advised by abrdn Asia or its affiliates as part of an Investor Relations Program. Under the Investor Relations Services Agreement, the Fund owes a portion of the fees related to the Investor Relations Program (the "Fund's Portion"). However, investor relations services fees are limited by abrdn Inc. so that the Fund will only pay up to an annual rate of 0.05% of the Fund's average weekly net assets on an annual basis. Any difference between the capped rate of 0.05% of the Fund's average net assets per annum and the Fund's Portion is paid for by abrdn Inc.

Legal proceedings

As of the date of this Prospectus, the Fund and the Investment Manager are not currently parties to any material legal proceedings.

Distributions

The Board has authorized a managed distribution policy ("MDP") of paying quarterly distributions at an annual rate, set once a year, that is a percentage of the average daily net asset value ("NAV") for the previous three months as of the month-end prior to declaration.

The Fund's distributions will be paid in newly issued shares of common stock of the Fund to all stockholders who have not otherwise elected to receive cash. Stockholders may request to be paid their quarterly distributions in cash instead of shares of common stock by providing advance notice to the bank, brokerage or nominee who holds their stock if the stock are in "street name" or by filling out in advance an election card received from Computershare Investor Services if the stock are in registered form.

The Fund is covered under exemptive relief received by the Fund's investment manager from the SEC that allows the Fund to distribute long-term capital gains as frequently as monthly in any one taxable year. With each distribution, the Fund will issue a notice to stockholders and an accompanying press release which will provide detailed information regarding the amount and composition of the distribution and other information as required by the exemptive order. The Fund's Board may amend or terminate the MDP at any time without prior notice to stockholders; however, at this time, there are no reasonably foreseeable circumstances that might cause the termination of the MDP. You should not draw any conclusions about the Fund's investment performance from the amount of distributions or from the terms of the Fund's MDP.

The Fund is subject to U.S. corporate, tax and securities laws. Under U.S. tax rules, the amount applicable to the Fund and character of distributable income for each fiscal period depends on the actual exchange rates during the entire year between the U.S. Dollar and the currencies in which Fund assets are denominated and on the aggregate gains and losses realized by the Fund during the entire year. Therefore, the exact amount of distributable income for each fiscal year can only be determined as of the end of the Fund's fiscal year, December 31. Under Section 19 of the 1940 Act, the Fund is required to indicate the sources of certain distributions to stockholders. The estimated distribution composition may vary from quarter to quarter because it may be materially impacted by future income, expenses and realized gains and losses on securities and fluctuations in the value of the currencies in which Fund assets are denominated.

Dividend reinvestment and optional cash purchase plan

The Fund has established a dividend reinvestment and optional cash purchase plan. A Common Stockholder will automatically have all dividends and distributions reinvested in Common Stock newly issued by the Fund or Common Stock of the Fund purchased in the open market in accordance with the Fund's dividend reinvestment and optional cash purchase plan unless the Common Stockholder specifically elects to receive cash. Taxable distributions are subject to federal income tax whether received in cash or additional common stock. See "Distributions" and "Dividend Reinvestment and Optional Cash Purchase Plan."

Custodian, dividend paying agent, transfer agent and registrar

State Street serves as custodian (the "Custodian") for the Fund. State Street also provides accounting services to the Fund. Computershare Trust Company, N.A. serves as transfer agent for the Fund. See "Custodian, Dividend Paying Agent, Transfer Agent and Registrar."

Closed-end fund structure

Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their stock for trading on a securities exchange and do not redeem their stock at the option of the stockholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the stockholder and typically engage in a continuous offering of their stock. In comparison to open-end funds, closed-end funds have greater flexibility in the employment of financial leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, stock of closed-end funds frequently trade at a discount from their NAV. In recognition of the possibility that the Common Stock might trade at a discount to NAV and that any such discount may not be in the interest of Common Stockholders, the Board, in consultation with the Investment Manager, from time to time may review possible actions to reduce any such discount. The Fund's Board approved an open market repurchase and discount management policy (the "Program"). The Program allows the Fund to purchase, in the open market, its outstanding common stock, with the amount and timing of any repurchase determined at the discretion of the Fund's investment manager. See "CLOSED-END FUND STRUCTURE."

Risk factors

The information contained under the heading "Additional Information Regarding the Fund — Risk Factors" in the Fund's Annual Report for the fiscal year ended December 31, 2023 is incorporated herein by reference. Investors should consider the specific risk factors and special considerations associated with investing in the Fund. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment. A Prospectus Supplement relating to an offering of the Fund's securities may identify additional risk associated with such offering.

FINANCIAL HIGHLIGHTS

The financial highlights as of and for the fiscal years ended December 31, 2023, December 31, 2022, December 31, 2021, December 31, 2020 and December 31, 2019 have been audited by KPMG LLP ("KPMG"), independent registered public accounting firm for the Fund. KPMG's report on the financial statements and financial highlights, together with the financial statements and financial highlights of the Fund, are included in the Fund's Annual Report for the fiscal year ended December 31, 2023 and are incorporated by reference.

The financial highlights for the fiscal years ended December 31, 2014 through December 31, 2023 are included below.

	For the Fiscal Years Ended December 31,
	2023	2022	2021	2020	2019
Per Share Operating Performance(a):
Net asset value, beginning of year	$16.29	$23.47	$22.99	$22.60	$23.84
Net investment income/(loss)	(0.06)	(0.08)	(0.12)	(0.04)	0.03
Net realized and unrealized gains/(losses) on investments and foreign currency transactions	3.29	(3.79)	3.81	2.38	1.06
Total from investment operations	3.23	(3.87)	3.69	2.34	1.09
Distributions to common shareholders from:
Net investment income	—	(1.17)	(0.09)	(1.10)	(0.01)
Net realized gains	(1.64)	(2.02)	(3.12)	—	(2.32)
Return of capital	—	—	—	(0.85)	—
Total distributions	(1.64)	(3.19)	(3.21)	(1.95)	(2.33)
Capital Share Transactions:
Impact due to capital shares issued from stock distribution (Note 5)	(0.01)	(0.12)	—	—	—
Net asset value, end of year	$17.87	$16.29	$23.47	$22.99	$22.60
Market price, end of year	$18.29	$14.81	$21.10	$19.96	$20.13
Total Investment Return Based on(b):
Market price	36.55%	(15.32)%	21.89%	11.79%	10.90%
Net asset value	21.29%	(16.26)%	17.72%	14.69%	5.70%
Ratio to Average Net Assets/ Supplementary Data:
Net assets, end of year (000 omitted)	$549,000	$477,303	$631,424	$618,431	$607,988
Average net assets applicable to common shareholders (000 omitted)	$488,158	$539,220	$651,685	$525,841	$623,568
Total expenses	1.49%	1.43%	1.35%	1.43%	1.35%
Net Investment income (loss)	(0.38)%	(0.42)%	(0.48)%	(0.20)%	0.13%
Portfolio turnover	22%	24%	22%	20%	14%

(a)  Based on average shares outstanding.

(b)  Total investment return based on market value is calculated assuming that shares of the Fund's common stock were purchased at the closing market price as of the beginning of the period, dividends, capital gains and other distributions were reinvested as provided for in the Fund's dividend reinvestment plan and then sold at the closing market price per share on the last day of the period. The computation does not reflect any sales commission investors may incur in purchasing or selling shares of the Fund. The total investment return based on the net asset value is similarly computed except that the Fund's net asset value is substituted for the closing market value.

Amounts listed as "—" are $0 or round to $0.

	For the Years Ended December 31,
	2018	2017	2016	2015		2014
Per Share Operating Performance(a):
Net asset value, beginning of year	$29.50	$24.24	$25.95	$28.63		$22.92
Net investment income/(loss)	(0.04)	(0.01)	—	0.01	(b)	0.08
Net realized and unrealized gains/(losses) on investments and foreign currency transactions	(1.25)	8.37	(0.09)	(0.91)		7.40
Total from investment operations	(1.29)	8.36	(0.09)	(0.90)		7.48
Dividends and distributions to shareholders from:
Net investment income	(4.50)	—	(0.04)	(0.16)		(0.12)
Net realized gains	—	(3.16)	(1.67)	(1.66)		(1.74)
Total dividends and distributions to shareholders	(4.50)	(3.16)	(1.71)	(1.82)		(1.86)
Capital Share Transactions:
Impact due to shares tendered or repurchased (Notes 5 and 6)	—	—	—	—		0.08
Impact due to open market repurchase policy (Note 6)	0.13	0.06	0.09	0.04		0.01
Total capital share transactions	0.13	0.06	0.09	0.04		0.09
Net asset value, end of year	$23.84	$29.50	$24.24	$25.95		$28.63
Market value, end of year	$20.24	$26.12	$21.39	$22.74		$25.81
Total Investment Return Based on(c):
Market value	(6.00)%	36.45%	1.20%	(4.42)%		37.83%
Net asset value	(1.94)%	35.98%	0.50%	(1.67	)%(d)	33.41	%(d)
Ratio to Average Net Assets/ Supplementary Data:
Net assets, end of year (000 omitted)	$642,079	$825,611	$689,736	$759,064		$847,554
Average net assets (000 omitted)	$756,480	$836,037	$770,618	$862,993		$837,505
Net expenses, after reimbursement and waiver(e)	1.32%	1.26%	1.33%	1.32%		1.47%
Net expenses, prior to reimbursement and waiver(e)	1.32%	1.26%	1.33%	1.32%		1.74%
Net investment income/(loss)	(0.13)%	(0.02)%	(0.01)%	0.05	%(b)	0.29%
Portfolio turnover	12.62%	12.15%	12.25%	5.74%		3.28%

(a)  Based on average shares outstanding.

(b)  Included within the net investment income per share and the ratio of net investment income to average net assets are the effects of an adjustment to a foreign tax liability. If such amounts were excluded, the net investment income per share and the ratio of net investment income to average net assets would have been $(0.01) and (0.04)%, respectively.

(c)  Total investment return based on market value is calculated assuming that shares of the Fund's common stock were purchased at the closing market price as of the beginning of the period, dividends, capital gains, and other distributions were reinvested as provided for in the Fund's dividend reinvestment plan and then sold at the closing market price per share on the last day of the period. The computation does not reflect any sales commission investors may incur in purchasing or selling shares of the Fund. The total investment return based on the net asset value is similarly computed except that the Fund's net asset value is substituted for the closing market value.

(d)  Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and returns based upon net asset value as reported.

(e)  Prior to 2016, ratio inclusive of foreign tax expense paid to Mauritius on the Fund's taxable income. The Fund exited its Mauritius structure in 2015.

Amounts listed as "—" are $0 or round to $0.

SENIOR SECURITIES

The Fund does not currently have any senior securities outstanding.

THE FUND

The Fund is a closed-end management investment company registered under the 1940 Act as a non-diversified closed-end management investment company. The Fund was incorporated in Maryland on December 27, 1993, and commenced operations on February 23, 1994.

abrdn Asia Limited ("abrdn Asia" or the "Investment Manager"), serves as the Fund's investment manager with respect to all investments.

USE OF PROCEEDS

The Fund registered $350,000,000 aggregate initial offering price of Securities pursuant to the Registration Statement of which this Prospectus is a part. Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of an offering of Securities in accordance with its investment objective and policies as stated in this Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Pending the full investment of the proceeds of an offering, it is anticipated that the net proceeds will be invested in fixed income securities and other permitted investments. See "Objective and Principal Investment Strategy". A delay in the anticipated use of proceeds could lower returns and reduce the Fund's distribution to Common Stockholders.

DESCRIPTION OF COMMON STOCK

The Fund's Common Stock are publicly held and are listed and traded on the NYSE. The following table sets forth for the fiscal quarters indicated the highest and lowest daily prices during the applicable quarter at the close of market on the NYSE per share of Common Stock along with (i) the highest and lowest closing NAV and (ii) the highest and lowest premium or discount from NAV represented by such prices at the close of the market on the NYSE.

	NYSE Market Price(1)		NAV at NYSE Market Price(1)		Market Premium/ (Discount) to NAV on Date of NYSE Market Price(1)
Quarter Ended(2)	High	Low	High	Low	High	Low
March 31, 2024	$21.02	$18.15	$18.32	$17.40	15.49%	2.20%
December 31, 2023	$18.40	$15.56	$17.87	$15.91	5.70%	-2.20%
September 30, 2023	$17.47	$16.30	$17.03	$16.23	7.05%	-2.33%
June 30, 2023	$16.60	$15.12	$16.72	$15.56	-0.06%	-4.04%
March 31, 2023	$16.26	$14.48	$16.70	$15.15	0.32%	-6.96%
December 31, 2022	$17.68	$14.81	$18.85	$16.11	-2.67%	-11.98%
September 30, 2022	$18.40	$16.00	$19.83	$17.61	-6.39%	-11.38%
June 30, 2022	$20.13	$15.77	$22.04	$17.39	-6.54%	-12.73%
March 31, 2022	$22.25	$18.35	$24.42	$19.75	-7.04%	-12.87%
December 31, 2021	$23.29	$20.71	$25.95	$22.84	-8.72%	-11.88%
September 30, 2021	$23.75	$21.36	$26.68	$23.62	-7.10%	-11.89%
June 30, 2021	$22.57	$19.97	$24.46	$22.05	-5.98%	-10.67%
March 31, 2021	$22.15	$19.52	$24.39	$22.32	-7.41%	-14.64%
December 31, 2020	$20.32	$16.51	$22.99	$19.51	-10.54%	-16.83%

(1)  Source: Bloomberg L.P.

(2)  Data presented are with respect to a short period of time and are not indicative of future performance.

On April 1, 2024, the Fund's NAV was $18.09 and the last reported sale price of a share of Common Stock on the NYSE was $20.55, representing a premium to NAV of 13.60%.

INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGY

Investment objective and principal investment strategy

The investment objective of the Fund is long-term capital appreciation, which it seeks to achieve by investing primarily in the equity securities of Indian companies.

The Fund's investment objective and its policy to invest, under normal market conditions, at least 80% of its total assets in equity securities of Indian companies are fundamental policies of the Fund that may not be changed without the approval of a majority of the Fund's outstanding voting securities.

Equity securities include common and preferred stock (including convertible preferred stock), American, global or other types of depositary receipts, equity interests in trusts, partnerships, joint ventures or similar enterprises and common stock purchase warrants and rights. Most of the equity securities purchased by the Fund are expected to be traded on an Indian stock exchange or in an Indian over-the-counter market.

PORTFOLIO STRUCTURE

Under normal market conditions, at least 80% of the Fund's total assets are invested in equity securities of Indian companies. "Indian companies" are companies that:

•  are organized under the laws of India,

•  regardless of where organized, derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed, in India, or have at least 50% of their assets in India, or

•  have securities which are traded principally on any Indian stock exchange or in the Indian over-the-counter market.

Up to 20% of the Fund's total assets may be invested, subject to certain restrictions, in:

•  equity securities of companies (other than companies considered "Indian companies" under the above criteria), regardless of where organized, which the Investment Manager believes derive, or will derive, at least 25% of their revenues from business in or with India, or have at least 25% of their assets in India,

•  debt securities including high yield/high risk and unrated debt (commonly referred to as "junk bonds"), denominated in Indian rupees or issued or guaranteed by an Indian company, the Government of India or an Indian governmental entity,

•  debt securities of the type described under "— Temporary Investments," and

•  convertible bonds, notes and debentures.

Up to 20% of the Fund's assets may also be utilized to purchase and sell options on securities, financial futures, fixed income indices and other financial futures contracts, enter into interest rate transactions and to enter into currency transactions, sell securities short and loan portfolio securities. With respect to interest rate transactions, the Fund may enter into interest rate swaps and may purchase or sell interest rate caps and floors. Currency transactions may include currency forward contracts, exchange listed currency futures contracts, exchange listed and over-the-counter options on currencies and currency swaps. Although the Fund does not presently do so or intend to do so to any significant extent, the Fund may from time to time sell securities short. The Fund will only invest in such assets in order to hedge against financial risks. The Fund will not be obligated, however, to do any hedging and makes no representation as to the availability of these techniques at this time or at any time in the future.

The Fund's assets may be invested in debt securities, other than temporary investments, when the Investment Manager believes that, based upon factors such as relative interest rate levels and foreign exchange rates, such securities offer opportunities for long-term capital appreciation. The Fund may invest up to 100% of its assets in temporary investments for temporary defensive purposes due to political, market or other factors affecting markets in India.

The Fund may invest in investment funds, including unregistered funds, that invest at least 80% of their total assets in the equity securities of Indian companies in which the Fund is authorized to invest. Subject to the provisions of and rules under the 1940 Act, the Fund may invest in investment funds as a means of investing in other equity securities in which the Fund is authorized to invest when the Investment Manager believes that such investments may be more advantageous to the Fund than a direct market purchase of such securities.

The Fund may invest its assets in a broad spectrum of industries. In selecting industries and companies for investment, the Investment Manager may, among other factors, consider overall growth prospects, financial condition, competitive position, technology, research and development, productivity, labor costs, raw material costs and sources, profit margins, return on investment, structural changes in local economies, capital resources, the degree of government regulation or deregulation, management and other factors.

While the Fund invests a substantial portion of its assets in the securities of established Indian companies, it also may invest in the securities of less seasoned and smaller and mid-capitalization Indian companies.

In seeking to achieve the Fund's investment objective, the Investment Manager invests in quality companies and actively engages with management of issuers. The Investment Manager evaluates every company against quality criteria and build conviction using a team-based approach and peer review process. The quality assessment covers five key factors: (1) durability of the business model, (2) the attractiveness of the industry, (3) the strength of financials, (4) the capability of management, and (5) the most material environmental, social and governance ("ESG") factors impacting a company. Examples of ESG factors considered by the Investment Manager include, but are not limited to, carbon emissions, climate risks, labor management, employee safety and corporate governance. The specific factors considered may vary depending on the type of company being evaluated.

The Investment Manager seeks to understand what is changing in companies, industries and markets but is not being priced into the market or is being mispriced. Through fundamental research, supported by a global research presence, the Investment Manager seeks to identify companies whose quality is not yet fully recognized by the market.

The Investment Manager may sell a security when it perceives that a company's business direction or growth potential has changed or the company's valuations no longer offer attractive relative value.

TEMPORARY INVESTMENTS

The Fund may hold and/or invest its assets in cash and/or temporary investments for cash management purposes, pending investment in accordance with the Fund's investment objective and policies and to meet operating expenses. In addition, the Fund may take a temporary defensive posture and invest without limitation in temporary investments. The Fund may assume a temporary defensive posture when, due to political, market or other factors broadly affecting markets, the Investment Manager determines that either opportunities for capital appreciation in those markets may be significantly limited or that significant diminution in value of the securities traded in those markets may occur. To the extent that the Fund invests in temporary investments, it may not achieve its investment objective.

Specifically, "temporary investments" are debt securities denominated in U.S. dollars or in another freely convertible currency including:

•  short-term (less than 12 months to maturity) and medium-term (not greater than five years to maturity) obligations issued or guaranteed by:

•  the U.S. government or the Indian government or their agencies or instrumentalities, or

•  international organizations designated or supported by multiple foreign governmental entities to promote economic reconstruction or development;

•  finance company obligations, corporate commercial paper and other short-term commercial obligations, in each case rated, or issued by companies with similar securities outstanding that are rated, Prime-1 or A or better by Moody's Investors Service, Inc. or A-1 or A or better by Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc., or, if unrated, of comparable quality as determined by the Investment Manager;

•  obligations (including certificates of deposit, time deposits, demand deposits and bankers' acceptances) of banks, subject to the restriction that the Fund may not invest more than 25% of its total assets in bank securities; and

•  repurchase agreements with respect to securities in which the Fund may invest. The banks whose obligations may be purchased by the Fund and the banks and broker-dealers with which the Fund may enter into repurchase agreements include any member bank of the U.S. Federal Reserve System and any broker-dealer or any foreign bank that has been determined by the Investment Manager to be creditworthy.

Repurchase agreements are contracts pursuant to which the seller of a security agrees at the time of sale to repurchase the security at an agreed upon price and date. When the Fund enters into a repurchase agreement, the seller will be required to maintain the value of the securities subject to the repurchase agreement, marked to market daily, at not less than their repurchase price. Repurchase agreements may involve risks in the event of insolvency or other default by the seller, including possible delays or restrictions upon the Fund's ability to dispose of the underlying securities.

OTHER INVESTMENTS

Illiquid securities. The Fund may invest up to 20% of its total assets in illiquid securities for which there may be no or only a limited trading market and for which a low trading volume of a particular security may result in abrupt and erratic price movements. The Fund may invest in private or newly public companies. The Fund does not currently intend to invest in privately placed securities other than those where no term, other than price and payment terms, is negotiated. The Fund may be unable to dispose of its holdings in illiquid securities at then-current market prices and may have to dispose of such securities over extended periods of time. In some cases, illiquid securities will be subject to contractual or legal restrictions on transfer. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded.

Rule 144A securities. The Fund may purchase certain restricted securities, or Rule 144A securities, for which there is a secondary market of qualified institutional buyers, as contemplated by Rule 144A under the 1933 Act. Rule 144A provides an exemption from the registration requirements of the 1933 Act for the resale of certain restricted securities to qualified institutional buyers. One effect of Rule 144A is that certain restricted securities may now have liquidity, though there is no assurance that a liquid market for Rule 144A securities will develop or be maintained. To the extent that the number of qualified institutional buyers is reduced, a previously liquid Rule 144A security may be determined to be illiquid, thus increasing the percentage of illiquid assets in the Fund's portfolio. The Board has adopted policies and procedures for the purpose of determining whether securities that are eligible for resale under Rule 144A are liquid or illiquid securities. Pursuant to those policies and procedures, the Board has delegated to the Investment Manager the determination as to whether a particular security is liquid or illiquid.

Convertible securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest generally paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have several unique investment characteristics such as:

•  higher yields than common stocks but lower yields than comparable nonconvertible securities;

•  a lesser degree of fluctuation in value than the underlying stock since they have fixed income characteristics; and

•  the potential for capital appreciation if the market price of the underlying common stock increases.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by the Fund is called for redemption, the Fund may be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund's ability to achieve its investment objective.

In selecting convertible debt securities for the Fund, the following factors, among others, may be considered by the Investment Manager:

•  the creditworthiness of the issuers of the securities;

•  the interest income generated by the securities;

•  the potential for capital appreciation of the securities and the underlying stock;

•  the conversion prices of the securities relative to the underlying stocks; and

•  the conversion prices of the securities relative to other comparable securities.

Warrants. The Fund may invest in warrants, which are securities permitting but not obligating their holder to subscribe for other securities. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of an issuer. As a result, an investment in warrants may be considered more speculative than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities, and a warrant ceases to have value if it is not exercised prior to its expiration date.

Equity-linked debt securities. The Fund may invest in equity-linked debt securities. The amount of interest and/or principal payments that an issuer of equity-linked debt securities is obligated to make is linked to the performance of a specified index of equity securities and may be significantly greater or less than payment obligations in respect of other types of debt securities. As a result, an investment in equity-linked debt securities may be considered more speculative than other types of debt securities. In selecting equity-linked debt securities for the Fund, the Investment Manager may consider, among other factors, the creditworthiness of the issuers of the securities and the volatility of the index of equity securities.

ADDITIONAL INVESTMENT ACTIVITIES

In addition to the investment policies discussed above, the Fund may engage in certain additional investment activities. These activities may be limited by Indian law or regulations.

Hedging

The Fund is authorized to use various hedging and investment strategies. From time to time and as permitted by the 1940 Act, the Fund may engage in certain hedging activities described below to hedge various market risks (such as broad or specific market movements and interest rates and currency exchange rates).

In addition, techniques and instruments may change over time as new instruments and strategies are developed or regulatory changes occur.

Subject to the constraints described above, the Fund may purchase and sell interest rate, currency or stock index futures contracts and enter into currency forward contracts and currency swaps. It may purchase and sell (or write) exchange listed and over-the-counter put and call options on debt and equity securities, currencies, futures contracts, fixed income and stock indices and other financial instruments. The Fund also may enter into interest rate transactions, equity swaps and related transactions and other similar transactions that may be developed to the extent the Investment Manager determines are consistent with the Fund's investment objective and policies and applicable regulatory requirements. The Fund's interest rate transactions may take the form of swaps, caps, floors and collars, currency forward contracts, currency futures contracts, currency swaps and options on currency or currency futures contracts. The Fund will only invest in such assets in order to hedge against financial risks.

Investing in derivatives can involve leverage risk, liquidity risk, counterparty risk, market risk and operational/legal risk. The Fund may utilize options, forward contracts, futures contracts and options on futures contracts. These instruments involve risks, including the imperfect correlation between the value of such instruments and the underlying assets, the possible default by the counterparty to the transaction (i.e., counterparty risk), illiquidity of the derivative instrument and, to the extent the prediction as to certain market movements is incorrect, the risk that the use of such instruments could result in losses greater than if they had not been used. In addition, transactions in such instruments may involve commissions and other costs, which may increase the Fund's expenses and reduce its return. Amounts paid as premiums and cash or other assets held in margin accounts with respect to such instruments are not otherwise available to the Fund for investment purposes.

Further, the use of such instruments by the Fund could create the possibility that losses on the instrument would be greater than gains in the value of the Fund's position. In addition, futures and options markets could be illiquid in some circumstances, and certain over-the-counter options could have no markets. As a result, in certain markets, the Fund might not be able to close out a position without incurring substantial losses. Such transactions should tend to minimize the risk of loss due to a decline in the value of the hedged position and, at the same time, limit any potential gain to the Fund that might result from an increase in value of the position. In addition, the daily variation margin requirements for futures contracts create a greater ongoing potential financial risk than would purchases of call options, in which case the market exposure is limited to the cost of the initial premium and transaction costs. Losses resulting from the use of hedging will reduce the NAV of the Fund's Common Stock, and possibly income, and the losses can be greater than if hedging had not been used. Forward contracts may limit gains on portfolio securities that could otherwise be realized had they not been utilized and could result in losses. The contracts may also increase the Fund's volatility and may involve a significant amount of risk relative to the investment of cash. The use of put and call options may result in losses to the Fund, force the sale of portfolio securities at inopportune times or for prices other than at current market values, limit the amount of appreciation the Fund can realize on its investments or cause the Fund to hold a security it might otherwise sell. The Fund will be subject to credit risk with respect to the counterparties to any transactions in options, forward contracts, futures contracts or options on futures contracts. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

When conducted outside the United States, transactions in options, forward contracts, futures contracts or options on futures contracts may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. The value of such positions also could be adversely affected by: (i) other complex foreign political, legal and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in the Fund's ability to act upon economic events occurring in foreign markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lower trading volume and liquidity.

In October 2020, the SEC adopted Rule 18f-4 under the 1940 Act governing a registered investment company's use of derivatives, short sales, reverse repurchase agreements, and certain other instruments. Under Rule 18f-4, a fund's derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users and would not be subject to the full requirements of Rule 18f-4. Under the rule, when a fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund's asset coverage ratio or treat all such transactions as derivatives transactions. In addition, under the rule, the fund is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security (as defined under Section 18(g) of the 1940 Act), provided that, (i) the fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the "Delayed-Settlement Securities Provision"). A fund may otherwise engage in when-issued, forward-settling and non-standard settlement cycle securities transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as a fund treats any such transaction as a "derivatives transaction" for purposes of compliance with the rule. Furthermore, under the rule, a fund is permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if a fund reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. These requirements may limit the ability of a fund to use derivatives, reverse repurchase agreements and similar financing transactions as part of its investment strategies. These requirements may increase the cost of a fund's investments and cost of doing business, which could adversely affect investors.

The Investment Manager has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act (the "CEA") pursuant to Rule 4.5 under the CEA with respect to the Fund. The Investment Manager is not, therefore, is not subject to registration or regulation as a "commodity pool operator" under the CEA.

When-Issued and Delayed Delivery Securities

The Fund may purchase securities on a when-issued or delayed delivery basis. Securities purchased on a when-issued or delayed delivery basis are purchased for delivery beyond the normal settlement date at a stated price. No income accrues to the purchaser of a security on a when-issued or delayed delivery basis prior to delivery. Such securities are recorded as an asset and are subject to changes in value based upon changes in market prices. Purchasing a security on a when-issued or delayed delivery basis can involve a risk that the market price at the time of delivery may be lower than the agreed-upon purchase price, in which case there could be an unrealized loss at the time of delivery. The Fund will only make commitments to purchase securities on a when-issued or delayed delivery basis with the intention of actually acquiring the securities, but it may sell them before the settlement date if it is deemed advisable.

Loans of Portfolio Securities

The Fund may lend to banks and broker-dealers portfolio securities with an aggregate market value of up to one-third of its total assets when it deems advisable. By doing so, the Fund attempts to earn income through the receipt of interest on the loan. In the event of the bankruptcy of the other party to a securities loan, the Fund could experience delays in recovering the securities that it lent. To the extent that, in the meantime, the value of the securities that the Fund has lent has increased, the Fund could experience a loss. Additionally, the Fund may be unable to vote while the securities are on loan or while there are delays in recovering such securities.

Any such loans must be secured by collateral (consisting of any combination of cash, U.S. Government securities irrevocable letters of credit or other high-quality debt securities) in an amount at least equal (on a daily marked-to-market basis) to the current market value of the securities loaned. Any securities that the Fund may receive as collateral will not become a part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Fund will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Fund is permitted to invest. During the time that securities are on loan, the borrower will pay the Fund any accrued income on those securities, and the Fund may invest the cash collateral and earn additional income or receive an agreed-upon fee from a borrower that has delivered cash equivalent collateral. Cash collateral received by the Fund will be invested in securities in which the Fund is permitted to invest. The value of securities lent will be marked to market daily. Portfolio securities purchased with cash collateral are subject to possible depreciation. Loans of securities by the Fund will be subject to termination at the Fund's or the borrower's option. The Fund may pay reasonable negotiated fees in connection with loaned securities, so long as such fees are set forth in a written contract and approved by the Fund's Board.

Investment Funds

The Fund may invest in investment funds, including unregistered funds, other than those for which the Investment Manager serve as investment adviser or sponsor and which invest principally in securities in which the Fund is authorized to invest. Under the 1940 Act, the Fund is restricted in the amount it may invest in such funds. To the extent that the Fund invests in other investment funds, including unregistered funds, the Fund's stockholders will incur certain fees and expenses, including investment advisory fees. As a stockholder in an investment fund, the Fund will bear its ratable share of the investment fund's expenses and will remain subject to payment of the Fund's advisory and other fees and expenses with respect to assets so invested.

Short Sales

Although the Fund does not presently do so or intend to do so to any significant extent, the Fund may from time to time sell securities short. A short sale is a transaction in which the Fund would sell securities it does not own but has borrowed. In the event the Fund elects to sell securities short, the Fund's intention would be to seek to take advantage of decreases in the market prices of securities in order to increase the Fund's return on its investments. When the Fund makes a short sale, the proceeds it receives from the sale will be held on behalf of a broker until the Fund replaces the borrowed securities. To deliver the securities to the buyer, the Fund will need to arrange through a broker to borrow the securities, and, in so doing, the Fund will become obligated to replace the securities borrowed at their market price at the time of replacement, whatever that price may be. The Fund may have to pay a premium to borrow the securities and must pay any dividends or interest payable on the securities until they are replaced.

The Fund's obligation to replace the securities borrowed in connection with a short sale will be secured by collateral deposited with the broker that consists of cash, U.S. government securities or other liquid debt obligations.

Short sales by the Fund involve certain risks and special considerations. Possible losses from short sales differ from losses that could be incurred from a purchase of a security because losses from short sales may be unlimited whereas losses from purchases can equal only the total amount invested.

Leverage

Although the Fund does not presently do so or intend to do so in the upcoming year, the Fund may utilize leverage by borrowing or by issuing preferred stock or short-term debt securities in an amount up to 25% of the Fund's total assets. Borrowings may be secured by the Fund's assets. Temporary borrowings in an additional amount of up to 5% of the Fund's total assets may be made without regard to the foregoing limitation for temporary or emergency purposes such as clearance of portfolio transactions, share repurchases and payment of dividends.

Leverage by the Fund creates an opportunity for increased return but, at the same time, creates special risks. For example, leverage may exaggerate changes in the net asset value of the common stock and in the return on the Fund's portfolio. Although the principal of any leverage will be fixed, the Fund's assets may change in value during the time the leverage is outstanding. Leverage will create expenses for the Fund that can exceed the income from the assets acquired with the proceeds of the leverage. All expenses associated with leverage would be borne by common stockholders. Furthermore, an increase in interest rates could reduce or eliminate the benefits of leverage and could reduce the value of the Fund's common stock.

The Fund also may enter into reverse repurchase agreements with any member bank of the U.S. Federal Reserve System and any broker-dealer or any foreign bank that has been determined by the Investment Manager to be creditworthy. Under a reverse repurchase agreement, the Fund would sell securities and agree to repurchase them at a mutually agreed upon date and price. Reverse repurchase agreements involve the risk that the market value of the securities purchased with the proceeds of the sale of securities received by the Fund may decline below the price of the securities that the Fund is obligated to repurchase. In the event that the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligations to repurchase the securities, and the Fund's use of proceeds of the reverse repurchase agreement may effectively be restricted pending the decision.

Asset Coverage Requirements

The 1940 Act generally prohibits the Fund from engaging in most forms of leverage representing indebtedness other than preferred stock unless immediately after such incurrence the Fund's total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, "total net assets") is at least 300% of the aggregate senior securities representing indebtedness (i.e., the use of leverage through senior securities representing indebtedness may not exceed 33 1/3% of the Fund's total net assets (including the proceeds from leverage)). Additionally, under the 1940 Act, the Fund generally may not declare any dividend or other distribution upon any class of its capital stock, or purchase any such capital stock, unless at the time of such declaration or purchase, this asset coverage test is satisfied.

With respect to asset coverage for preferred stock, under the 1940 Act, the Fund is not permitted to issue preferred stock unless immediately after such issuance the value of the Fund's total net assets (as defined above) is at least 200% of the liquidation value of the outstanding preferred stock and the newly issued preferred stock plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund's total net assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Stock unless, at the time of such declaration, the value of the Fund's total net assets (determined after deducting the amount of such dividend or other distribution) satisfies the above-referenced 200% coverage requirement.

RISK FACTORS

The information contained under the heading "Additional Information Regarding the Fund — Risk Factors" in the Fund's Annual Report is incorporated herein by reference. Investors should consider the specific risk factors and special considerations associated with investing in the Fund. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment. A Prospectus Supplement relating to an offering of the Fund's securities may identify additional risk associated with such offering.

MANAGEMENT OF THE FUND

BOARD OF DIRECTORS

The management of the Fund, including general supervision of the duties performed by the Investment Manager, is the responsibility of the Board under the laws of the State of Maryland and the 1940 Act.

THE INVESTMENT MANAGER

The Investment Manager provides day-to-day investment management services to the Fund. abrdn Asia Limited serves as the Investment Manager to the Fund. abrdn Asia is located at 7 Straits View #23-04 Marina One East Tower, Singapore 018936. abrdn Asia is an indirect wholly owned subsidiary of abrdn plc which managed or administered approximately $632.2 billion in assets as of June 30, 2023.

In rendering investment management services, the Investment Manager may use the resources of additional investment adviser subsidiaries of abrdn plc. These affiliates have entered into a memorandum of understanding ("MOU") pursuant to which investment professionals from each affiliate may render portfolio management, research or trading services to abrdn clients. Each investment professional who renders portfolio management, research or trading services under a MOU or personnel sharing arrangement must comply with the provisions of the Investment Advisers Act of 1940, as amended, the 1940 Act, the Securities Act of 1933, the Exchange Act, and the Employee Retirement Income Security Act of 1974, and the laws of states or countries in which the Investment Manager does business or has clients. No remuneration is paid by the Fund with respect to the MOU/personnel sharing arrangements.

ADVISORY AGREEMENT

Under an advisory agreement, the Investment Manager receives an annual fee, at an annual rate of: (i) 1.10% for the first $500 million of the Fund's average weekly Managed Assets; (ii) 0.90% for the next $500 million of the Fund's average weekly Managed Assets; (iii) 0.85% for the next $500 million of the Fund's average weekly Managed Assets; and (iv) 0.75% for the Fund's average weekly Managed Assets in excess of $1.5 billion. Managed Assets is defined in the investment management agreement as net assets plus the amount of any borrowings for investment purposes.

The Fund pays all of its expenses including, among others, legal fees and expenses of counsel to the Fund and the Fund's independent directors; insurance (including directors' and officers' errors and omissions insurance); auditing and accounting expenses; taxes and governmental fees; listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund's custodians, administrators, transfer agents, registrars and other service providers; expenses for portfolio pricing services by a pricing agent, if any; other expenses in connection with the issuance, offering and underwriting of shares or debt instruments issued by the Fund or with the securing of any credit facility or other loans for the Fund; expenses relating to investor and public relations; expenses of registering or qualifying securities of the Fund for public sale; brokerage commissions and other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to stockholders; expenses of the dividend reinvestment and optional cash purchase plan (except for brokerage expenses paid by participants in such plan); compensation and expenses of directors; costs of stationery; any litigation expenses; and costs of stockholders' and other meetings.

THE ADMINISTRATOR

abrdn Inc., an affiliate of abrdn Asia, serves as the Fund's administrator and receives a fee payable monthly by the Fund at an annual fee rate of 0.08% of the value of the Fund's average monthly net assets.

Investor Relations

Under the terms of the Investor Relations Services Agreement, abrdn Inc. provides and/or engages third parties to provide investor relations services to the Fund and certain other funds advised by abrdn Asia or its affiliates as part of an Investor Relations Program. Under the Investor Relations Services Agreement, the Fund owes a portion of the fees related to the Investor Relations Program (the "Fund's Portion"). However, investor relations services fees are limited by abrdn Inc. so that the Fund will only pay up to an annual rate of 0.05% of the Fund's average net assets per annum. Any difference between the capped rate of 0.05% of the Fund's average net assets per annum and the Fund's Portion is paid for by abrdn Inc.

Pursuant to the terms of the Investor Relations Services Agreement, abrdn Inc. (or third parties engaged by abrdn Inc.) among other things, provides objective and timely information to stockholders based on publicly-available information; provides information efficiently through the use of technology while offering stockholders immediate access to knowledgeable investor relations representatives; develops and maintains effective communications with investment professionals from a wide variety of firms; creates and maintains investor relations communication materials such as fund manager interviews, films and webcasts, publishes white papers, magazine articles and other relevant materials discussing the Fund's investment results, portfolio positioning and outlook; develops and maintains effective communications with large institutional stockholders; responds to specific stockholder questions; and reports activities and results to the Board and management detailing insight into general stockholder sentiment.

LEGAL PROCEEDINGS

As of the date of this Prospectus, the Fund and the Investment Manager are not currently parties to any material legal proceedings.

NET ASSET VALUE OF COMMON STOCK

The information contained under the heading "Notes to Financial Statements — Summary of Significant Accounting Policies — Security Valuation" in the Fund's Annual Report is incorporated herein by reference.

DISTRIBUTIONS

The information contained under the heading "Notes to Financial Statements — Summary of Significant Accounting Policies — Distributions" in the Fund's Annual Report is incorporated herein by reference.

TAX MATTERS

The following is (i) a description of the material U.S. federal income tax consequences of owning and disposing of Common Stock and (ii) a description of some of the important U.S. federal income tax considerations affecting the Fund. The discussion below provides general tax information related to an investment in Common Stock, but this discussion does not purport to be a complete description of the U.S. federal income tax consequences of an investment in such securities. It is based on the Internal Revenue Code of 1986, as amended (the"Code") and United States Treasury regulations and administrative pronouncements, all as of the date hereof, any of which is subject to change or differing interpretation, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of a Common Stockholder's particular circumstances, including alternative minimum tax consequences and tax consequences applicable to Common Stockholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market method of tax accounting; persons holding Common Stock as part of a hedging transaction, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the Common Stock; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; real estate investment trusts; insurance companies; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; or tax-exempt entities, including "individual retirement accounts" or "Roth IRAs." Unless otherwise noted, the following discussion applies only to a Common Stockholder that holds Common Stock as a capital asset and is a U.S. holder. A "U.S. holder" is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Common Stock and is (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if it (x) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person. Tax laws are complex and often change, and Common Stockholders should consult their tax advisors about the U.S. federal, state, local or non-U.S. tax consequences of an investment in the Fund. For more information, please see the section of the SAI entitled "Tax Matters."

THE FUND

The Fund has elected to be treated as, and intends to continue to qualify in each taxable year as, a regulated investment company (a "RIC") under Subchapter M of the Code. Assuming the Fund so qualifies and satisfies certain distribution requirements, the Fund generally will not be subject to U.S. federal income tax on income distributed (including amounts that are reinvested) in a timely manner to its stockholders in the form of dividends or capital gain distributions. If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to its stockholders. If the Fund makes such an election, each Common Stockholder will be required to report its share of such undistributed net capital gain as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gain as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each Common Stockholder will be entitled to increase the adjusted tax basis of its Common Stock by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a taxable year.

To qualify as a RIC for any taxable year, the Fund must, among other things, satisfy both an income test and an asset test for such taxable year. Specifically, (i) at least 90% of the Fund's gross income for such taxable year must consist of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of stock, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and net income derived from interests in "qualified publicly traded partnerships" (such income, "Qualifying RIC Income") and (ii) the Fund's holdings must be diversified so that, at the end of each quarter of such taxable year, (a) at least 50% of the value of the Fund's total assets is represented by cash and cash items, securities of other RICs, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund's total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund's total assets is invested (x) in securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or (y) in the securities of one or more "qualified publicly traded partnerships." The Fund's share of income derived from a partnership other than a "qualified publicly traded partnership" will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A "qualified publicly traded partnership" is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (i) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (ii) less than 90% of its gross income for the relevant taxable year consists of Qualifying RIC Income. The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC's principal business of investing in stock or securities (or options and futures with respect to stock or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in stock and securities.

OWNING AND DISPOSING OF COMMON STOCK

Distributions of the Fund's ordinary income and net short-term capital gains will generally be taxable to the Common Stockholders as ordinary income to the extent such distributions are paid out of the Fund's current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions or deemed distributions, if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time the Common Stockholder has owned Common Stock. Distributions made to a non-corporate Common Stockholder out of "qualified dividend income," if any, received by the Fund will be subject to tax at reduced maximum rates, provided that the Common Stockholder meets certain holding period and other requirements with respect to its Common Stock. Given the Fund's investment strategy, it is not expected that a large portion of the distributions made by the Fund will be eligible for the dividends-received deduction in the case of corporate Common Stockholders. A distribution of an amount in excess of the Fund's current and accumulated earnings and profits will be treated by a Common Stockholder as a return of capital that will be applied against and reduce the Common Stockholder's basis in its Common Stock. To the extent that the amount of any such distribution exceeds the Common Stockholder's basis in its Common Stock, the excess will be treated as gain from a sale or exchange of the Common Stock. Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Common Stock.

A Common Stockholder may recognize a capital gain or loss on the sale or other disposition of Common Stock. The amount of the gain or loss will be equal to the difference between the amount realized and the Common Stockholder's adjusted tax basis in the relevant Common Stock. Such gain or loss generally will be a long-term gain or loss if the Common Stockholder's holding period for such Common Stock is more than one (1) year. Under current law, net capital gains recognized by non-corporate Common Stockholders are generally subject to reduced maximum rates. Losses realized by a Common Stockholder on the sale or exchange of Common Stock held for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or deemed received, as discussed above) with respect to such Common Stock. In addition, no loss will be allowed on a sale or other disposition of Common Stock if the Common Stockholder acquires

Common Stock within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund Common Stock) of U.S. individuals, estates and trusts to the extent that such person's "modified adjusted gross income" (in the case of an individual) or "adjusted gross income" (in the case of an estate or trust) exceeds certain threshold amounts.

NON-U.S. COMMON STOCKHOLDERS

If a Common Stockholder is a nonresident alien, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes, (a "non-U.S. Common Stockholder") whose ownership of Common Stock is not "effectively connected" with a U.S. trade or business, ordinary income dividends distributed to such non-U.S. Common Stockholder by the Fund will generally be subject to U.S. federal withholding tax at a rate of 30% (or a lower rate under an applicable treaty). Net capital gain dividends distributed by the Fund to a non-U.S. Common Stockholder whose ownership of Common Stock is not "effectively connected" with a U.S. trade or business and who is not an individual present in the United States for 183 days or more during the taxable year will generally not be subject to U.S. withholding tax. For a more detailed discussion of the tax consequences of the ownership of Common Stock by a non-U.S. Common Stockholder, please see the discussion in the SAI under "Tax Matters — Non-U.S. Common Stockholders."

BACKUP WITHHOLDING

If a Common Stockholder does not provide the applicable payor with its correct taxpayer identification number and any required certifications, such Common Stockholder may be subject to backup withholding (currently, at a rate of 24%) on the distributions it receives (or is deemed to receive) from the Fund. Backup withholding will not, however, be applied to payments that have been subject to the 30% withholding tax applicable to non-U.S. Common Stockholders.

FOREIGN ACCOUNT TAX COMPLIANCE ACT

In addition, the Fund is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply. Under some circumstances, a foreign stockholder may be eligible for refunds or credits of such taxes.

CLOSED-END FUND STRUCTURE

The Fund is a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the stockholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the stockholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund's investment objective and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in the employment of financial leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, stock of closed-end funds frequently trade at a discount from their NAV. In recognition of the possibility that the Common Stock might trade at a discount to NAV and that any such discount may not be in the interest of Common Stockholders, the Board, in consultation with the Investment Manager, from time to time may review possible actions to reduce any such discount. The Fund's Board approved an open market repurchase and discount management policy (the "Program"). The Program allows the Fund to purchase, in the open market, its outstanding common stock, with the amount and timing of any repurchase determined at the discretion of the Fund's investment manager. Such purchases may be made opportunistically at certain discounts to net asset value per share in the reasonable judgment of management based on historical discount levels and current market conditions. The Fund reports repurchase activity on the Fund's website on a monthly basis. The Board might also consider other options to reduce the discount, such as tender offers for Common Stock at NAV. There can be no assurance, however, that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Stock trading at a price equal to or close to NAV. The Board might also consider the conversion of the Fund to an open-end mutual fund, which would also require a vote of the stockholders of the Fund. Conversion of the Fund to an open-end mutual fund would require approval by both (i) a majority of the Board and (ii) a vote of stockholders representing the lesser of (a) 67% or more of the outstanding voting securities of the Fund at a stockholder meeting, if the holders of more than 50% of the outstanding voting securities are present in person or by proxy, or (b) more than 50% of the outstanding voting securities of the Fund.

The Fund may invest up to 20% of its total assets in illiquid securities for which there may be no or only a limited trading market and for which a low trading volume of a particular security may result in abrupt and erratic price movements. In order to meet redemptions upon request by stockholders, open-end funds typically cannot have more than 15% of their net assets in illiquid securities. Thus, if the Fund were to convert to an open-end fund, it would have to adopt a limitation on illiquid securities and may need to revise its investment objective, strategies and policies. The composition of the Fund's portfolio and/or its investment policies could prohibit the Fund from complying with regulations of the SEC applicable to open-end management investment funds absent significant changes in portfolio holdings, including with respect to certain illiquid securities, and investment policies. The Board believes, however, that the closed-end structure is desirable, given the Fund's investment objective, strategies and policies. Investors should assume, therefore, that it is highly unlikely that the Board would vote to convert the Fund to an open-end investment company. Investors should note that the issuance of preferred stock to provide investment leverage could make a conversion to an open-end fund more difficult because of the voting rights of preferred stockholders, the costs of redeeming preferred shares and other factors. See "Description of Capital Structure."

DIVIDEND REINVESTMENT AND OPTIONAL CASH PURCHASE PLAN

The information contained under the heading "Dividend Reinvestment and Optional Cash Purchase Plan" in the Fund's Annual Report is incorporated herein by reference.

DESCRIPTION OF CAPITAL STRUCTURE

The Fund is a corporation organized under the laws of the State of Maryland pursuant to the Articles of Amendment and Restatement dated as of December 27, 1993 (the "Articles") and Amended and Restated By-Laws dated as of November 8, 2005, as may be amended from time to time (the "By-Laws"). The Fund is authorized to issue one hundred million shares common stock, par value $0.001 per share of Common Stock. The outstanding shares of common stock are, and the shares of common stock offered hereby will be, duly authorized, fully paid and nonassessable. All shares of common stock are equal as to dividends, distributions and voting privileges. There are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of Common Stock is entitled to its proportion of the Fund's assets after debts and expenses. There are no cumulative voting rights for the election of Directors. As a NYSE-listed company and as a Maryland corporation, the Fund is required to hold annual meetings of its stockholders. Under Maryland law, stockholders of the Fund are not liable for the Fund's debts or obligations solely by reason of their status as stockholders.

Under Maryland law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the stock entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. The charter of the Fund provides for approval of these matters by a majority of all of the votes entitled to be cast on the matter, except in the circumstances described below under " — Special Voting Provisions."

GENERAL

Set forth below is information with respect to the Fund's outstanding securities as of February 29, 2024:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding Exclusive of Common Stock Held by the Fund or for its Own Account
Common Stock	100,000,000	0	30,719,538

COMMON STOCK

The Articles permit the Fund to issue one hundred million full and fractional shares of capital stock, which are initially classified as "Common Stock." Each share of Common Stock represents an equal proportionate interest in the assets of the Fund with each other share of Common Stock in the Fund. Common Stockholders will be entitled to the payment of distributions when, as and if declared by the Board. The 1940 Act or the terms of any borrowings or preferred stock may limit the payment of distributions to the Common Stockholders. Common Stockholders shall be entitled to vote as to matters on which they are entitled to vote pursuant to the terms of the Articles of Amendment and Restatement in proportion to the number of shares of Common Stock held, including fractional shares of Common Stock. Common Stockholders shall be entitled to the same limitation of personal liability extended to common stockholders of private corporations for profit organized under the Maryland law.

The trading or "ticker" symbol of the Common Stock on the NYSE is "IFN."

REPURCHASE OF COMMON STOCK

The Fund's Board approved an open market repurchase and discount management policy (the "Program"). The Program allows the Fund to purchase, in the open market, its outstanding common stock, with the amount and timing of any repurchase determined at the discretion of the Fund's investment manager. Such purchases may be made opportunistically at certain discounts to net asset value per share in the reasonable judgment of management based on historical discount levels and current market conditions. The Fund reports repurchase activity on the Fund's website on a monthly basis.

PREFERRED STOCK

The Fund does not currently have any preferred stock outstanding.

The Fund's charter provides that the Board may classify or reclassify any unissued shares of capital stock into one or more additional or other classes or series, with rights as determined by the Board, by action by the Board without the approval of the holders of common stock. Holders of common stock have no preemptive right to purchase any shares of preferred stock that might be issued. The terms of any preferred stock, including its dividend rate, liquidation preference and redemption provisions, will be determined by the Board, subject to applicable law and the Fund's charter. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of the Fund's common stock or otherwise be in their best interest.

NOTES

The Fund does not currently have any notes outstanding.

The Articles authorize the issuance of debt securities or notes, with rights as determined by the Board, by action of the Board without the approval of the Common Stockholders. To the extent the Directors authorize the issuance of any notes, the Directors are also permitted to amend or supplement the Articles, as they deem appropriate. Any such amendment or supplement may set forth the rights, preferences, powers and privileges of such notes.

Under the 1940 Act, the Fund may only issue one class of senior securities representing indebtedness, which in the aggregate must have asset coverage immediately after the time of issuance of at least 300%. So long as notes are outstanding, additional debt securities must rank on a parity with notes with respect to the payment of interest and upon the distribution of the Fund's assets.

A Prospectus Supplement relating to any notes will include specific terms relating to the offering. The terms to be stated in a Prospectus Supplement will include the following:

•  the form and title of the security;

•  the aggregate principal amount of the securities;

•  the interest rate of the securities;

•  whether the interest rate for the securities will be determined by auction or remarketing;

•  the maturity dates on which the principal of the securities will be payable;

•  the frequency with which auctions or remarketings, if any, will be held;

•  any changes to or additional events of default or covenants;

•  any minimum period prior to which the securities may not be called;

•  any optional or mandatory call or redemption provisions;

•  the credit rating of the notes;

•  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance of the notes; and

•  any other terms of the securities.

The Prospectus Supplement will describe the interest payment provisions relating to notes. Interest on notes will be payable when due as described in the related Prospectus Supplement. If the Fund does not pay interest when due, it will trigger an event of default and the Fund will be restricted from declaring dividends and making other distributions with respect to its common stock and preferred stock.

Under the requirements of the 1940 Act, immediately after issuing any notes the value of the Fund's total assets, less certain ordinary course liabilities, must equal or exceed 300% of the amount of the notes outstanding. Other types of borrowings also may result in the Fund being subject to similar covenants in credit agreements.

Additionally, the 1940 Act requires that the Fund prohibit the declaration of any dividend or distribution (other than a dividend or distribution paid in the Fund's common or preferred stock or in options, warrants or rights to subscribe for or purchase the Fund's common or preferred stock) in respect of the Fund's common or preferred stock, or call for redemption, redeem, purchase or otherwise acquire for consideration any such fund common or preferred stock, unless the Fund's notes have asset coverage of at least 300% (200% in the case of a dividend or distribution on preferred stock) after deducting the amount of such dividend, distribution, or acquisition price, as the case may be. These 1940 Act requirements do not apply to any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed; however, any such borrowings may result in the Fund being subject to similar covenants in credit agreements. Moreover, the Indenture related to the notes could contain provisions more restrictive than those required by the 1940 Act, and any such provisions would be described in the related Prospectus Supplement.

Upon the occurrence and continuance of an event of default, the holders of a majority in principal amount of a series of outstanding notes or the director will be able to declare the principal amount of that series of notes immediately due and payable upon written notice to the Fund. A default that relates only to one series of notes does not affect any other series and the holders of such other series of notes will not be entitled to receive notice of such a default under the Indenture. Upon an event of default relating to bankruptcy, insolvency or other similar laws, acceleration of maturity will occur automatically with respect to all series. At any time after a declaration of acceleration with respect to a series of notes has been made, and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding notes of that series, by written notice to the Fund and the director, may rescind and annul the declaration of acceleration and its consequences if all events of default with respect to that series of notes, other than the non-payment of the principal of that series of notes which has become due solely by such declaration of acceleration, have been cured or waived and other conditions have been met.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Fund or to the Fund's creditors, as such, or to the Fund's assets, or (b) any liquidation, dissolution or other winding up of the Fund, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Fund, then (after any payments with respect to any secured creditor of the Fund outstanding at such time) and in any such event the holders of notes shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all notes (including any interest accruing thereon after the commencement of any such case or proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of the notes, before the holders of any of the Fund's common or preferred stock are entitled to receive any payment on account of any redemption proceeds, liquidation preference or dividends from such stock. The holders of notes shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Fund being subordinated to the payment of the notes, which may be payable or deliverable in respect of the notes in any such case, proceeding, dissolution, liquidation or other winding up event.

Unsecured creditors may include, without limitation, service providers including the Investment Manager, Custodian, administrator, auction agent, broker-dealers and the director, pursuant to the terms of various contracts with the Fund. Secured creditors may include without limitation parties entering into any interest rate swap, floor or cap transactions, or other similar transactions with the Fund that create liens, pledges, charges, security interests, security agreements or other encumbrances on the Fund's assets.

A consolidation, reorganization or merger of the Fund with or into any other company, or a sale, lease or exchange of all or substantially all of the Fund's assets in consideration for the issuance of equity securities of another company shall not be deemed to be a liquidation, dissolution or winding up of the Fund.

The notes have no voting rights, except as mentioned below and to the extent required by law or as otherwise provided in the Indenture relating to the acceleration of maturity upon the occurrence and continuance of an event of default. In connection with the notes or certain other borrowings (if any), the 1940 Act does in certain circumstances grant to the note holders or lenders certain voting rights. The 1940 Act requires that provision is made either (i) that, if on the last business day of each of twelve consecutive calendar months such notes shall have an asset coverage of less than 100%, the holders of such notes voting as a class shall be entitled to elect at least a majority of the members of the Fund's Directors, such voting right to continue until such notes shall have an asset coverage of 110% or more on the last business day of each of three consecutive calendar months, or (ii) that, if on the last business day of each of twenty-four consecutive calendar months such notes shall have an asset coverage of less than 100%, an event of default shall be deemed to have occurred. It is expected that, unless otherwise stated in the related Prospectus Supplement, provision will be made that, if on the last business day of each of twenty-four consecutive calendar months such notes shall have an asset coverage of less than 100%, an event of default shall be deemed to have occurred. These 1940 Act requirements do not apply to any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed; however, any such borrowings may result in the Fund being subject to similar covenants in credit agreements. As reflected above, the Indenture relating to the notes may also grant to the note holders voting rights relating to the acceleration of maturity upon the occurrence and continuance of an event of default, and any such rights would be described in the related Prospectus Supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The Fund has not issued any subscription rights as of the date of this Prospectus.

The Fund may issue subscription rights to holders of Common Stock to purchase Common Stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of Common Stock, the Fund would distribute certificates evidencing the subscription rights and a Prospectus Supplement to the Fund's common stockholders as of the record date that the Fund sets for determining the stockholders eligible to receive subscription rights in such subscription rights offering. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the subscription rights agreement relating to such subscription rights and described in the Prospectus Supplement.

The applicable Prospectus Supplement, which would accompany this Prospectus, would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

•  the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

•  the title of such subscription rights;

•  the exercise price for such subscription rights (or method of calculation thereof);

•  the number of such subscription rights issued in respect of each share;

•  the number of rights required to purchase a single share;

•  the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•  if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•  the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

•  the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•  any termination right the Fund may have in connection with such subscription rights offering;

•  the expected trading market, if any, for rights; and

•  any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Right

Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement, the Fund would issue, as soon as practicable, the shares of Common Stock purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

Transferable Rights Offering

Subscription rights issued by the Fund may be transferrable. The distribution to stockholders of transferable rights, which may themselves have intrinsic value, also will afford non-participating stockholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the rights offering. In a transferrable rights offering, management of the Fund will use its best efforts to ensure an adequate trading market in the rights for use by stockholders who do not exercise such rights. However, there can be no assurance that a market for transferable rights will develop or, if such a market does develop, what the price of the transferable rights will be. In a transferrable rights offering to purchase Common Stock at a price below net asset value, the subscription ratio will not be less than 1-for-3, that is the holders of Common Stock of record on the record date of the rights offering will receive one right for each outstanding share of Common Stock owned on the record date and the rights will entitle their holders to purchase one new share of Common Stock for every three rights held (provided that any Common Stockholder who owns fewer than three shares of Common Stock as of the record date may subscribe for one full share of Common Stock). Assuming the exercise of all rights, such a rights offering would result in an approximately 33 1/3% increase in the Fund's Common Stock outstanding.

Additional Information on the Transferability of Rights. The staff of the SEC has interpreted the 1940 Act as not requiring stockholder approval of a transferable rights offering to purchase Common Stock at a price below the then current net asset value so long as certain conditions are met, including: (i) a good faith determination by a fund's board that such offering would result in a net benefit to existing stockholders; (ii) the offering fully protects stockholders' preemptive rights and does not discriminate among stockholders (except for the possible effect of not offering fractional Rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by stockholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

ANTI-TAKEOVER AND CERTAIN OTHER PROVISIONS IN THE ARTICLES OF AMENDMENT AND RESTATEMENT AND BY-LAWS

The Fund presently has provisions in the Articles and By-Laws that are commonly referred to as "anti-takeover" provisions and may have the effect of limiting the ability of other entities or persons to acquire control of the Fund, to cause it to engage in certain transactions or to modify its structure.

First, a Director may be removed from office only for cause by vote of at least 75% of the shares entitled to be cast for the election of Directors.

Second, the affirmative vote of 75% of the entire Board is required to authorize the conversion of the Fund from a closed-end to an open-end investment company. The conversion also requires the affirmative vote of holders of at least 75% of the common stock unless it is approved by a vote of 75% of the Continuing Directors (as defined below), in which event such conversion requires the approval of the holders of a majority of the common stock. A "Continuing Director" for purposes of this section is any member of the Board of the Fund who:

•  is not a person or affiliate of a person who enters or proposed to enter into a business combination (as defined below) with the Fund (an "interested party"), and

•  who has been a member of the Board for a period of at least 12 months, or has been a member of the Board since February 1, 1994, or is a successor of a Continuing Director who is unaffiliated with an interested party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of the Fund.

Third, the Board is classified into three classes, each with a term of three years with only one class of Directors standing for election in any year. Such classification may prevent replacement of a majority of the Directors for up to a two-year period. The affirmative vote of at least 75% of the shares will also be required to amend the charter or by-laws to change any of the provisions in this paragraph and the preceding two paragraphs.

Additionally, the affirmative vote of 75% of the entire Board and the holders of at least (i) 80% of the common stock and (ii) in the case of a business combination (as defined below), 66% of the common stock other than common stock held by an interested party who is (or whose affiliate is) a party to a business combination or an affiliate or associate of the interested party, are required to authorize any of the following transactions:

•  merger, consolidation or statutory share exchange of the Fund with or into any other person;

•  issuance or transfer by the Fund (in one or a series of transactions in any 12-month period) of any securities of the Fund to any person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding issuances or transfers of debt securities of the Fund, sales of securities of the Fund in connection with a public offering, issuances of securities of the Fund pursuant to a dividend reinvestment plan adopted by the Fund, issuances of securities of the Fund upon the exercise of any stock subscription rights distributed by the Fund, transfers by the Fund of securities or other property to a corporation, trust, partnership or other entity which is wholly owned by the Fund and portfolio transactions effected by the Fund in the ordinary course of its business;

•  sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund (in one or a series of transactions in any 12-month period) to or with any person or entity of any assets of the Fund having an aggregate fair market value of $1,000,000 or more, excluding sales, exchanges, transfers or other dispositions by the Fund to any person or entity which is wholly owned by the Fund, and except for portfolio transactions (including pledges of portfolio securities in connection with borrowings) effected by the Fund in the ordinary course of its business (we refer to the transactions described in these first three bullets as "business combinations");

•  the voluntary liquidation or dissolution of the Fund, or an amendment to the Fund's charter to terminate the Fund's existence; or

•  unless the 1940 Act or other federal law requires a lesser vote, any stockholder proposal as to specific investment decisions made or to be made with respect to the Fund's assets as to which stockholder approval is required under federal or Maryland law.

However, the stockholder vote described above will not be required with respect to the foregoing transactions (other than those set forth in the fifth bullet above) if they are approved by a vote of 75% of the Continuing Directors. In that case, if Maryland law requires, the affirmative vote of a majority of the votes entitled to be cast thereon shall be required.

Additionally, any amendment to the Fund's charter to amend, alter or repeal (or adopt any provision inconsistent with) the provisions of the charter relating to the purpose and powers of the Fund, the classification of the Board, removal of directors, the maximum number of directors, the special voting requirements discussed above, the perpetual existence of the Fund and amendment of the charter must be approved by at least 75% of the entire Board and the holders of at least 75% of the votes entitled to be cast on the matter.

The Fund's by-laws contain provisions the effect of which is to prevent matters, including nominations of Directors, from being considered at a stockholders' meeting where the Fund has not received notice of the matters at least 90 days but not more than 120 days prior to the first anniversary of the prior year's annual meeting, in the case of an annual meeting, or 10 days following the date notice of such meeting is given by the Fund, in the case of a special meeting.

Reference is made to the charter and amended and restated by-laws of the Fund, each on file with the SEC, for the full text of these provisions. The percentage of votes required under these provisions, which is greater than the minimum requirements under Maryland law absent the elections described above or in the 1940 Act, will make more difficult a change in the Fund's business or management and may have the effect of depriving stockholders of an opportunity to sell shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction.

PLAN OF DISTRIBUTION

The Fund may offer up to $350,000,000 in aggregate initial offering price of Common Stock, Preferred Stock, Notes or Rights from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchases, including existing stockholders in a Rights offering; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Fund's dividend reinvestment and optional cash purchase plan. Each Prospectus Supplement relating to an offering of securities will state the terms of the offering, including:

•  the names of any agents, underwriters or dealers;

•  any sales loads or other items constituting underwriters' compensation;

•  any discounts, commissions, or fees allowed or paid to dealers or agents;

•  the public offering or purchase price of the offered Securities and the net proceeds the Fund will receive from the sale; and

•  any securities exchange on which the offered Securities may be listed

Direct Sales

The Fund may sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered securities directly. The Fund will describe the terms of any of those sales in a Prospectus Supplement.

By Agents

The Fund may offer Securities through agents that the Fund may designate. The Fund will name any agent involved in the offer and sale and describe any commissions payable by the Fund in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters

The Fund may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Securities to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of Common Stock, if a Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Stock at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Fund will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Fund may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

To facilitate an offering of Common Stock in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Stock or any other Security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•  An overallotment in connection with an offering creates a short position in the common stock for the underwriter's own account.

•  An underwriter may place a stabilizing bid to purchase the Common Stock for the purpose of pegging, fixing, or maintaining the price of the Common Stock.

•  Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Stock by bidding for, and purchasing, the Common Stock or any other Securities in the open market in order to reduce a short position created in connection with the offering.

•  The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Stock originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In connection with any Rights offering, the Fund may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Stock remaining unsubscribed for after the Rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund, the Investment Manager against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Fund in the ordinary course of business.

Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc. ("FINRA") the maximum compensation to be received by any FINRA member or independent broker-dealer in connection with an offering of the Fund's securities may not be greater than eight percent (8%) of the gross proceeds received by the Fund for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Fund after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

CUSTODIAN, DIVIDEND PAYING AGENT, TRANSFER AGENT AND REGISTRAR.

State Street serves as Custodian for the Fund. The Custodian holds cash, securities, and other assets of the Fund as required by the 1940 Act and also provides certain Fund accounting services. Custody and accounting fees are payable monthly based on assets held in custody, investment purchases and sales activity and other factors, plus reimbursement for certain out of pocket expenses. The principal business address of State Street is 1 Heritage Drive, 3rd Floor, North Quincy, Massachusetts 02171. Computershare, P.O. Box 505000, Louisville, KY 40233, acts as the Fund's dividend paying agent, transfer agent and the registrar for the Fund's Common Stock.

LEGAL OPINIONS

Certain legal matters in connection with the Common Stock will be passed on for the Fund by Dechert LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements as of and for the fiscal year ended December 31, 2023 are incorporated by reference in the SAI have been so incorporated in reliance on the report of KPMG LLP ("KPMG"), an independent registered public accounting firm. The principal place of business of KPMG is located at 1601 Market Street, Philadelphia, Pennsylvania 19103. KPMG provides audit services and consultation with respect to the preparation of filings with the SEC.

ADDITIONAL INFORMATION

This Prospectus concisely provides the information that a prospective investor should know about the Fund before investing. Investors are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including the SAI, dated April 5, 2024, has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. The SAI and the Fund's annual and semi-annual reports and other information filed with the SEC, can be obtained upon request and without charge by writing to the Fund at 1900 Market Street, Suite 200, Philadelphia, PA 19103, by calling Investor Relations toll-free at

1-800-522-5465 or by visiting the Fund's website at https://www.abrdnifn.com/. Investors may request the Fund's SAI, annual and semi-annual reports and other information about the Fund or make Stockholder inquiries by calling Investor Relations toll-free at 1-800-522-5465 or by visiting https://www.abrdnifn.com/. In addition, the contact information provided above may be used to request additional information about the Fund and to make Stockholder inquiries. The SAI, other material incorporated by reference into this prospectus and other information about the Fund is also available on the SEC's website at http://www.sec.gov. The address of the SEC's website is provided solely for the information of prospective investors and is not intended to be an active link.

THE INDIA FUND, INC.

Statement of Additional Information

April 5, 2024

This Statement of Additional Information (the “SAI”) provides additional information to the Prospectus for The India Fund, Inc. (the “Fund”) dated April 5, 2024 as it may be amended from time to time. This SAI is not a prospectus and should only be read in conjunction with the Prospectus. You may obtain the Prospectus without charge by writing to the Fund at 1900 Market Street, Suite 200, Philadelphia, PA 19103, by calling Investor Relations toll-free at 1-800-522-5465 or by visiting the Fund’s website at https://www.abrdnifn.com/.

Investors in the Fund will be informed of the Fund’s progress through periodic reports. Financial statements certified by an independent registered public accounting firm will be submitted to Stockholders at least annually. Once available, copies of the reports to Stockholders may be obtained upon request, without charge, by contacting the Fund at the address or telephone number listed above.

Investment objective, policies and risks	3

Investment restrictions	3

Management of the Fund	4

Portfolio transactions and brokerage allocation	8

Description of stock	10

Repurchase of Common Stock	11

Tax matters	12

Proxy voting policy and proxy voting record	19

Incorporation by reference	19

Financial Statements	19

Legal counsel	20

Additional information	20

Appendix A—Proxy voting guidelines	A-1

Investment objective, policies and risks

The following disclosure supplements the disclosure set forth under the caption “Investment Objective and Principal Investment Strategy” in the prospectus and does not, by itself, present a complete or accurate explanation of the matters disclosed. Readers must refer also to this caption in the prospectus for a complete presentation of the investment objective, policies and risks.

Investment Restrictions

The following restrictions, along with the Fund’s investment objective, its policy to invest at least 80% of the Fund’s total assets in the equity securities of Indian companies under normal market conditions, are, subject to the next sentence, the Fund’s only fundamental policies, that is, policies that cannot be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities. In addition, as a matter of fundamental policy and notwithstanding any other fundamental investment policy or limitation, the Fund may invest all or a portion of its assets invested in India through a subsidiary, trust or other similar arrangement (including a branch) established by the Fund at any such time that the Board of the Fund determines that it is in the best interests of the Fund’s stockholders. As used in here, a “majority of the Fund’s outstanding voting securities” means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. The other policies and investment restrictions referred to in this report are not fundamental policies of the Fund and may be changed by the Fund’s Board without stockholder approval. If a percentage restriction set forth below is adhered to at the time a transaction is effected, later changes in any percentage resulting from any cause other than actions by the Fund will not be considered a violation.

Under its fundamental restrictions, the Fund may not:

1.	purchase any securities that would cause 25% or more of the value of its total assets at the time of such purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, except that there is no limitation with respect to investment in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities;

2.	issue senior securities or borrow money, except for (a) senior securities (including borrowing money, margin transactions if the margin securities are owned and entering into reverse repurchase agreements, or any similar transactions) not in excess of 25% of its total assets (including the amount borrowed) and (b) borrowings of up to 5% of its total assets (including the amount borrowed) for temporary or emergency purposes (including for the clearance of transactions, repurchase of its shares or payment of dividends), without regard to the amount of senior securities outstanding under clause (a). However, with respect to the above, the Fund’s obligations under when-issued and delayed delivery and similar transactions and reverse repurchase agreements are not treated as senior securities if covering assets are appropriately segregated, and the use of hedging shall not be treated as involving the issuance of a “senior security” or a “borrowing.” Also, for purposes of clauses (a) and (b) above, the term “total assets” shall be calculated after giving effect to the net proceeds of senior securities issued by the Fund reduced by any liabilities and indebtedness not constituting senior securities, except for such liabilities and indebtedness as are excluded from treatment as senior securities by this second bullet. The Fund’s obligations under interest rate, currency and equity swaps are not treated as senior securities;

3.	purchase or sell commodities or commodity contracts, including futures contracts and options thereon, except that the Fund may engage in hedging, as described in the section titled “Additional Investment Activities – Hedging”;

4.	make loans, except that: (1) the Fund may (a) purchase and hold debt instruments (including bonds, debentures or other obligations and certificates of deposit, bankers’ acceptances and fixed time deposits) in accordance with its investment objective and policies, (b) enter into repurchase agreements with respect to portfolio securities and (c) make loans of portfolio securities; and (2) delays in the settlement of securities transactions will not be considered loans;

5.	underwrite the securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter;

6.	purchase real estate, real estate mortgage loans or real estate limited partnership interests (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein);

7.	purchase securities on margin, except (1) as provided in the second bullet above and (2) (a) for delayed delivery or when-issued transactions, (b) such short-term credits as are necessary for the clearance of transactions and (c) margin deposits in connection with transactions in futures contracts, options on futures contracts, options on securities and securities indices and currency transactions); or

8.	invest for the purpose of exercising control over the management of any company.

3

For purposes of the above restrictions on senior securities and as further described above under “Additional Investment Activities – Asset Coverage Requirements,” the 1940 Act requires the Fund to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the Fund incurs the indebtedness. Short sales of securities, reverse repurchase agreements, use of margin, sales of put and call options on specific securities or indices, investments in certain other types of instruments (including certain derivatives, such as swap agreements) and the purchase and sale of securities on a when-issued or forward commitment basis may be deemed to constitute indebtedness subject to this requirement.

For purposes of the above restrictions on loans of portfolio securities and as further described above under “Additional Investment Activities – Loans of Portfolio Securities” in the Annual Report, the Fund may make loans of portfolio securities if liquid assets in an amount at least equal to the current market value of the securities lent (including accrued interest thereon) plus the interest payable to the Fund with respect to the loan is maintained by the Fund in a segregated account.

With respect to the Fund’s ability to invest all or a portion of its assets invested in India through a subsidiary, trust or other similar arrangement, the Fund may create a subsidiary (including a wholly-owned subsidiary or other entity that engages in investment activities in securities or other assets that are primarily controlled by the Fund). The Fund will comply with Sections 8 and 18 of the 1940 Act, governing investment policies and capital structure and leverage, respectively, on an aggregate basis with any subsidiary. In addition, to the extent that any such subsidiary is party to an investment advisory contract, the Fund will comply with the provisions of the 1940 Act relating to investment advisory contracts as if the applicable adviser were an investment adviser to an investment company under the 1940 Act. Any subsidiary will also comply with Section 17 of the 1940 Act relating to affiliated transactions and custody.

Management of the Fund

Directors and Officers

The business and affairs of the Fund are managed under the direction of the Board and the Fund’s officers appointed by the Board. The tables below list the directors and officers of the Fund and their present positions and principal occupations during the past five years. The business address of the Fund, its Board members and officers and the Investment Manager is 1900 Market Street, Suite 200, Philadelphia, PA 19103, unless specified otherwise below. The term “Fund Complex” includes each of the registered investment companies advised by the Investment Manager or their affiliates as of the date of this SAI. Directors serve three-year terms or until their successors are duly elected and qualified. Officers are annually elected by the directors.

The information contained under the heading “Management of the Fund” in the Fund’s Annual Report is incorporated herein by reference.

Risk Oversight

The information contained under the heading “Responsibilities of the Board of Directors” in the Fund’s definitive proxy statement on Schedule 14A for the Fund’s 2023 annual meeting of shareholders, filed with the SEC on April 14, 2023 (“Proxy Statement”) is incorporated herein by reference.

Experience of Directors

Each Director was selected to join the Board based on a variety of factors including, but not limited to, the Director’s ability to carry out his or her duties as a Director, the Director’s background, business and professional experience, qualifications and skills. Each Director possesses the following specific characteristics: Ms. Kumar has financial and accounting experience as the chief financial officer of other companies and experience as a board member of private equity funds; Ms. Yao has financial and research analysis experience in and covering the Asia region and experience in world affairs; Mr. Rubio has business and academic experience as president of a not-for-profit think tank focused on Mexico’s economic and democratic development and has served as a board member of other investment companies; Mr. Goodson has financial and research analysis experience; and Mr. Salacuse has academic and foreign affairs experience and has served as a board member of other investment companies. The Board has determined that Ms. Kumar is an “audit committee financial expert”.

Compensation

The following table sets forth information regarding compensation of Directors by the Fund and by the Fund Complex of which the Fund is a part for the fiscal year ended December 31, 2023. Officers of the do not receive any compensation directly from the Fund or any other fund in the Fund Complex for performing their duties as officers.

Name of Director	Aggregate Compensation from Fund for Fiscal Year Ended December 31, 2023	Total Compensation From Fund and Fund Complex Paid To Directors
Nisha Kumar	$62,126	$62,126
Nancy Yao	$62,126	$322,841
Jeswald W. Salacuse	$80,139	$80,139
Luis F. Rubio	$62,126	$62,126
Alan Goodson*	N/A	N/A

*Mr. Goodson is considered an Interested Director.

4

Board and Committee Structure

The information contained under the headings “Responsibilities of the Board of Directors,” “Audit Committee” and “Nominating Committee” in the Fund’s Proxy Statement is incorporated herein by reference.

Stockholder Communications

The Fund has adopted procedures by which Fund stockholders may send communications to the Board. Stockholders may mail written communications to the Board to the attention of Directors of The India Fund, Inc., c/o the Fund’s Chief Legal Officer, 1900 Market Street, Suite 200, Philadelphia, PA 19103. Stockholder communications must (i) be in writing and be signed by the stockholder and (ii) identify the number of shares held by the stockholder. The Chief Legal Officer of the Fund is responsible for reviewing properly submitted stockholder communications. The Chief Legal Officer shall either (i) provide a copy of each properly submitted stockholder communication to the Board at its next regularly scheduled board meeting or (ii) if the Chief Legal Officer determines that the communication requires more immediate attention, forward the communication to the Directors promptly after receipt. The Chief Legal Officer may, in good faith, determine that a stockholder communication should not be provided to the Board because it does not reasonably relate to the Fund or its operations, management, activities, policies, service providers, Board, officers, stockholders or other matters relating to an investment in the Fund or is otherwise ministerial in nature. These procedures shall not apply to (i) any communication from an officer or Director of the Fund, (ii) any communication from an employee or agent of the Fund, unless such communication is made solely in such employee’s or agent’s capacity as a stockholder of the Fund, or (iii) any stockholder proposal submitted pursuant to Rule 14a-8 under the 1934 Act or any communication made in connection with such a proposal.

Director Beneficial Ownership of Securities

As of March 1, 2024, the Fund’s directors and executive officers, as a group, owned less than 1% of the Fund’s outstanding shares of Common Stock. The information as to ownership of securities which appears below is based on statements furnished to the Fund by its directors and executive officers.

As of December 31, 2023, the dollar range of equity securities owned beneficially by each trustee in the Fund and in all registered investment companies overseen by the trustee within the same family of investment companies as the Fund appears in the chart below. The following key relates to the dollar ranges in the chart:

A. None
B. $1 — $10,000
C. $10,001 — $50,000
D. $50,001 — $100,000
E. over $100,000

Name of Director	Dollar Range of Equity Securities Owned(1)	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Director or Nominee in the Family of Investment Companies(2)
Independent Director:
Nisha Kumar	C	C
Nancy Yao	C	C
Jeswald W. Salacuse	C	C
Luis F. Rubio	C	C
Interested Director:
Alan Goodson	C	E

5

Codes of Ethics

The Fund and the Investment Manager have each adopted a code of ethics under Rule 17j-1 of the 1940 Act governing the personal securities transactions of their respective personnel. Under each code of ethics, personnel may invest in securities for their personal accounts (including securities that may be purchased or held by the Fund), subject to certain general restrictions and procedures. Copies of these Codes of Ethics are on the EDGAR Database on the SEC’s internet web site at www.sec.gov.

Beneficial Ownership

As of March 1, 2024, to the Fund’s knowledge, no single stockholder or “group” (as that term is used in Section 13(d) of the Exchange Act) beneficially owned more than 5% of Common Stock of the Fund. A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a fund or acknowledges the existence of control.

The Investment Manager

The Investment Manager provides day-to-day investment management services to the Fund. abrdn Asia Limited serves as the Investment Manager to the Fund. abrdn Asia is located at 7 Straits View #23-04 Marina One East Tower, Singapore 018936. abrdn Asia is an indirect wholly owned subsidiary of abrdn plc which managed or administered approximately $632.2 billion in assets as of June 30, 2023.

Advisory Agreement

The Fund and the Investment Manager are parties to an investment management agreement (the “Advisory Agreement”). Under the Advisory Agreement, the Fund retains the Investment Manager to act as the investment adviser for and to manage the investment and reinvestment of the assets of the Fund in accordance with the Fund’s investment objective and policies and limitations, and to manage the day-to-day business and affairs of the Fund (except with respect to matters in the charge of the Fund’s chief compliance officer or other service providers retained by the Fund), for the period and on the terms set forth in the Advisory Agreement.

Under an advisory agreement, the Investment Manager receives an annual fee, at an annual rate of: (i) 1.10% for the first $500 million of the Fund’s average weekly Managed Assets; (ii) 0.90% for the next $500 million of the Fund’s average weekly Managed Assets; (iii) 0.85% for the next $500 million of the Fund’s average weekly Managed Assets; and (iv) 0.75% for the Fund’s average weekly Managed Assets in excess of $1.5 billion. Managed Assets is defined in the investment management agreement as net assets plus the amount of any borrowings for investment purposes.

The Fund pays all of its expenses including, among others, legal fees and expenses of counsel to the Fund and the Fund’s independent directors; insurance (including directors’ and officers’ errors and omissions insurance); auditing and accounting expenses; taxes and governmental fees; listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund’s custodians, administrators, transfer agents, registrars and other service providers; expenses for portfolio pricing services by a pricing agent, if any; other expenses in connection with the issuance, offering and underwriting of shares or debt instruments issued by the Fund or with the securing of any credit facility or other loans for the Fund; expenses relating to investor and public relations; expenses of registering or qualifying securities of the Fund for public sale; brokerage commissions and other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to stockholders; expenses of the dividend reinvestment and optional cash purchase plan (except for brokerage expenses paid by participants in such plan); compensation and expenses of directors; costs of stationery; any litigation expenses; and costs of stockholders’ and other meetings.

6

The Advisory Agreement continues for an initial term of two (2) years and may be continued thereafter from year to year provided such continuance is specifically approved at least annually in the manner required by the 1940 Act. The Advisory Agreement may be terminated at any time without payment of penalty by the Fund or by the Investment Manager upon 60 days’ written notice. The Advisory Agreement will automatically terminate in the event of its assignment, as defined under the 1940 Act. Under the Advisory Agreement, the Investment Manager is permitted to provide investment advisory services to other clients.

For the fiscal years ended December 31, 2021, 2022 and 2023, the Investment Manager earned gross advisory fees of $6,865,163, $5,846,518 and $5,363,266, respectively.

The Advisory Agreement provides that the Investment Manager will not be liable for any error of judgment or mistake of law, or for any act or omission or any loss suffered by the Fund in connection with matters to which the Advisory Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties (“disabling conduct”) and provides for indemnification by the Fund of the Investment Manager for any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) not resulting from disabling conduct by the Investment Manager, subject to certain limitations and conditions.

The Administrator

abrdn Inc., an affiliate of abrdn Asia and located at 1900 Market Street, Suite 200, Philadelphia, PA 19103, serves as the Fund’s administrator and receives a fee payable monthly by the Fund at an annual fee rate of 0.08% of the value of the Fund’s average monthly net assets.

For the fiscal years ended December 31, 2021, 2022 and 2023, abrdn Inc. earned $521,348, $431,376 and $390,526, respectively from the Fund for administration services.

State Street Bank and Trust Company (“State Street”) serves as sub-administrator of the Fund and is paid by abrdn Inc. out of the fees it receives as the Fund’s administrator.

Custodian, Dividend Paying Agent, Transfer Agent and Registrar

State Street serves as custodian (the “Custodian”) for the Fund. State Street also provides accounting services to the Fund. Computershare Trust Company, N.A. serves as transfer agent for the Fund.

Investor Relations Provider

Under the terms of the Investor Relations Services Agreement, abrdn Inc. provides and/or engages third parties to provide investor relations services to the Fund and certain other funds advised by abrdn Asia or its affiliates as part of an Investor Relations Program. Under the Investor Relations Services Agreement, the Fund owes a portion of the fees related to the Investor Relations Program (the “Fund’s Portion”). However, investor relations services fees are limited by abrdn Inc. so that the Fund will only pay up to an annual rate of 0.05% of the Fund’s weekly net assets per annum. Any difference between the capped rate of 0.05% of the Fund’s average net assets per annum and the Fund’s Portion is paid for by abrdn Inc.

Pursuant to the terms of the Investor Relations Services Agreement, abrdn Inc. (or third parties engaged by abrdn Inc.) among other things, provides objective and timely information to stockholders based on publicly-available information; provides information efficiently through the use of technology while offering stockholders immediate access to knowledgeable investor relations representatives; develops and maintains effective communications with investment professionals from a wide variety of firms; creates and maintains investor relations communication materials such as fund manager interviews, films and webcasts, publishes white papers, magazine articles and other relevant materials discussing the Fund’s investment results, portfolio positioning and outlook; develops and maintains effective communications with large institutional stockholders; responds to specific stockholder questions; and reports activities and results to the Board and management detailing insight into general stockholder sentiment.

During the fiscal year ended December 31, 2023, the Fund incurred investor relations fees of approximately $145,703. For the fiscal year ended December 31, 2023, abrdn Inc. did not contribute to the investor relations fees for the Fund because the Fund’s contribution was below 0.05% of the Fund’s average weekly net assets on an annual basis.

Portfolio Management

The information contained under “Item 8. Portfolio Managers of Closed-End Management Investment Companies” in the Fund’s Annual Report is incorporated herein by reference.

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James Thom, Flavia Cheong, Kristy Fong, and Yoojeong Oh are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.

Potential Conflicts of Interest of the Investment Manager

The Investment Manager and its affiliates (collectively referred to herein as “abrdn”) serve as investment advisers for multiple clients, including the Fund and other investment companies registered under the 1940 Act and private funds (such clients are also referred to below as “accounts”). The portfolio managers’ management of “other accounts” may give rise to potential conflicts of interest in connection with their management of the Fund’s investments, on the one hand, and the investments of the other accounts, on the other. The other accounts may have the same investment objective as the Fund. Therefore, a potential conflict of interest may arise as a result of the identical investment objective, whereby the portfolio manager could favor one account over another. However, the Investment Manager believes that these risks are mitigated by the fact that: (i) accounts with like investment strategies managed by a particular portfolio manager are generally managed in a similar fashion, subject to exceptions to account for particular investment restrictions or policies applicable only to certain accounts, differences in cash flows and account sizes, and similar factors; and (ii) portfolio manager personal trading is monitored to avoid potential conflicts. In addition, the Investment Manager has adopted trade allocation procedures that require equitable allocation of trade orders for a particular security among participating accounts.

In some cases, another account managed by the same portfolio manager may compensate abrdn based on the performance of the portfolio held by that account. The existence of such a performance-based fee may create additional conflicts of interest for the portfolio manager in the allocation of management time, resources and investment opportunities.

Another potential conflict could include instances in which securities considered as investments of the Fund also may be appropriate for other investment accounts managed by the Investment Manager or its affiliates. Whenever decisions are made to buy or sell securities for the Fund and one or more of the other accounts simultaneously, the Investment Manager may aggregate the purchases and sales of the securities and will allocate the securities transactions in a manner that it believes to be equitable under the circumstances. As a result of the allocations, there may be instances where the Fund will not participate in a transaction that is allocated among other accounts. While these aggregation and allocation policies could have a detrimental effect on the price or amount of the securities available to the Fund from time to time, it is the opinion of the Investment Manager that the benefits from the policies outweigh any disadvantage that may arise from exposure to simultaneous transactions. The Fund has adopted policies that are designed to eliminate or minimize conflicts of interest, although there is no guarantee that procedures adopted under such policies will detect each and every situation in which a conflict arises.

From time to time, the Investment Manager may seed proprietary accounts for the purpose of evaluating a new investment strategy that eventually may be available to clients through one or more product structures. Such accounts also may serve the purpose of establishing a performance record for the strategy. The management by the Investment Manager of accounts with proprietary interests and nonproprietary client accounts may create an incentive to favor the proprietary accounts in the allocation of investment opportunities, and the timing and aggregation of investments. The Investment Manager proprietary seed accounts may include long-short strategies, and certain client strategies may permit short sales. A conflict of interest arises if a security is sold short at the same time as a long position, and continuous short selling in a security may adversely affect the stock price of the same security held long in client accounts. The Investment Manager have adopted various policies to mitigate these conflicts.

The Investment Manager or their respective members, officers, directors, employees, principals or affiliates may come into possession of material, non-public information. The possession of such information may limit the ability of the Fund to buy or sell a security or otherwise to participate in an investment opportunity. Situations may occur where the Fund could be disadvantaged because of the investment activities conducted by the Investment Manager for other clients, and the Investment Manager will not employ information barriers with regard to its operations on behalf of its registered and private funds, or other accounts. In certain circumstances, employees of the Investment Manager may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict the Fund’s ability to trade in the securities of such companies.

Portfolio transactions and brokerage allocation

The Investment Manager is responsible for decisions to buy and sell securities and other investments for the Funds, the selection of brokers and dealers to effect the transactions and the negotiation of brokerage commissions, if any. In transactions on stock and commodity exchanges in the United States, these commissions are negotiated, whereas on foreign stock and commodity exchanges these commissions are generally fixed and are generally higher than brokerage commissions in the United States. In the case of securities traded on the OTC markets or for securities traded on a principal basis, there is generally no commission, but the price includes a spread between the dealer’s purchase and sale price. This spread is the dealer’s profit. In underwritten offerings, the price includes a disclosed, fixed commission or discount. Most short term obligations are normally traded on a “principal” rather than agency basis. This may be done through a dealer (e.g., a securities firm or bank) who buys or sells for its own account rather than as an agent for another client, or directly with the issuer.

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Except as described below, the primary consideration in portfolio security transactions is best execution of the transaction (i.e., execution at a favorable price and in the most effective manner possible). “Best execution” encompasses many factors affecting the overall benefit obtained by the client account in the transaction including, but not necessarily limited to, the price paid or received for a security, the commission charged, the promptness, available liquidity and reliability of execution, the confidentiality and placement accorded the order, and customer service. Therefore, “best execution” does not necessarily mean obtaining the best price alone but is evaluated in the context of all the execution services provided. The Investment Manager has freedom as to the markets in and the broker-dealers through which they seek this result, except where mandates have restrictions in place.

Subject to the primary consideration of seeking best execution and as discussed below, securities may be bought or sold through broker-dealers who have furnished statistical, research, corporate access, and other information or services to the Investment Manager. SEC regulations provide a “safe harbor” that allows an investment adviser to pay for research and brokerage services with commission dollars generated by client transactions. Effective with the implementation of Markets in Financial Instruments Directive II (“MiFID II”), the Investment Manager absorbs all research costs and will generally no longer rely on the “safe harbor” under Section 28(e) of the Exchange Act.

There may be occasions when portfolio transactions for a Fund are executed as part of concurrent authorizations to purchase or sell the same security for trusts or other accounts (including other mutual funds) served by the Investment Manager or by an affiliated company thereof. Although such concurrent authorizations potentially could be either advantageous or disadvantageous to a Fund, they are affected only when the Investment Manager believes that to do so is in the interest of the Fund. When such concurrent authorizations occur, the executions will be allocated in an equitable manner in accordance with the Investment Manager’s trade allocation policies and procedures.

In purchasing and selling investments for the Fund, it is the policy of the Investment Manager to seek best execution through responsible broker-dealers. The determination of what may constitute best execution in a securities transaction by a broker involves a number of considerations, including the overall direct net economic result to the Fund (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all when a large block is involved, the availability of the broker to stand ready to execute possibly difficult transactions in the future, the professionalism of the broker, and the financial strength and stability of the broker. These considerations are judgmental and are weighed by the Investment Manager in determining the overall reasonableness of securities executions and commissions paid. In selecting broker-dealers, the Investment Manager will consider various relevant factors, including, but not limited to, the size and type of the transaction; the nature and character of the markets for the security or asset to be purchased or sold; the execution efficiency, settlement capability, and financial condition of the broker dealer’s firm; the broker-dealer’s execution services, rendered on a continuing basis; and the reasonableness of any commissions.

With respect to FX transactions, different considerations or circumstances may apply, particularly with respect to Restricted Market FX. FX transactions executed for the Fund are divided into two main categories: (1) Restricted Market FX and (2) Unrestricted Market FX. Restricted Market FX are required to be executed by a local bank in the applicable market. Unrestricted Market FX are not required to be executed by a local bank. The Investment Manager or third-party agent execute Unrestricted Market FX relating to trading decisions. The Fund’s custodian executes all Restricted Market FX because it has local banks or relationships with local banks in each of the restricted markets where custodial client accounts hold securities. Unrestricted Market FX relating to the repatriation of dividends and/or income/expense items not directly relating to trading may be executed by the Investment Manager or by the Fund’s custodian due to the small currency amount and lower volume of such transactions. The Fund, the Investment Manager has limited ability to negotiate prices at which certain FX transactions are customarily executed by the Fund’s custodian, i.e., transactions in Restricted Market FX and repatriation transactions.

The Investment Manager may cause the Fund to pay a broker-dealer a commission that is in excess of the commission another broker-dealer would have received for executing the transaction if it is determined to be consistent with the Investment Manager’s obligation to seek best-execution pursuant to the standards described above.

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Under the 1940 Act, “affiliated persons” of the Fund are prohibited from dealing with it as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC. However, the Fund may purchase securities from underwriting syndicates of which a sub-adviser (if applicable) or any of its affiliates, as defined in the 1940 Act, is a member under certain conditions, in accordance with Rule 10f-3 under the 1940 Act.

The Fund contemplates that, consistent with the policy of seeking to obtain best execution, brokerage transactions may be conducted through “affiliated brokers or dealers,” as defined in rules under the 1940 Act. Under the 1940 Act, commissions paid by the Fund to an “affiliated broker or dealer” in connection with a purchase or sale of securities offered on a securities exchange may not exceed the usual and customary broker’s commission. Accordingly, it is the Fund’s policy that the commissions to be paid to an affiliated broker-dealer must, in the judgment of the Investment Manager, be (1) at least as favorable as those that would be charged by other brokers having comparable execution capability and (2) at least as favorable as commissions contemporaneously charged by such broker or dealer on comparable transactions for the broker’s or dealer’s unaffiliated customers. The Investment Manager does not necessarily deem it practicable or in the Fund’s best interests to solicit competitive bids for commissions on each transaction. However, consideration regularly is given to information concerning the prevailing level of commissions charged on comparable transactions by other brokers during comparable periods of time.

Neither the Fund nor the Investment Manager has an agreement or understanding with a broker-dealer, or other arrangements to direct the Fund’s brokerage transactions to a broker-dealer because of the research services such broker provides to the Fund or the Investment Manager. While the Investment Manager does not have arrangements with any broker-dealers to direct such brokerage transactions to them because of research services provided, the Investment Manager may receive research services from such broker-dealers. The dollar amount of transactions and related commissions for transactions paid to a broker from which the Investment Manager also received research services for the fiscal year ended December 31, 2023 are in the table below:

Total Dollar Amount of Transactions	Total Commissions Paid on Such Transactions
$233,468,014	$106,667

During the fiscal years ended December 31, 2023, 2022 and 2021, the following brokerage commissions were paid by the Fund:

Year ended December 31,
($000 omitted)
2023	2022	2021
$134	$136	$145

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. The rate of portfolio turnover in the fiscal years ended December 31, 2023 and December 31, 2022 was 22% and 24%, respectively.

Description of stock

Common Stock

The Fund’s Common Stock are described in the prospectus. The Fund intends to hold annual meetings of stockholders so long as the Common Stock are listed on a national securities exchange and such meetings are required as a condition to such listing.

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Preferred Stock

The terms of any preferred stock issued by the Fund, including their dividend rate, voting rights, liquidation preference and redemption provisions, will be determined by the Board (subject to applicable law and the Fund’s Articles) if and when it authorizes an offering of preferred stock. The rights, preferences, powers and privileges of such preferred stock may be set forth in an amendment or supplement to the Fund’s Articles of Incorporation.

If the Board determines to proceed with an offering of preferred stock, the terms of the preferred stock may be the same as, or different from, the terms described in the prospectus, subject to applicable law and the Fund’s Articles of Incorporation. The Board, without the approval of the Common Stockholders, may authorize an offering of preferred stock or may determine not to authorize such an offering, and may fix the terms of the preferred stock to be offered.

Other Stock

The Board (subject to applicable law and the Fund’s Articles of Incorporation) may authorize an offering, without the approval of the holders of either Common Stock or preferred stock, of other classes of stock, or other classes or series of stock, as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit. The Fund currently does not expect to issue any other classes of stock, or series of stock, except for the Common Stock, and possibly, the preferred stock.

Repurchase of Common Stock

The Fund is a closed-end management investment company and as such its Common Stockholders will not have the right to cause the Fund to redeem their Common Stock. Instead, the Fund’s Common Stock trade in the open market at a price that will be a function of several factors, including dividend levels (which are in turn affected by expenses), NAV, call protection, dividend stability, relative demand for and supply of such Common Stock in the market, general market and economic conditions and other factors. Because stock of a closed-end investment company may frequently trade at prices lower than NAV, the Board may consider actions that might be taken to reduce or eliminate any material discount from NAV in respect of Common Stock, which may include the repurchase of such Common Stock in the open market or in private transactions, the making of a tender offer for such Common Stock or the conversion of the Fund to an open-end investment company. The Board has authorized repurchases of Common Stock through open market transactions if deemed necessary or desirable in reducing the discount from NAV in the market price of Common Stock, provided that the Fund may not repurchase more than 10% of its outstanding Common Stock in any calendar year. The Board may decide not to take any of the other aforementioned actions. In addition, there can be no assurance that Common Stock repurchases or tender offers, if undertaken, will reduce market discount.

Notwithstanding the foregoing, at any time when the Fund has preferred stock outstanding, the Fund may not purchase, redeem or otherwise acquire any of its Common Stock unless (1) all accrued preferred share dividends have been paid and (2) at the time of such purchase, redemption or acquisition, the NAV of the Fund’s portfolio (determined after deducting the acquisition price of the Common Stock) is at least 200% of the liquidation value of the outstanding preferred stock (expected to equal the original purchase price per share plus any accrued and unpaid dividends thereon). Any service fees incurred in connection with any tender offer made by the Fund will be borne by the Fund and will not reduce the stated consideration to be paid to tendering Common Stockholders.

Subject to its investment restrictions, the Fund may borrow to finance the repurchase of Common Stock or to make a tender offer. Interest on any borrowings to finance Common Stock repurchase transactions or the accumulation of cash by the Fund in anticipation of Common Stock repurchases or tenders will reduce the Fund’s net income. Any Common Stock repurchase, tender offer or borrowing that might be approved by the Board would have to comply with the Exchange Act, the 1940 Act and the rules and regulations thereunder.

The Fund’s Board approved an open market repurchase and discount management policy (the “Program”). The Program allows the Fund to purchase, in the open market, its outstanding common stock, with the amount and timing of any repurchase determined at the discretion of the Investment Manager. Such purchases may be made opportunistically at certain discounts to NAV per share in the reasonable judgment of management based on historical discount levels and current market conditions.

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The Board currently has no intention to take any other action in response to a discount from NAV. Further, it is the Board’s intention not to authorize repurchases of Common Stock or a tender offer for such Common Stock if: (1) such transactions, if consummated, would (a) result in the delisting of the Common Stock from the NYSE or (b) impair the Fund’s status as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”) (which would make the Fund a taxable entity, causing the Fund’s income to be taxed at the trust level in addition to the taxation of stockholders who receive dividends from the Fund) or as a registered closed-end investment company under the 1940 Act; (2) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund’s investment objective and policies in order to repurchase Common Stock; or (3) there is, in the Board’s judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Fund, (b) general suspension of or limitation on prices for trading securities on the NYSE, (c) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by U.S. or New York banks, (d) material limitation affecting the Fund or the issuers of its portfolio securities by Federal or state authorities on the extension of credit by lending institutions or on the exchange of foreign currency, (e) commencement or continuation of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (f) other event or condition which would have a material adverse effect (including any adverse tax effect) on the Fund or its Common Stockholders if Common Stock were repurchased. Even in the absence of such conditions, the Board may decline to take action in response to a discount from NAV of the Common Stock. The Board may in the future modify these conditions in light of experience.

The repurchase by the Fund of its Common Stock at prices below NAV will result in an increase in the NAV of those Common Stock that remain outstanding. However, there can be no assurance that Common Stock repurchases or tender offers at or below NAV will result in the Fund’s Common Stock trading at a price equal to their NAV.

In addition, a purchase by the Fund of its Common Stock will decrease the Fund’s Managed Assets which would likely have the effect of increasing the Fund’s expense ratio. Any purchase by the Fund of its Common Stock at a time when preferred stock are outstanding will increase the leverage applicable to the outstanding Common Stock then remaining.

Before deciding whether to take any action if the Common Stock trade below NAV, the Board would consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of any action that might be taken on the Fund or its Common Stockholders and market considerations. Based on these considerations, even if the Fund’s Common Stock should trade at a discount, the Board may determine that, in the interest of the Fund and its Common Stockholders, no action should be taken.

Tax matters

The following is a description of the material U.S. federal income tax considerations affecting the Fund and the material U.S. federal income tax consequences of owning and disposing of Common Stock. The discussion below provides general tax information related to an investment in Common Stock, but this discussion does not purport to be a complete description of the U.S. federal income tax consequences of an investment in the Common Stock. It is based on the Code and United States Treasury regulations thereunder and administrative pronouncements, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of a Common Stockholder’s particular circumstances, including alternative minimum tax consequences and tax consequences applicable to Common Stockholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market method of tax accounting; persons holding Common Stock as part of a hedging transaction, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the Common Stock; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; real estate investment trusts; insurance companies; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; or tax-exempt entities, including “individual retirement accounts” or “Roth IRAs.” Unless otherwise noted, the following discussion applies only to a Common Stockholder that holds Common Stock as a capital asset and is a U.S. holder. A “U.S. holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Common Stock and is (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if it (x) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person. Tax laws are complex and often change, and Common Stockholders should consult their tax advisors about the U.S. federal, state, local or non-U.S. tax consequences of an investment in the Fund.

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Taxation of the Fund

The Fund has elected to be treated as and intends to continue to qualify in each taxable year as a regulated investment company (a “RIC”) under Subchapter M of the Code. To qualify as a RIC for any taxable year, the Fund must, among other things, satisfy both an income test and an asset test for such taxable year. Specifically, (i) at least 90% of the Fund’s gross income for such taxable year must consist of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of stock, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and net income derived from interests in “qualified publicly traded partnerships” (such income, “Qualifying RIC Income”) and (ii) the Fund’s holdings must be diversified so that, at the end of each quarter of such taxable year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items, securities of other RICs, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested (x) in securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or (y) in the securities of one or more “qualified publicly traded partnerships.” The Fund’s share of income derived from a partnership other than a “qualified publicly traded partnership” will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A “qualified publicly traded partnership” is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (i) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (ii) less than 90% of its gross income for the relevant taxable year consists of Qualifying RIC Income. The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in stock and securities.

As a RIC, the Fund generally is not subject to U.S. federal income tax on its “investment company taxable income” and net capital gain (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes (including amounts that are reinvested) to its stockholders, provided that it distributes on a timely basis with respect to each taxable year at least 90% of its “investment company taxable income” and its net tax-exempt interest income for such taxable year. In general, a RIC’s “investment company taxable income” for any taxable year is its taxable income, determined without regard to net capital gain and with certain other adjustments. The Fund distributes, and intends to continue to distribute, all of its “investment company taxable income,” net tax-exempt interest income (if any) and net capital gain on an annual basis. Any taxable income, including any net capital gain, that the Fund does not distribute to its stockholders in a timely manner will be subject to U.S. federal income tax at regular corporate rates.

If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to its stockholders. If the Fund makes such an election, each stockholder will be required to report its share of such undistributed net capital gain as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gain as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each stockholder will be entitled to increase the adjusted tax basis of its Common Stock by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a taxable year.

In determining its net capital gain, including in connection with determining the amount available to support a capital gain dividend, its taxable income and its earnings and profits, the Fund generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to any such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss, if any, from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss, if any, attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.

The Fund is generally permitted to carry forward a net capital loss in any taxable year to offset its own capital gains, if any. These amounts are available to be carried forward to offset future capital gains to the extent permitted by the Code and applicable tax regulations. Any such loss carryforwards will retain their character as short-term or long-term. In the event that the Fund were to experience an ownership change as defined under the Code, the capital loss carryforwards and other favorable tax attributes of the Fund, if any, may be subject to limitation.

A RIC will be subject to a nondeductible 4% excise tax on certain amounts that it fails to distribute during each calendar year. In order to avoid this excise tax, a RIC must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary taxable income (taking into account certain deferrals and elections) for the calendar year; (ii) 98.2% of its capital gain net income for the one-year period ended on October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For purposes of determining whether the Fund has met this distribution requirement, (i) certain ordinary gains and losses that would otherwise be taken into account for the portion of the calendar year after October 31 will be treated as arising on January 1 of the following calendar year and (ii) the Fund will be deemed to have distributed any income or gains on which it paid U.S. federal income tax in the taxable year ending within the relevant calendar year. The Fund intends generally to make distributions sufficient to permit it to avoid the imposition of this excise tax, but there can be no assurance in this regard.

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If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gain, even if such income were distributed to its stockholders, and all distributions out of earnings and profits would be taxed to stockholders as ordinary dividend income. Such distributions generally would be eligible for the dividends-received deduction in the case of corporate stockholders and may also be eligible for treatment by non-corporate stockholders as “qualified dividend income,” provided in each case that certain holding period and other requirements were satisfied. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (any of which could be subject to interest charges) before re-qualifying for taxation as a RIC. If the Fund fails to satisfy the income test or diversification test described above, however, it may in certain circumstances be able to avoid losing its status as a RIC by timely providing notice of such failure to the Internal Revenue Service, curing such failure and possibly paying an additional tax.

Income, proceeds and gains received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries, which will reduce the return on those investments. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. If, at the close of its taxable year, more than 50% of the value of the Fund’s total assets consists of securities of foreign corporations, including for this purpose foreign governments, the Fund will be permitted to make an election under the Code that will allow Common Stockholders a deduction or credit for foreign taxes paid by the Fund. In such a case, Common Stockholders will include in gross income from foreign sources their pro rata shares of such taxes. A Common Stockholder’s ability to claim an offsetting foreign tax credit or deduction in respect of such foreign taxes is subject to certain conditions and limitations imposed by the Code, which may result in the Common Stockholder’s not receiving a full credit or deduction (if any) for the amount of such taxes. Generally, under U.S. law, capital gains realized by U.S. residents are treated as U.S. source income, however, under certain circumstances, capital gains realized by U.S. residents that are taxed in India may be treated as foreign source income. Common Stockholders who do not itemize on their U.S. federal income tax returns may claim a credit (but not a deduction) for such foreign taxes. If the Fund does not qualify for or chooses not to make such an election, Common Stockholders will not be entitled separately to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Fund; in that case the foreign tax will nonetheless reduce the Fund’s taxable income. Even if the Fund elects to pass through to its Common Stockholders foreign tax credits or deductions, tax-exempt Common Stockholders and those who invest in the Fund through tax-advantaged accounts such as individual retirement accounts will not benefit from any such tax credit or deduction. Common Stockholders should consult their own tax advisors with respect to the foregoing rules.

The Fund may invest in stocks of foreign companies that are classified under the Code as passive foreign investment companies (“PFICs”). In general, a foreign company is classified as a PFIC if at least 50% of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. In general, under the PFIC rules, an “excess distribution” received with respect to PFIC stock is treated as having been realized ratably over the period during which the Fund held the PFIC stock. The Fund will be subject to tax on the portion, if any, of the excess distribution that is allocated to its holding period in prior taxable years (and an interest factor will be added to the tax, as if the tax had actually been payable in such prior taxable years) even though the Fund distributes the corresponding income to Common Stockholders. Excess distributions include any gain from the sale of PFIC stock as well as certain distributions from a PFIC. All excess distributions are taxable as ordinary income.

The Fund may be eligible to elect alternative tax treatment with respect to PFIC stock. Under such an election, the Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether any distributions are received from the PFIC. If this election is made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Treasury regulations generally treat income inclusion from a PFIC with respect to which the Fund has made such an election as Qualifying RIC Income if (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (ii) such income inclusion is derived with respect to the Fund’s business of investing in stock, securities, or currencies.

Alternatively, the Fund may be able to elect to mark to market its PFIC stock, resulting in any unrealized gains at year end being treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of the PFIC’s shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior years with respect to stock in the same PFIC.

Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income with respect to PFIC stock, as well as subject the Fund to tax on certain income from PFIC stock, the amount that must be distributed to Common Stockholders, and which will be taxed to Common Stockholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC stock.

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Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Furthermore, foreign exchange control regulations may restrict the ability of the Fund to repatriate investment income or the proceeds of sales of securities. These restrictions and limitations may limit the Fund’s ability to make sufficient distributions to satisfy the 90% distribution requirement and avoid the 4% excise tax.

If the Fund utilizes leverage through the issuance of preferred stock or borrowings, it will be prohibited from declaring a distribution or dividend if it would fail the applicable asset coverage test(s) under the 1940 Act after the payment of such distribution or dividend. In addition, certain covenants in credit facilities or indentures may impose greater restrictions on the Fund’s ability to declare and pay dividends on Common Stock. See “Investment objective and principal investment strategy.” Limits on the Fund’s ability to pay dividends on Common Stock may prevent the Fund from meeting the distribution requirements described above, and may therefore jeopardize the Fund’s qualification for taxation as a RIC or subject the Fund to income or excise tax on undistributed income. The Fund will endeavor to avoid restrictions on its ability to make dividend payments. If the Fund is precluded from making distributions on the Common Stock because of any applicable asset coverage requirements, the terms of the preferred stock (if any) may provide that any amounts so precluded from being distributed, but required to be distributed for the Fund to meet the distribution requirements for qualification as a RIC, will be paid to the holders of the preferred stock as a special distribution. This distribution can be expected to decrease the amount that holders of preferred stock would be entitled to receive upon redemption or liquidation of the stock.

The Fund may invest in certain options, futures or forward currency contracts to hedge the Fund’s portfolio or for any other permissible purposes consistent with the Fund’s investment objective. If the Fund makes these investments, it could be required to mark-to-market these contracts and realize any unrealized gains and losses at its fiscal year end even though it continues to hold the contracts. Under these rules, gains or losses on the contracts generally would be treated as 60% long-term and 40% short-term gains or losses, but gains or losses on certain foreign currency contracts would be treated as ordinary income or losses. In determining its net income for excise tax purposes, the Fund also would be required to mark-to-market these contracts annually as of October 31 (for capital gain net income and ordinary income arising from certain foreign currency contracts), and to realize and distribute any resulting income and gains.

The Fund’s entry into a short sale transaction or an option or other contract could be treated as the “constructive sale” of an “appreciated financial position,” causing it to realize gain, but not loss, on the position.

Some of the investments that the Fund is expected to make, such as investments in debt securities that are treated as issued with original issue discount, will cause the Fund to recognize income or gain for U.S. federal income tax purposes prior to the receipt of any corresponding cash or other property. Because the distribution requirements described above will apply to this income, the Fund may be required to borrow money or dispose of other securities at disadvantageous times in order to make the relevant distributions.

Certain of the Fund’s investments are expected to be subject to special U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower-taxed long-term capital gain or qualified dividend income into higher-taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss, the deductibility of which is more limited; (iv) adversely affect when a purchase or sale of stock or securities is deemed to occur; (v) adversely alter the intended characterization of certain complex financial transactions; (vi) cause the Fund to recognize income or gain without a corresponding receipt of cash and (vii) produce income that will not constitute Qualifying RIC Income. The application of these rules could cause the Fund to be subject to U.S. federal income tax or the nondeductible 4% excise tax and, under certain circumstances, could affect the Fund’s status as a RIC. The Fund monitors its investments and may make certain tax elections in order to mitigate the effect of these provisions. Moreover, there may be uncertainty as to the appropriate treatment of certain of the Fund’s investments for U.S. federal income tax purposes. In particular, the U.S. federal income tax treatment of investments in debt securities that are rated below investment grade is uncertain in various respects.

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Distributions

Distributions of the Fund’s ordinary income and net short-term capital gains will, except as described below with respect to distributions of “qualified dividend income,” generally be taxable to the Common Stockholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions (or deemed distributions, as described above), if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time the Common Stockholder has owned Common Stock. The ultimate tax characterization of the Fund’s distributions made in a taxable year cannot be determined until after the end of the taxable year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the current and accumulated earnings and profits of the Fund. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Common Stockholder as a return of capital that will be applied against and reduce the Common Stockholder’s basis in its Common Stock. To the extent that the amount of any such distribution exceeds the Common Stockholder’s basis in its Common Stock, the excess will be treated as gain from a sale or exchange of the Common Stock. If the Fund issues preferred stock, its earnings and profits must be allocated first to such preferred stock, and then to the Common Stock, in each case on a pro rata basis.

Certain of the Fund’s investments will be subject to special U.S. federal income tax provisions that may affect the character, increase the amount and/or accelerate the timing of income earned by the Fund.

Dividends distributed by the Fund to a corporate Common Stockholder will qualify for the dividends-received deduction only to the extent that the dividends consist of distributions of qualifying dividends received by the Fund. In addition, any such dividends-received deduction will be disallowed or reduced if the corporate Common Stockholder fails to satisfy certain requirements, including a holding period requirement, with respect to its Common Stock. Given the Fund’s investment strategy, it is not expected that a large portion of the distributions made by the Fund will be eligible for the dividends-received deduction in the case of corporate Common Stockholders.

Distributions of “qualified dividend income” to an individual or other non-corporate Common Stockholder made or deemed made by the Fund will be subject to tax at reduced maximum rates (depending on whether the Common Stockholder’s income exceeds certain threshold amounts), provided that the Common Stockholder meets certain holding period and other requirements with respect to its Common Stock. “Qualified dividend income” generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria. Dividends from PFICs are not eligible to be treated as qualified dividend income. Income dividends earned by the Funds on non-qualified foreign securities will continue to be taxed at the higher ordinary income tax rate.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Common Stock. If the Common Stock are trading below NAV, Common Stockholders receiving distributions in the form of additional Common Stock will be treated as receiving a distribution in the amount of cash that they would have received if they had elected to receive the distribution in cash. If the Fund issues additional Common Stock with a fair market value equal to or greater than NAV, however, Common Stockholders will be treated as receiving a distribution in the amount of the fair market value of the distributed Common Stock.

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Although dividends generally will be treated as distributed when paid, dividends declared in October, November or December, payable to Common Stockholders of record on a specified date in one of those months, and paid during the following January, will be treated as having been distributed by the Fund (and received by Common Stockholders) on December 31 of the year in which declared.

The Internal Revenue Service currently requires that a RIC that has two or more classes of stock allocate to each class proportionate amounts of each type of its income (such as ordinary income, capital gains and dividends qualifying for the dividends-received deduction) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues preferred stock, the Fund will allocate capital gain dividends and dividends qualifying for the dividends-received deduction, if any, between its Common Stock and shares of preferred stock in proportion to the total dividends paid to each class with respect to such tax year.

Common Stockholders will be notified annually as to the U.S. federal tax status of distributions, and Common Stockholders receiving distributions in the form of additional Common Stock will receive a report as to the NAV of those Common Stock.

Medicare Tax

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceed certain threshold amounts.

Sale or Exchange of Common Stock

A Common Stockholder may recognize capital gain or loss on the sale or other disposition of Common Stock. Different tax consequences may apply for tendering and non-tendering Common Stockholders in connection with a repurchase offer. For example, if a Common Stockholder does not tender all of his or her Common Stock, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes and may result in deemed distributions to non-tendering Common Stockholders. On the other hand, Common Stockholders holding Common Stock as capital assets who tender all of their Common Stock (including Common Stock deemed owned by Common Stockholders under constructive ownership rules) will be treated as having sold their Common Stock and generally will recognize capital gain or loss. The amount of the gain or loss will be equal to the difference between the amount realized and the Common Stockholder’s adjusted tax basis in the relevant Common Stock. Such gain or loss generally will be a long-term gain or loss if the Common Stockholder’s holding period for such Common Stock is more than one (1) year. Under current law, net capital gains recognized by non-corporate Common Stockholders are generally subject to reduced maximum rates, depending on whether the Common Stockholder’s income exceeds certain threshold amounts.

Losses realized by a Common Stockholder on the sale or exchange of Common Stock held for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or deemed received, as discussed above) with respect to such Common Stock. In addition, no loss will be allowed on a sale or other disposition of Common Stock if the Common Stockholder acquires, or enters into a contract or option to acquire, Common Stock within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss.

Reporting of adjusted cost basis information for covered securities, which generally include shares of a regulated investment company acquired after January 1, 2012, is required to the Internal Revenue Service and to taxpayers. Common Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Tax Shelter Reporting Regulations

Under U.S. Treasury regulations, if a Common Stockholder recognizes losses with respect to Common Stock of $2 million or more for an individual Common Stockholder or $10 million or more for a corporate Common Stockholder, the Common Stockholder must file with the Internal Revenue Service a disclosure statement on Internal Revenue Service Form 8886. Direct owners of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

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Backup Withholding and Information Reporting

Information returns will be filed with the Internal Revenue Service in connection with payments on the Common Stock and the proceeds from a sale or other disposition of the Common Stock. A Common Stockholder will be subject to backup withholding (currently, at a rate of 24%) on all such payments if it fails to provide the payor with its correct taxpayer identification number (generally on an Internal Revenue Service Form W-9) and to make required certifications or otherwise establish an exemption from backup withholding. Corporate Common Stockholders and certain other Common Stockholders generally are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld pursuant to these rules may be credited against the applicable Common Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Non-U.S. Common Stockholders

The U.S. federal income taxation of a Common Stockholder that is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “non-U.S. Common Stockholder”) depends on whether the income that the Common Stockholder derives from the Fund is “effectively connected” with a U.S. trade or business carried on by the Common Stockholder.

If the income that a non-U.S. Common Stockholder derives from the Fund is not “effectively connected” with a U.S. trade or business carried on by such non-U.S. Common Stockholder, distributions of “investment company taxable income” will generally be subject to a U.S. federal withholding tax at a rate of 30% (or a lower rate under an applicable treaty). Furthermore, non-U.S. Common Stockholders may be subject to U.S. tax at the rate of 30% (or lower treaty rate) of the income resulting from the Fund’s election to treat any foreign taxes paid by it as paid by Common Stockholders, but will not be able to claim a credit or deduction for the foreign taxes as having been paid by them unless they file U.S. tax returns.

Properly reported dividends received by a nonresident alien or foreign entity are generally exempt from U.S. federal withholding tax when they (a) are paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S. source interest income, reduced by expenses that are allocable to such income), or (b) are paid in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). However, depending on the circumstances, the Fund may report all, some or none of the Fund’s potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and a portion of the Fund’s distributions (e.g., interest from non-U.S. sources or any foreign currency gains) would be ineligible for this potential exemption from withholding.

A non-U.S. Common Stockholder whose income from the Fund is not “effectively connected” with a U.S. trade or business (or, if an income tax treaty is applicable, is not attributable to a permanent establishment maintained by the non-U.S. Common Stockholder in the United States) will generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Fund that are reported as undistributed capital gains and any gains realized upon the sale or exchange of shares of the Fund. If, however, such a non-U.S. Common Stockholder is a nonresident alien individual and is physically present in the United States for 183 days or more during the taxable year and meets certain other requirements, such capital gain dividends, undistributed capital gains and gains from the sale or exchange of Common Stock will be subject to U.S. tax.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Common Stockholder (and, if an income tax treaty is applicable, is attributable to a permanent establishment maintained by the non-U.S. Common Stockholder in the United States), any distributions of “investment company taxable income,” any capital gain dividends, any amounts retained by the Fund that are reported as undistributed capital gains and any gains realized upon the sale or exchange of shares of the Fund will be subject to U.S. income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, U.S. persons. If such a non-U.S. Common Stockholder is a corporation, it may also be subject to the U.S. branch profits tax.

A non-U.S. Common Stockholder may be subject to backup withholding on net capital gain distributions that are otherwise exempt from withholding tax or on distributions that would otherwise be taxable at a reduced treaty rate if such Common Stockholder does not certify its non-U.S. status under penalties of perjury or otherwise establish an exemption.

A non-U.S. Stockholder may also be subject to U.S. estate tax with respect to their Fund shares.

The tax consequences to a non-U.S. Common Stockholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. Common Stockholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

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In addition, the Fund is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply. Under some circumstances, a foreign stockholder may be eligible for refunds or credits of such taxes.

Other Taxes

Common Stockholders may be subject to state, local and non U.S. taxes on their Fund distributions. Common Stockholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

Proxy voting policy and proxy voting record

The Board has delegated the day-to-day responsibility to the Investment Manager to vote the Fund’s proxies. Proxies are voted by the Investment Manager pursuant to the Board approved proxy guidelines, a copy of which as currently in effect as of the date of this SAI is attached hereto as Appendix A.  Also attached hereto in Appendix A is the Investment Manager’s Listed Company Stewardship Guidelines, which among other things, expands upon how the Investment Manager approaches environmental, social and governance issues when engaging with company management and voting proxies.

Information on how the Fund voted proxies (if any) relating to portfolio securities during the most recent 12-month period ending June 30 is available: (i) upon request and without charge by calling Investor Relations toll-free at 1-800-522-5465, or (ii) on the SEC’s website at http://www.sec.gov.

Incorporation by reference

This SAI is part of a Registration Statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this SAI, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed by the Fund with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, and any reports and other documents subsequently filed by the Fund with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to its effectiveness, are incorporated by reference into this SAI and deemed to be part of this SAI from the date of the filing of such reports and documents:

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended December 31, 2023, filed with the SEC on March 11, 2024 (“Annual Report”); and

●	the Fund’s definitive proxy statement on Schedule 14A for our 2023 annual meeting of stockholders, filed with the SEC on April 14, 2023 (“Proxy Statement”).

To obtain copies of these filings, see “Additional Information.”

Financial Statements

The Fund’s financial statements for the fiscal year ended December 31, 2023, together with the report thereon of KPMG LLP (“KPMG”), an independent registered public accounting firm, are incorporated in this SAI by reference to the Fund’s December 31, 2023 Annual Report. The address of KPMG is 1601 Market Street, Philadelphia, Pennsylvania 19103. KPMG provides audit services and consultation with respect to the preparation of filings with the SEC.

A copy of the Fund’s 2023 Annual Report is available at the SEC’s website at www.sec.gov.

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Legal counsel

Counsel to the Fund is Dechert LLP.

Additional information

The Prospectus and this SAI do not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto. The Fund will provide without charge to each person, including any beneficial owner, to whom this SAI is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this SAI or the Prospectus or any accompanying Prospectus Supplement. You may request such information by calling Investor Relations toll-free at 1-800-522-5465, or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of the Fund’s Prospectus, SAI and any incorporated information will also be available from the Fund’s website at https://www.abrdnifn.com/. Information contained on the Fund’s website is not incorporated by reference into this SAI, the Prospectus or any Prospectus Supplement and should not be considered to be part of this SAI, the Prospectus or any Prospectus Supplement.

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Appendix A—Proxy voting guidelines

U.S. Registered Advisers (the “abrdn Advisers”)

Proxy Voting Guidelines

Effective as of October 26, 2022

Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) requires the abrdn Advisers to vote proxies in a manner consistent with clients’ best interest and must not place its interests above those of its clients when doing so. It requires the abrdn Advisers to: (i) adopt and implement written policies and procedures that are reasonably designed to ensure that the abrdn Advisers vote proxies in the best interest of the clients, and (ii) to disclose to the clients how they may obtain information on how the abrdn Advisers voted proxies. In addition, Rule 204-2 requires the abrdn Advisers to keep records of proxy voting and client requests for information.

As registered investment advisers, the abrdn Advisers have an obligation to vote proxies with respect to securities held in its client portfolios in the best interests of the clients for which it has proxy voting authority.

The abrdn Advisers are committed to exercising responsible ownership with a conviction that companies adopting best practices in corporate governance will be more successful in their core activities and deliver enhanced returns to stockholders.

The abrdn Advisers have adopted a proxy voting policy. The proxy voting policy is designed and implemented in a way that is reasonably expected to ensure that proxies are voted in the best interests of clients.

Resolutions are analysed by a member of our regional investment teams or our Active Ownership Team and votes instructed following consideration of our policies, our views of the company and our investment insights. To enhance our analysis, we will often engage with a company prior to voting to understand additional context and explanations, particularly where there is a deviation from what we believe to be best practice.

Where contentious issues arise in relation to motions put before a stockholders’ meeting, abrdn Advisers will usually contact the management of the company to exchange views and give management the opportunity to articulate its position. The long-term nature of the relationships that we develop with investee company boards should enable us to deal with any concerns that we may have over strategy, the management of risk or governance practices directly with the chairman or senior independent director. In circumstances where this approach is unsuccessful, abrdn Advisers are prepared to escalate their intervention by expressing their concerns through the company’s advisers, through interaction with other stockholders or attending and speaking at General Meetings.

In managing third party money on behalf of clients, there are a limited number of situations where potential conflicts of interest could arise in the context of proxy voting. One case is where funds are invested in companies that are either clients or related parties of clients. Another case is where one fund managed by abrdn invests in other funds managed by abrdn.

For cases involving potential conflicts of interest, abrdn Advisers have implemented procedures to ensure the appropriate handling of proxy voting decisions. The guiding principle of abrdn Advisers’ conflicts of interest policy is simple – to exercise our right to vote in the best interests of the clients on whose behalf we are managing funds.

We employ ISS as a service provider to facilitate electronic voting. We require ISS to provide recommendations based on our own set of parameters to tailored abrdn’s assessment and approach but remain conscious always that all voting decisions are our own on behalf of our clients. We consider ISS’s recommendations and those based on our custom parameters as input to our voting decisions. We make use of the ISS standard research and recommendations and those based on our own custom policy as input to our voting decisions. Where our analysts make a voting decision that is different from the recommendations based on our custom policy they will provide a rationale for such decisions which will be made publicly available in our voting disclosures.

In order to make proxy voting decisions, an abrdn analyst will assess the resolutions at general meetings in our active investment portfolios. This analysis will be based on our knowledge of the company, but will also make use of the custom and standard recommendations provided by ISS as described above. The product of this analysis will be final voting decision instructed through ISS applied to all funds for which abrdn have been appointed to vote. For funds managed by a sub-adviser, we may delegate to the sub-adviser the authority to vote proxies; however, the sub-adviser will be required to either follow our policies and procedures or to demonstrate that their policies and procedures are consistent with ours, or otherwise implemented in the best interest of clients.

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There may be certain circumstances where abrdn may take a more limited role in voting proxies. We will not vote proxies for client accounts in which the client contract specifies that abrdn will not vote. We may abstain from voting a client proxy if the voting is uneconomic or otherwise not in clients’ best interests. For companies held only in passively managed portfolios the abrdn custom recommendations provided by ISS will be used to automatically apply our voting approach; we have scope to intervene to test that this delivers appropriate results, and will on occasions intrude to apply a vote more fully in clients’ best interests. If voting securities are part of a securities lending program, we may be unable to vote while the securities are on loan. However, we have the ability to recall shares on loan or to restrict lending when required, in order to ensure all shares have voted. In addition, certain jurisdictions may impose share-blocking restrictions at various times which may prevent abrdn from exercising our voting authority.

We recognize that there may be situations in which we vote at a company meeting where we encounter a conflict of interest. Such situations include:

●	where a portfolio manager owns the holding in a personal account

●	An investee company that is also a segregated client

●	An investee company where an executive director or officer of our company is also a director of that company

●	An investee company where an employee of abrdn is a director of that company

●	A significant distributor of our products

●	Any other companies which may be relevant from time to time

In order to manage such conflicts of interests, we have established procedures to escalate decision-making so as to ensure that our voting decisions are based on our clients’ best interests and are not impacted by any conflict.

The implementation of this policy, along with conflicts of interest, will be reviewed periodically by the Active Ownership team. abrdn’s Global ESG Principles & Voting Policies are published on our website.

To the extent that an abrdn Adviser may rely on sub-advisers, whether affiliated or unaffiliated, to manage any client portfolio on a discretionary basis, the abrdn Adviser may delegate responsibility for voting proxies to the sub-adviser. However, such sub-advisers will be required either to follow these Policies and Procedures or to demonstrate that their proxy voting policies and procedures are consistent with these Policies and Procedures or otherwise implemented in the best interests of the abrdn Advisers’ clients. Clients that have not granted abrdn voting authority over securities held in their accounts will receive their proxies in accordance with the arrangements they have made with their service providers.

As disclosed in Part 2A of each abrdn Adviser’s Form ADV, a client may obtain information on how its proxies were voted by requesting such information from its abrdn Adviser. Unless specifically requested by a client in writing, and other than as required for the Funds, the abrdn Advisers do not generally disclose client-specific proxy votes to third parties.

Our proxy voting records are available per request and on the SEC’s website at SEC.gov.

On occasions when it is deemed to be a fiduciary for an ERISA client’s assets, abrdn will vote the Plan assets in accordance with abrdn’s Proxy Voting Policy and in line with DOL guidance.

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Listed Company ESG Principles & Voting Policies

February 2023

abrdn.com

Contents

Introduction	3	Dividends	14
Our expectations	3	Share Capital	14
Our approach to stewardship	3	Share Issuance	15
Engagement	4	Buyback	15
Proxy Voting	5	Related Party Transactions	15
Voting Process	5	Article/Bylaw amendments	15
Governance	6	Anti-Takeover Defences	15
Strategy	7	Voting Rights	16
Board of Directors	7	General Meetings	16
Board Composition	7	Sustainability	17
Leadership	7	The Environment	18
Independence	8	Labour and employment	19
Succession Planning & Refreshment	8	Human rights	19
Diversity	8	Business ethics	20
Directors' Time Commitment	9	Environmental & Social Resolutions	21
Board Committees	9	Management Proposals	22
Director Accountability	10	Shareholder Proposals	22
Reporting	11	Climate Change	23
Political Donations & Lobbying	11	Diversity & Inclusion	23
Risk & Audit	12	Human Rights	24
Remuneration	12	Corporate Lobbying & Political Contributions	24
Investor Rights	14	Nuclear Energy	24
Corporate Transactions	14

Listed Company ESG Principles & Voting Policies	2

Introduction

Active Ownership and Environmental, Social & Governance (ESG) considerations are a driver of our investment process, our investment activity, our client journey and our corporate influence.

Through engagement with the companies in which we invest, and by exercising votes on behalf of our clients, we seek to improve the financial resilience and performance of our clients’ investments. Where we believe change is needed , we endeavour to catalyse this through our stewardship capabilities.

Our expectations

As global investors, we are particularly aware that ESG structures and frameworks vary across regions. Furthermore, what we expect of the companies in which we invest varies between different stages of business development and the underlying history and nature of the company in question. We seek to understand each company's individual circumstances and so evaluate how it can best be governed and overseen. As such, we strive to apply the principles and policies set out on these pages in response to the needs of that individual company at that particular time. Our heritage as a predominantly active fund manager helps drive this bespoke approach to understanding good governance and risk management.

We have a clear perception of what we consider to be best practice globally - as set out in this document. However we will reflect the nature of the business, our close understanding of individual companies and regional considerations, where appropriate, in our approach to applying these policies, which are not exhaustive.

This document has received approval from the Head of Public Markets and the Investment Vector's Chief Sustainability Officer following consultation with various internal stakeholders.

Our approach to stewardship

We seek to integrate and appraise environmental, social and governance factors in our investment process. Our aim is to generate the best long- term outcomes for our clients and we will actively take steps as stewards and owners to protect and enhance the value of our clients' assets.

Stewardship is a reflection of this bespoke approach to good governance and risk management. We seek to understand each company's specific approach to governance, how value is created through business success and how investors' interests are protected through the management of risks that materially impact business success. This requires us to play our part in the governance process by being active stewards of companies, involved in dialogue with management and non-executive directors where appropriate, understanding the material risks and opportunities - including those relating to environmental and social factors and helping to shape the future success of the business.

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We will:

▪	Take into consideration, in our investment process, the policies and practices on environmental, social and governance matters of the companies in which we invest.

▪	Seek to enhance long-term shareholder value through constructive engagement with the companies in which we invest.

▪	Actively engage with the companies and assets in which we invest where we believe we can influence or gain insight.

▪	Seek to exercise voting rights, where held, in a manner consistent with our clients’ long-term best interests.

▪	Seek to influence the development of high standards of corporate governance and corporate responsibility in relation to environmental and social factors for the benefit of our clients.

▪	Communicate our Listed Company ESG Principles and Voting Policies to clients, companies and other interested parties.

▪	Be accountable to clients within the constraints of professional confidentiality and legislative and regulatory requirements.

▪	Be transparent in reporting our engagement and voting activities.

abrdn is committed to exercising responsible ownership with a conviction that companies adopting improving practices in corporate governance and risk management will be more successful in their core activities and deliver enhanced returns to shareholders. As owners of companies, the process of stewardship is a natural part of our investment approach as we seek to benefit from their long-term success on our clients’ behalf.

Engagement

It is a central tenet of our active investment approach that we strive to meet with the management and directors of our investee companies on a regular basis. The discussions we have cover a wide range of topics, including: strategic, operational, and ESG issues and consider the long-term drivers of value. Engagement with companies on ESG risks and opportunities is a fundamental part of our investment process. It is a process by which we can discuss how a company identifies, prioritises and mitigates its key risks and optimises its most significant opportunities. As such, we regard engagement as:

▪	Important to understanding investee companies as a whole.

▪	Helpful when conducting proper ESG analysis.

▪	Useful to maintaining open dialogue and solid relationships with companies.

▪	An opportunity to inflect positive change on a company's holistic risk management programme - be active with our holdings rather than activist.

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Proxy Voting

Proxy voting is an integral part of our active stewardship approach and we seek to exercise voting rights in a manner in line with our clients' best interests. We seek to ensure that voting reflects our understanding of the companies in which we invest on behalf of our clients. We believe that voting is a vital mechanism for holding boards and management teams to account, and is an important tool for escalation and shareholder action.

This document includes our process and overarching policy guidelines which we apply when voting at general meetings. These policies are not exhaustive and we evaluate our voting on a case by case basis. As a global investment firm we recognise the importance of adopting a regional approach, taking into account differing and developing market practices. Where a policy is specific to one region this is denoted.

We endeavour to engage with companies regarding our voting decisions to maintain a dialogue on matters of concern.

Voting Process

In line with our active ownership approach, we review the majority of general meeting agendas convened by companies which are held in our active equity portfolios. Analysis is undertaken by a member of our regional investment teams or our Active Ownership team and votes instructed following consideration of our policies, our views of the company and our investment insights. To enhance our analysis we may engage with a company prior to voting to understand additional context and explanations, particularly where there is deviation from what we believe to be best practice.

To supplement our own analysis we make use of the benchmark research and recommendations provided by ISS, a provider of proxy voting services. In the UK we also make use of the Investment Association's (IA) Institutional

Voting Information Service. We have implemented regional voting policy guidelines with ISS which ISS applies to all meetings in order to produce customised vote recommendations. These custom recommendations help identify resolutions which deviate from our expectations. They are also used to determine votes where a company is held only in passive funds. Within our custom policies, however, we do specify numerous resolutions which should be referred to us for active review. For example we will analyse all proposals marked by ISS as environmental or social proposals.

While it is most common for us to vote in line with a board's voting recommendation we will vote our clients' shares against resolutions which are not consistent with their best interests. We may also vote against resolutions which conflict with local governance guidelines, such as the IA in the UK. Although we seek to vote either in favour or against a resolution we do make use of an abstain vote where this is considered appropriate. For example we may use an abstention to acknowledge some improvement, but as a means to reserve our position in expectation that further improvement is needed before we can vote in favour.

Where we vote against a resolution we endeavour to inform companies of our rationale.

In exceptional circumstances we may attend and speak at a shareholder meeting to reinforce our views to the company's board.

We endeavour to vote all shares for which we have voting authority. We may not vote when there are obstacles to do so, for example those impacting liquidity, such as share-blocking, or where there is a significant conflict of interest. We use the voting platform of ISS to instruct our votes. Where we lend stock on behalf of clients, and subject to the terms of client agreements, we hold the right to recall shares where it is in clients' interests and we take the view that it will impact the final vote to maintain full voting weight on a particular meeting or resolution.

Our votes are disclosed publicly on our website one day after a general meeting has taken place.

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Listed Company ESG Principles & Voting Policies	6

Governance

Strategy

We invest in companies to create the best outcome for our clients. Companies must be clear about the drivers of their business success and their strategy for maintaining and enhancing it. Investment is a forward-looking process; we seek to understand the opportunity for a business and its scope for future value-creation over the long term. In order to do this, we need clarity on past business delivery and its drivers, and on the effective track record of management; we require honest and open reporting to build confidence in that track record. We seek confidence that companies and their management can maintain their competitive positioning and operational performance and subsequently enhance returns for investors. A clear strategy and clarity about the drivers of operational success provides the lens through which we will consider most corporate issues, not least assessing performance and risk management.

▪	We will consider voting against executive or non-executive directors if we have serious concerns regarding the oversight or implementation of strategy.

Board of Directors

We believe effective board governance promotes the long-term success and value creation of the company. The board should be responsible for establishing the company's purpose and strategy, overseeing management in their implementation of strategy and performance against objectives. The board should ensure a strong framework of control and risk oversight, including material ESG risks. The board should assess and monitor culture and be engaged with the workforce, shareholders and wider society.

Board Composition

Effective decision making requires a mix of skills around the table and constructive debate between diverse and different-minded individuals. A range of skills, experience and perspectives should be drawn together on the board.

These include industry knowledge, experience from other sectors and relevant geographical knowledge. Independence of thought plays a crucial role in the ability of a board to generate the debate and discussion that will challenge management, help enhance business performance and improve decision-making. Board assessments will help the board ensure it has the necessary mix of skills, diversity and quality of individuals to address the current risks and opportunities the company faces. Unitary boards should comprise an appropriate combination of executive and non-executive directors such that no group of individuals dominates decision-making. We expect the size of the board to reflect the size, nature and complexity of the business. We also expect regular internal and external board evaluations which include an assessment of board composition and effectiveness.

Leadership

Running businesses effectively for the long term requires effective collaboration and cooperation, with no individual or small group having unfettered powers. Nor should they have dominant influence over the way a business is run or over major decisions about its operations or future. There should be a division of responsibility between board leadership and executive leadership of the business.

We believe that there should be a division of roles at the top of the organisation, typically between a Chief Executive Officer (CEO) and an independent Chair.

▪	We will consider supporting the re-election of an existing Chair & CEO role combination, recognising that this remains common in certain geographies. In reviewing on a case by case basis we will take account of the particular circumstances of the company and consider what checks and balances are in place, such as the presence of a strong Senior Independent Director with a clear scope of responsibility.

▪	We will generally oppose any re-combination of the roles of CEO and Chair, unless the move is on a temporary basis due to exceptional circumstances or other mitigating factors.

▪	We will generally oppose any move of a retiring CEO to the role of Chair.

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Governance

Independence

Companies should be led and overseen by genuinely independent boards. When looking at board composition we generally expect to see a majority of independent directors, with boards identifying their independence classifications in the Annual Report. It is preferable to see an identified Senior Independent Director (SID) on the board, who will lead the appraisal of and succession planning for the Chair. We expect SIDs to meet with investors and be a point of contact for escalating concerns if required.

In assessing a director's independence we will have due regard for whether a director:

i.	Has been an employee of the company within the last five years.

ii.	Has had within the last three years a material business relationship with the company.

iii.	Has received remuneration in addition to director fees or participates in the company's option or variable incentive schemes, or is a member of the company's pension scheme.

iv.	Has close family ties with any of the company's advisers, directors or senior employees.

v.	Holds cross- directorships or has significant links with other directors through involvement in other companies or bodies.

vi.	Represents a significant shareholder.

vii.	Has served on the board for more than 12 years (or 9 for UK companies).

▪	We will consider voting against the re-election of non-independent directors if the board is not majority independent (excluding employee representatives). In doing so we will have regard for whether a company is controlled and the nature of the non-independence - for example, we are unlikely to vote against shareholder representatives unless their representation is disproportionate to their shareholding.

Succession Planning & Refreshment

Regular refreshment of the non-executive portion of a board helps draw in fresh perspectives, not least in the context of changes to business and emerging opportunities and risks. It also helps limit the danger of group- think. Thoughtful and proactive succession planning is therefore needed for board continuity, to ensure that a board is populated by individuals with an appropriate mix of skills, experience and perspective. We expect the board to implement a formal process for the recruitment and appointment of new directors, and to provide transparency of this in the Annual Report.

▪	We will vote against non-executive directors where there are concerns regarding board refreshment or excessive tenure. Where there are directors who have served for over 12 years on a board which has seen no refreshment in 3 years (2 in UK), we will generally vote against their re-election. If a director has served for over 15 years we will generally vote against their re- election. We will, however, consider the impact on board continuity and the company's succession planning efforts prior to doing so. We may not apply the tenure limit to directors who are founders or shareholder representatives.

Diversity

We believe that companies that make progress in diversity and inclusion (D&I) are better positioned for long-term sustainability and outperformance. Diversity of thought, paired with a culture of inclusion, can help companies to tackle increasingly complex challenges and markets. We expect boards to report on how they promote D&I throughout the business and believe that setting targets is important to addressing imbalances. We recognise the importance of adopting a regional approach to diversity and inclusion, allowing us to press for progress with appropriate consideration for the starting point. We have for several years, actively encouraged progress in gender diversity at all levels, and have expanded our scope in relation to diversity and inclusion across geographies. In respect of ethnic diversity, this is coming increasingly into focus as we encourage boards to progress in ensuring that their composition reflects their employee and customer bases.

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Governance

Our regional specific policies are below. In determining our votes we will take account of mitigating factors, such as the sudden departure of a female board member. We will also consider any clear progress being made by the company on diversity and any assurance that diversity shortfalls will soon be addressed.

Gender Diversity

▪	UK: We will generally vote against the Nomination Committee Chair of FTSE 350 companies if the board is not comprised of at least one third female directors. For smaller companies, we will take this action if the board does not include at least one female director.

▪	Europe: We will generally vote against the Nomination Committee Chair of LargeCap companies if the supervisory board is not comprised of at least 30% female directors, or is not in line with the local standard if higher. For smaller companies, we will take this action if the supervisory board does not include at least one female director.

▪	Australia: We will generally vote against the Nomination Committee Chair of ASX300 companies if the board is not comprised of at least 30% female directors.

▪	North America: We will generally vote against the Nomination Committee Chair of LargeCap companies if the board is not comprised of at least 30% female directors. For smaller companies, we will take this action if the board does not include at least one female director

Ethnic Diversity

▪	UK: We will generally vote against the Nomination Committee Chair at the boards of FTSE 100 companies, if the board does not include at least one member from an ethnic minority background. This is in line with targets set up by the Parker Review.

▪	US: We will generally vote against the Nomination Committee Chair at the boards of S&P 1500 & Russell 3000 companies if the board does not include at least one member from a racial or ethnic minority background.

Directors' Time Commitment

Individual directors need sufficient time to carry out their role effectively and therefore we seek to ensure that all directors maintain an appropriate level of overall commitments such that allows them to be properly diligent.

▪	We will consider opposing the election or re-election of any director where there is a concern regarding their ability to dedicate sufficient time to the role. In making this assessment we will have regard for the ISS classification of 'overboarding'.

▪	We will generally oppose the re-election of any director who has attended fewer than 75% of board meetings in two consecutive years.

Board Committees

Boards should establish committees, populated by independent and appropriately skilled non-executive directors, to oversee (as a minimum) the nomination, audit and remuneration processes. It may also be appropriate for additional committees to be established, such as a risk or sustainability committee. These committees should report openly on an annual basis about their activities and key decisions taken.

▪	We will consider voting against committee members if we have concerns regarding the composition of a committee.

Nomination Committee

This committee has responsibility for leading the process for orderly non-executive and senior management succession planning and recruitment, and for overseeing the composition of the board including skillset, experience and diversity. We expect the committee to be comprised of a majority of independent directors with an independent Chair.

▪	We will consider voting against the re-election of the Nomination Committee Chair if we have concerns regarding the composition of the board or concerns regarding poor succession planning.

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Governance

Audit Committee

This committee has responsibility for monitoring the integrity of the financial statements, reviewing the company's internal financial controls and risk management systems, reviewing the effectiveness of the company's internal audit function and appointing auditors. While we prefer the committee to be wholly independent, at minimum we expect the committee to be comprised of a majority of independent directors with an independent Chair and at least one member having recent and relevant financial experience.

▪	We will generally vote against the re-election of the Audit Committee Chair if at least one member of the Committee does not have recent and relevant financial experience.

Remuneration Committee

This committee is responsible for determining the policy and setting remuneration for executive and non-executive directors. The committee should ensure that remuneration is aligned with strategy and company performance and should clearly demonstrate regard for the company's employees, for wider society and be cognisant of the company's licence to operate when considering policy and the overall level of remuneration. We expect remuneration committees to be robust in their approach to developing and implementing remuneration policies, with formal and transparent procedures for developing policies and for determining remuneration packages. Remuneration committees should be comprised of a majority of independent directors with an independent Chair and we expect members to have appropriate experience and knowledge of the business. No executive should be involved in setting their own remuneration.

▪	Where we have significant concerns regarding the company's remuneration policy or reward outcomes we may escalate these concerns through a vote against the Chair or members of the Remuneration Committee.

Director Accountability

We expect to be able to hold boards to account through engagement and regular director re-elections and directors should feel that they are accountable to investors. We encourage individual, rather than bundled, director elections. While our preference is for directors to be subject to re-election annually, we expect re-elections to take place at least every three years. Lengthier board mandates, while not uncommon in some markets, risk divorcing directors from an appropriate sense of accountability. Directors and management should make themselves available for discussions with major shareholders as we expect to have open dialogue to share our perspectives and gain confidence that the individuals are carrying out their roles with appropriate vigour and diligence. A further important element of director accountability to shareholders is that investors should have the right, both formal and informal, to propose and promote individual directors to be considered for election to the board by all shareholders.

▪	We will generally oppose the re-election of non-independent NEDs who are proposed for a term exceeding three years. We may not apply this to directors who are shareholder representatives.

▪	Where we have significant concerns regarding a board member's performance, actions or inaction to address issues raised we may vote against their re-election.

▪	We may vote against directors who decline appropriate requests for meeting without a clear justification.

▪	Where a director has held a position of responsibility at a company which has suffered a material governance failure, we will consider whether we are comfortable to support their re-election at other listed companies.

▪	We will generally support resolutions to discharge the supervisory board or management board members unless we have serious concerns regarding actions taken during the year under review. Where there is insufficient information regarding allegations of misconduct, we may prefer to abstain. In exceptional circumstances we may vote against the discharge resolution to reflect serious ESG concerns if there is not another appropriate resolution.

▪	We will not support the election of directors who are not personally identified but are proposed as corporations.

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Governance

Reporting

A company's board should present a fair, balanced and understandable assessment of the company's position and prospects - financial and non-financial - and of how it has fulfilled its responsibilities. We support the principle of full disclosure of relevant and useful information, subject to issues of commercial confidentiality and prejudice. Boilerplate disclosure should be avoided. We encourage companies to consider using the appropriate globally developed standards and would particularly encourage the use of those created by the Taskforce for Climate related Financial Disclosures (TCFD), the International Integrated Reporting Council (IIRC), the Sustainability Accounting Standards Board (SASB) and the Global Reporting Initiative (GRI). Audited reporting and financial numbers should be published ahead of any relevant shareholder meetings. We continue to monitor the evolving reporting landscape and consider new reporting developments as they emerge, either voluntary or regulatory.

▪	We may consider voting against a company's Annual Report & Accounts if we have concerns regarding timely provision or disclosure.

Political Donations & Lobbying

Companies should be consistent in their public statements and not undermine these in private commentary to market participants or to politicians and regulators. We welcome transparency from companies about their lobbying activities and believe that good companies have nothing to hide in this respect. Similarly we encourage transparency of any political donations that companies deem appropriate - and we expect a clear explanation of why such donations are an appropriate use of corporate funds.

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Governance

Risk & Audit

The board is responsible for determining the company's risk appetite, establishing procedures to manage risk and for monitoring the company's internal controls. We expect boards to conduct robust assessments of the company's material risks and report to shareholders on risks, controls and effectiveness. The introduction of global accounting standards has led to much greater investor confidence in the accounts produced by companies around the world. It has also assisted in creating consistency of reporting across companies, enabling fairer comparisons between different operating businesses. We therefore encourage companies seeking international investment to report under International Financial Reporting Standards (IFRS) or US GAAP. As a firm abrdn supports the continued development of high quality global accounting standards.

An independent audit, delivered by a respected audit firm, is a required element for investor confidence in reporting by companies. We strongly favour meaningful, transparent and informative auditor reports, giving us additional insights into the audit process and accounting outcomes. Audit fees must be sufficient to pay for an appropriately in-depth assurance process. We would be concerned if a company sought to make savings in this respect as the cost in terms of damage to audit effectiveness and confidence in the company's accounts would be much more substantial.

The independence of the auditor and the standard of their work, particularly in challenging management, should be subject to regular assessment that is appropriately disclosed. Even when individuals carrying out the audit are refreshed, we believe that the independence of the audit firm erodes over time and we will encourage a tender process and change of audit firm where an engagement has lasted for an extended period. In order to demonstrate the level of independence, companies should not have the same audit firm in place for more than 20 years.

The relationship with the auditor should be mediated through the audit committee. Where we are significant shareholders, we expect to be consulted on plans to tender and replace auditors.

▪	We will generally vote against the re-election of an auditor which has a tenure of 20 years or over, if there are no plans for rotation in the near term.

▪	We will consider voting against the auditors if we have concerns regarding the accounts presented or the audit procedures used.

▪	We will vote against the approval of auditor fees if we have concerns regarding the level of fees or the balance of non-audit and audit fees.

Remuneration

Remuneration policies and the overall levels of pay should be aligned with strategy, attracting and retaining talent and incentivising the decisions and behaviours needed to create long-term value. The component parts of remuneration should be structured so as to link rewards to corporate and individual performance and they should be considered in the context of the remuneration policies when taken as a whole. We recognise the benefits of simplicity in forming the policy, which should clearly link outcomes and expectations for those receiving the remuneration, as well as external stakeholders. The structure should be transparent and understandable.

A company's annual report should contain an informative statement of remuneration policy which communicates clearly to stakeholders how it has developed and evolved. This should include details of any stress testing that may have been undertaken to understand the policy outcomes for different business scenarios. The remuneration committee should provide a clear description of the application of policy and the outcomes achieved.

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Governance

Base salary should be set at a level appropriate for the role and responsibility of the executive. We discourage increases which are driven by peer benchmarking, and expect increases to be aligned with the wider workforce. Consideration should also be given to the knock on impact to variable remuneration potential. Pension arrangements and benefits should be clearly disclosed. We generally expect pension structures to be aligned with the wider workforce.

A company should structure variable, performance-related pay to incentivise and reward management in a manner that is aligned with the company's sustainable performance and risk appetite over the long term. We expect all variable pay to be capped, preferably as a proportion of base salary. In the UK we expect variable pay to be capped as a proportion of salary. In other markets, if variable pay is capped at a number of shares, we expect the value of grants to be kept under review annually to ensure the value remains appropriate and is not excessive.

Performance metrics used to determine variable pay should be clearly disclosed and aligned with the company's strategy. A significant portion of performance metrics should seek to measure significant improvements in the underlying financial performance of the company. We also encourage the inclusion of non-financial metrics linked to targets which are aligned with the company's progress on its ESG strategy. Where possible we expect these targets to be quantifiable and disclosed.

Variable pay arrangements should incentivise participants to achieve above-average performance through the use of challenging targets. We encourage sliding-scale performance measures and expect performance target ranges to be disclosed to enable shareholders to assess the level of challenge and pay for performance alignment. We expect annual bonus targets to be disclosed retrospectively and encourage the disclosure of long term incentive (LTI) targets at the beginning of the performance period, but at minimum we expect retrospective disclosure. Where bonus or LTI targets are not disclosed due to commercial sensitivity we expect an explanation of why the targets continue to be considered sensitive retrospectively and expect some detail regarding the level of achievement vs target. Where a share price metric is being used, we expect this to be underpinned by a challenging measure of underlying performance.

We encourage settlement of a portion of the annual bonus in shares which are deferred for at least one year.

We expect settlement of long term incentives to be in shares, with rationale provided for any awards settled in cash. Long term incentives should have a performance period of no less than three years. In the UK we expect a further holding period of two years to be applied, and we encourage this in other markets.

We do not generally support restricted share schemes or value creation plans. We will consider supporting the use of restricted share plans which have been structured consistent with the guidelines of the Investment Association.

We expect appropriate malus and clawback provisions to be applied to variable remuneration plans.

We expect shareholding guidelines to be adopted for executive directors and encourage the adoption of post-departure shareholding guidelines.

We expect details of any use of discretion to be disclosed and its use should be justifiable, appropriate and clearly explained. We would expect policies to be sufficiently robust so that discretion is only necessary in exceptional circumstances. We do not generally support exceptional awards, and are particularly sensitive to such awards being granted to reward a corporate transaction.

We expect executive service contracts to provide for a maximum notice period of 12 months. We will consider local best practice provisions related to severance arrangements when voting.

Non-executive fees should reflect the role's level of responsibility and time commitment. We do not support NED's participation in option or performance-related arrangements. However we do support the payment of fees in shares, particularly where conservation of cash is an issue.

In the UK our expectations of companies are aligned with the Investment Association's Principles of Remuneration.

Where significant changes to remuneration arrangements are being considered, we would expect remuneration committees to consult with their largest shareholders prior to finalising any changes. Where any increase to variable remuneration is proposed, we would expect this to be accompanied by a demonstrable increase in the stretch of the targets. Furthermore we expect any increases to remuneration to be subject to shareholder approval.

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Governance

In response to the issues arising from the cost of living crisis being experienced by many people in the UK, we expect companies to focus any additional help towards those members of the workforce who need it most. We expect Remuneration Committees to take into account factors arising from the cost of living crisis when deliberating over executive pay outcomes. We would be concerned by reputational issues arising from decisions made in these unusual circumstances and may make this a factor in our voting decisions at relevant AGMs.

In line with the expectations set out above we will generally vote against the appropriate resolution(s) where:

▪	We consider the overall reward potential or outcome to be excessive.

▪	A significant increase to salary has been granted which is not aligned with the workforce or is not sufficiently justified.

▪	A significant increase to performance-related pay has been granted which is not sufficiently justified, is not accompanied by an increase in the level of stretch required for achievement or results in the potential for excessive reward.

▪	There is no appropriate cap on variable incentive schemes.

▪	Performance targets for annual bonus awards are not disclosed retrospectively and the absence of disclosure is not explained.

▪	Performance targets for long term incentive awards are not disclosed up front and there is no compelling explanation regarding the absence of disclosure or a commitment to disclose retrospectively.

▪	Performance targets are not considered sufficiently challenging, either at threshold, target or maximum.

▪	Relative performance targets allow vesting of awards for below median performance.

▪	Retesting provisions apply.

▪	Incentives that have been conditionally awarded have been repriced or performance conditions changed part way through a performance period.

▪	We have concerns regarding the use of discretion or the grant of exceptional awards.

▪	Pension arrangements are excessive.

▪	Pension arrangements are not aligned with the wider workforce (UK).

Investor Rights

The interests of minority shareholders must be protected and any major, or majority, investor should not enjoy preferential treatment. The structure of ownership or control should minimise the potential for abuse of public shareholders.

Corporate Transactions

Companies should not make significant changes to their structure or nature without being fully transparent to their investors. Shareholders should have the opportunity to vote on significant corporate activity, such as mergers and acquisitions. Where a transaction is with a related party, only independent shareholders should have a vote. Even in markets where no vote is given to shareholders in these circumstances, investors need transparent disclosure of the reasons for any such major change. Companies should expect that shareholders may want to discuss and debate proposed developments

Diversification beyond the core skills of the business needs to be justified as it is more often than not a distraction from operational performance. All major deals need to be clearly explained and justified in the context of the pre-existing strategy and be subject to shareholder approval.

▪	We will vote on corporate transactions on a case by case basis.

Dividends

We will generally support the payment of dividends but will scrutinise the proposed level where it appears excessive given the company's financial position.

Share Capital

The board carries responsibility for prudent capital management and allocation.

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Governance

Share Issuance

We will consider capital raises which are proposed for a specific purpose on a case by case basis but recognise that it can be beneficial for companies to have some general flexibility to issue shares to raise capital. However we expect issuances to be limited to the needs of the business and companies should not issue significant portions of shares unless offering these on a pro-rata basis to existing shareholders to protect against inappropriate dilution of investments.

▪	Where a company seeks a general authority to issue shares we generally expect this to be limited to 25% of the company's share capital for pre-emptive issuances. In the UK we are aligned with the guidance of the Investment Association Share Capital Management Guidelines.

▪	Where a company seeks a general authority to issue shares we generally expect this to be limited to 10% of the company's share capital for non-pre-emptive issuances. In the UK we are aligned with the guidance of the Investment Association Share Capital Management Guidelines and those of the Pre-Emption Group.

▪	We will not generally support share issuances at investment trusts unless there is a commitment that shares would only be issued at a price at or above net asset value.

When considering our votes we will, however, take account of the company's circumstances and any further detail regarding proposed capital issuance authorities prior to voting.

Following changes to the UK’s Pre-Emption Group Guidelines in November 2022, which reflect an increase on previous limits, we will hold the Chair of the company accountable for any perceived misuse of the increased flexibility through a vote against their re-election.

Buyback

We recognise that share buybacks can be a flexible means of returning cash to shareholders.

▪        We will generally support buyback authorities of up to 10% of the issued share capital.

Related Party Transactions

The nature of relations - particularly any related party transactions (RPTs)- with parent or related companies, or other major investors, must be disclosed fully. Related party transactions must be agreed on arm's length terms and be made fully transparent. Where they are material, they should be subject to the approval of independent shareholders.

▪	We will vote against RPTs where there is insufficient transparency of the nature of the transaction, the rationale, the terms or the views and assessment of directors and advisors.

Article/Bylaw amendments

While it is standard to see proposals from companies to amend their articles of association or bylaws, we will review these on a case by case basis. When doing so we expect full transparency of the proposed changes to be disclosed.

▪	We will vote against amendments which will reduce shareholder rights.

Anti-Takeover Defences

There should be no artificial structures put in place to entrench management and protect companies from takeover. The best defence from hostile takeover is strong operational delivery.

▪	We will generally vote against anti-takeover/’poison pill' proposals.

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Governance

Voting Rights

We are strong supporters of the principle of 'one share, one vote' and therefore favour equal voting rights for all shareholders.

▪	We will generally vote against proposals which seek to introduce or continue capital structures with multiple voting rights.

▪	We will consider voting against proposals to raise new capital at companies with multiple share classes and voting rights.

General Meetings

Shareholder meetings provide an important opportunity to hold boards to account not only through voting on the proposed resolutions but also by enabling investors the opportunity to raise questions, express views and emphasise concerns to the entire board. We may make a statement at a company's AGM as a means of escalation to reinforce our views to a company's board.

We welcome the opportunity to attend meetings virtually, being of the view that this can increase participation given obstacles such as location or meeting concentration. However we are not supportive of companies adopting virtual-only meetings as we believe this format reduces accountability. Our preference is for a hybrid meeting format to balance the flexibility of remote attendance with the accountability of an in-person meeting.

▪	We will generally support resolutions seeking approval to shorten the EGM notice period to minimum 14 days, unless we have concerns regarding previous inappropriate use of this flexibility.

▪	We will generally support proposals to enable virtual meetings to take place as long as there is confirmation that the format will be hybrid, with physical meetings continuing to take place (unless prohibited by law). We expect virtual attendees to have the same rights to speak and raise questions as those attending in-person.

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Sustainability

As part of strategic planning, boards need to have oversight of, and clearly articulate, the key opportunities and risks affecting the sustainability of the business model. This includes having a process for, and transparent disclosure of, potential and emerging opportunities and risks and the actions being taken to address them.

The effective management of risks extends to long- term issues that are hard to measure and whose timeframe is uncertain and will include the management of environmental and social issues. We use the UN Global Compact's four areas of focus in assessing how companies are performing in this area.

Specifically we expect companies to be able to demonstrate how they manage their exposures under the following headings.

The Environment

It is generally accepted that companies are responsible for the effects of their operations and products on the environment. The steps they take to assess and reduce those impacts can lead to cost savings and reduce potential reputational damage. Companies are responsible for their impact on the climate and they face increased regulation from world governments on activities that contribute to climate change.

We expect that companies will:

▪	Identify, manage and reduce their environmental impacts.

▪	Understand the impact of climate change along the company value chain.

▪	Develop group-level climate policies and, where relevant, set targets to manage the impact, report on policies, practices and actions taken to reduce carbon and other environmental risks within their operations.

▪	Comply with all environmental laws and regulations, or recognised international best practice as a minimum.

Where we have serious concerns regarding a board’s actions, or inaction, in relation to the environment we will consider taking voting action on an appropriate resolution.

We will use the indicators within the Carbon Disclosure Project to identify companies which are not fulfilling their climate commitments. Where appropriate we will take voting action to encourage better practice among companies which we deem to be laggards.

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Sustainability

Labour and employment

Companies that respect internationally recognised labour rights and provide safe and healthy working environments for employees are likely to reap the benefits. This approach is likely to foster a more committed and productive workforce, and help reduce damage to reputation and a company's license to operate. We expect companies to comply with all employment laws and regulations and adopt practices in line with the International Labour Organization's core labour standards. a minimum.

In particular, companies will:

▪	Take affirmative steps to ensure that they uphold decent labour standards.

▪	Adopt strong health and safety policies and programmes to implement such policies.

▪	Adopt equal employment opportunity and diversity policies and a programme for ensuring compliance with such policies.

▪	Adopt policies and programmes for investing in employee training and development.

▪	Adopt initiatives to attract and retain talented employees, foster higher productivity and quality, and encourage in their workforce a commitment to achieving the company's purpose.

▪	Ensure policies are in place for a company's suppliers that promote decent labour standards, and programmes are in place to ensure high standards of labour along supply chains.

▪	Report regularly on its policy and implementation of managing human capital.

Where we have serious concerns regarding a board's actions, or inaction, in relation to labour and employment we will consider taking voting action on an appropriate resolution.

Human rights

We recognise the impact that human-rights issues can have on our investments and the role we can play in stimulating progress. We draw upon a number of international, legal and voluntary agreements for guidance on human-rights responsibilities and compliance.

Our primary sources are the International Bill of Rights and the core conventions of the International Labour Organisation (ILO), which form the list of internationally agreed human rights, and the UN Guiding Principles on Business and Human Rights (UNGPs), which clarifies the roles of states and businesses. We encourage companies to use the UNGPs Reporting Framework and encourage disclosure in line with this guidance.

We expect companies to:

▪	Continually work to understand their actual and potential impacts on human rights.

▪	Establish systems that actively ensure respect for human rights.

▪	Take appropriate action to remedy any infringements on human rights.

Where we have serious concerns regarding a board's actions, or inaction, in relation to human rights we will consider taking voting action on an appropriate resolution.

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Sustainability

Business ethics

As institutions of wealth and influence, companies have a significant impact on the prosperity of their local communities and the wider world. Having a robust code of ethics and ensuring professional conduct mean companies operate more effectively, particularly when it comes to ethical principles governing decision-making. A company's failure to conform to internationally recognised standards of business ethics on matters such as bribery and corruption, can increase its risk of facing investigation, litigation and fines. This could undermine its license to operate, and affect its reputation and image.

We expect companies to have policies in place to support the following:

▪	Ethics at the heart of the organisation's governance.

▪	A zero-tolerance policy on bribery and corruption.

▪	How people are rewarded, as pay can influence behaviour.

▪	Respect for human rights.

▪	Tax transparency.

▪	Ethical training for employees.

Where we have serious concerns regarding a board's actions, or inaction, related to business ethics we will consider taking voting action on an appropriate resolution.

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Environmental & Social
Resolutions

We will review any resolution at company meetings which ISS has identified as covering environmental and social factors. The following will detail our overarching approach and expectations.

Our approach to vote analysis is consistent across active and quantitative investment strategies:

▪	Review the resolution, proponent and board statements, existing disclosures, and external research.

▪	Engage with the company, proponents, and other stakeholders as required.

▪	Involve thematic experts, regional specialists, and investment analysts in decision-making to harness a wide range of expertise and include all material factors in our analysis.

▪	Ensure consistency by using our own in-house guidance to frame case-by-case analysis.

▪	Monitor the outcomes of votes.

▪	Follow-up with on-going engagement as required.

Given the nature of the topics covered by these resolutions we do not apply binary voting policies. We adopt a nuanced approach to our voting research and outcomes and will consider the specific circumstances of the company concerned. Our objective is not to vote in favour of all shareholder resolutions but to determine the best outcome for the company in the context of the best outcome for our clients. There are instances where we are supportive of the spirit of a resolution however there may be a reason which prevents our support for the proposal. For example, where the purpose of the resolution is unclear, where the wording is overly prescriptive, when suggested implementation is overly burdensome or where the proposal strays too closely to the board's responsibility for setting the company's strategy.

Management Proposals

We are supportive of the steps being taken by companies to provide transparent, detailed reporting of their ESG strategies and targets. While shareholder proposals on environmental and social topics have been common on AGM agendas for several years, an increasing number of companies are presenting management proposals, such as so called 'say on climate' votes, for shareholder approval. While we welcome the intention of accountability behind these votes, we have reservations about the potential for them to limit the scope for subsequent investor challenge and diminish the direct responsibility and accountability of the board and individual directors. We believe it is the role of the board and the executive to develop and apply strategy, including ESG strategies, and we will continue to use existing voting items to hold boards to account on the implementation of these strategies. As active investors we also regularly engage with investee companies on ESG topics and find this dialogue to be the best opportunity to provide feedback.

We will review the appropriateness of ‘say on climate’ votes and consider if other voting mechanisms should be applied to ensure both Boards and Executives apply the appropriate rigour to initiate and deliver strategies to support the climate transition.

Shareholder Proposals

The number of resolutions focused on environmental and social (E&S) issues filed by shareholders continues to grow rapidly. The following provides an overview of some of the factors we consider when assessing the most prevalent themes for shareholder proposals.

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Environmental & Social
Resolutions

Climate Change

We are members of the Net Zero Asset Managers Initiatives and this is reflected in our Active Ownership approach. We encourage the companies in which we invest to demonstrate a robust methodology underpinning Paris aligned goals and targets and are supportive of resolutions that will help companies to achieve this. Once a credible climate strategy is in place, we prioritise evidence of implementation over requests to re-draft strategies and targets after only a year or two.

A growing number of resolutions call on companies to increase the transparency of their reporting on climate-related lobbying. These proposals typically encompass direct lobbying undertaken by the company and indirect lobbying undertaken by trade associations and other organisations of which it is a member or supporter. Lobbying contrary to the objectives of the Paris Agreement is effective in creating climate policy inertia and impeding the transition to net zero economies.

We do not evaluate resolutions in isolation. Our approach recognises the links between corporate governance, strategy and climate approach. Where a company's operational response to climate change is inadequate, the effectiveness of board oversight and corporate governance may also be called into question.

We expect and encourage companies to:

▪	Demonstrate that a robust methodology underpins Paris aligned, net zero goals and targets.

▪	Set targets for absolute emission reduction, not just carbon intensity, to show a clear pathway to net zero.

▪	Report in alignment with the TCFD framework.

▪	Link targets to remuneration and ensure they are reflected in capital expenditure and R&D plans.

▪	Carefully manage climate-related lobbying by ensuring appropriate oversight, transparent disclosure of activities, and alignment of activities with the company's strategy and publicly stated positions.

Diversity & Inclusion

Diversity & Inclusion (D&I) is an important and growing theme for shareholder resolutions. In recent years resolutions have focussed on racial equity audits, pay gap reporting, transparent disclosure of D&I metrics and assessments of the efficacy of D&I programmes.

A racial equity audit is an independent analysis of a company's business practices designed to identify practices that may have a discriminatory effect. We are supportive of racial equity audits in relation to internal and external D&I programmes. It is appropriate that these programmes should have KPIs and audit mechanisms in place to measure and evaluate outcomes. Some proposals request racial equity audits of provision of services. We are aware that measuring provision of service is challenging and gathering racial data on customers can be difficult and inappropriate. There are also multiple different factors that can influence service provision and which could be misconstrued as being racially motivated. We will however, support resolutions which are not unduly prescriptive and allow companies to carry out audits within a reasonable timeframe, at a reasonable cost, and excluding confidential or proprietary information.

We consider standardised gender pay gap disclosure to be an important tool for assessing how companies are addressing gender inequality. Reporting on gender pay gaps across global operations can help companies to remain ahead of the regulatory curve. It also enables them to offer better opportunities and remuneration for women around the world. We are therefore supportive of resolutions which are likely to deliver these benefits. Proposals must be carefully drafted to achieve these outcomes. For instance, in the past we have been unable to support resolutions which called for global median gender and racial pay gap reporting as it was unclear how this would reveal potential pay disparities at a local level and how it could be implemented by companies with operations in jurisdictions where collection of racial identity data is illegal.

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Environmental & Social
Resolutions

In the US market we support public disclosure of EEO-1 forms by companies. The EEO-1 form details a comprehensive breakdown of workforce by race and gender according to ten employment categories. The form is submitted privately to the US Equal Employment Opportunity Commission on an annual basis. When publicly disclosed, it offers investors and other stakeholders data in a standardised and comparable form. We have used our engagement programme to ask the companies in which we invest to disclose this form for their US operations while making it central to our D&I voting approach and supporting resolutions that request it.

Human Rights

As a supporter of the UN Guiding Principles on Business and Human Rights (UNGPs), we expect companies to demonstrate how human rights due diligence is conducted across operations, services, product use and the supply chain. Companies can have a significant impact on human rights directly through operations and provision of services, and indirectly through product use and the supply chain. In recent years the sale and end-use of controversial technologies, such as facial recognition software, has emerged as a prominent theme.

We expect and encourage companies to:

▪	Have robust due diligence processes to assess the actual and potential human rights impacts of their operations, services, product use and supply chain.

▪	Conduct customer and supplier vetting processes commensurate with the risk of human rights abuse.

▪	Publicly disclose information about the operation of these processes and utilise the UNGPs' Reporting Framework. This will improve the standard and consistency of human rights reporting and enable more informed investment decision making.

Corporate Lobbying & Political Contributions

Corporate lobbying and political contributions are a recurrent theme of shareholder resolutions, particularly in the US. These proposals typically encompass direct lobbying undertaken by the company and indirect lobbying undertaken by trade associations and other organisations of which it is a member or supporter. Proposals may also request the disclosure of more information regarding the process and rationale for political contributions. We expect companies to make transparent, consolidated disclosures of direct and indirect lobbying and political expenditure. This disclosure should be underpinned by a coherent policy that: explains public policy priorities and the rationale for associated expenditure, identifies the management positions responsible for public policy engagement, and provides appropriate mechanisms for board oversight. These measures should mitigate the risks associated with corporate lobbying and political contributions, protecting the interest of shareholders and other stakeholders.

Nuclear Energy

In the Japanese market nuclear energy is a recurrent theme of shareholder resolutions. The Japanese government is seeking to reduce the nation's reliance on coal and its energy strategy presents safe nuclear power generation as an important source of base-load power. In this context, resolutions which seek to limit or cease the nuclear operations of an individual company do not appear to be in the best interests of shareholders and other stakeholders. The health & safety risks associated with nuclear energy are high, must be managed carefully across the industry, and are an important consideration in our voting.

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Important Information

This document is strictly for information purposes only and should not be considered as an offer, investment recommendation, or solicitation, to deal in any of the investments or funds mentioned herein and does not constitute investment research. abrdn does not warrant the accuracy, adequacy or completeness of the information and materials contained in this document and expressly disclaims liability for errors or omissions in such information and materials.

Any research or analysis used in the preparation of this document has been procured by abrdn for its own use and may have been acted on for its own purpose. The results thus obtained are made available only coincidentally and the information is not guaranteed as to its accuracy. Some of the information in this document may contain projections or other forward looking statements regarding future events or future financial performance of countries, markets or companies. These statements are only predictions and actual events or results may differ materially. The reader must make their own assessment of the relevance, accuracy and adequacy of the information contained in this document and make such independent investigations, as they may consider necessary or appropriate for the purpose of such assessment. This material serves to provide general information and is not meant to be investment, legal or tax advice for any particular investor. No warranty whatsoever is given and no liability whatsoever is accepted for any loss arising whether directly or indirectly as a result of the reader, any person or group of persons acting on any information, opinion or estimate contained in this document. abrdn reserves the right to make changes and corrections to any information in this document at any time, without notice. This material is not to be reproduced in whole or in part without the prior written consent of abrdn.

Applying ESG and sustainability criteria in the investment process may result in the exclusion of securities within the universe of potential investments. The interpretation of ESG and sustainability criteria is subjective meaning that products may invest in companies which similar products do not (and thus perform differently) and which do not align with the personal views of any individual investor. Furthermore, the lack of common or harmonized definitions and labels regarding ESG and sustainability criteria may result in different approaches by managers when integrating ESG and sustainability criteria into investment decisions. This means that it may be difficult to compare strategies within ostensibly similar objectives and that these strategies will employ different security selection and exclusion criteria. Consequently, the performance profile of otherwise similar vehicles may deviate more substantially than might otherwise be expected. Additionally, in the absence of common or harmonized definitions and labels, a degree of subjectivity is required and this will mean that a product may invest in a security that another manager or an investor would not.

abrdn plc is registered in Scotland (SC286832) at 1 George Street, Edinburgh EH2 2LL.

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